                                                                     EXHIBIT 3.4


                     THIRD AMENDED AND RESTATED AGREEMENT

                                      OF

                              LIMITED PARTNERSHIP

                                      OF

                           MUZAK LIMITED PARTNERSHIP

                        (formerly, MLP Operating, L.P.)



     THE LIMITED PARTNERSHIP INTERESTS IN THE PARTNERSHIP REFERRED TO IN THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF WASHINGTON CHAPTER 21.20 RCW, AS AMENDED, THE ILLINOIS SECURITIES LAW OF 1953, AS AMENDED, CHAPTER 815, AND THE SECURITIES ACT OF COLORADO CHAPTER 11-51. THE SALE OR OTHER DISPOSITION OF THE LIMITED PARTNERSHIP INTERESTS IS RESTRICTED, AS STATED IN THE LIMITED PARTNERSHIP AGREEMENT. BY ACQUIRING THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT, EACH LIMITED PARTNER REPRESENTS THAT HE HAS ACQUIRED SUCH INTERESTS FOR INVESTMENT AND THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF SUCH LIMITED PARTNERSHIP INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACT AND THE RULES AND REGULATIONS THEREUNDER.
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                               TABLE OF CONTENTS
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
ARTICLE I      DEFINITIONS...................................................  2

ARTICLE II     ORGANIZATION.................................................. 24

     Section 2.01         Formation of the Partnership....................... 24
     Section 2.02         Initial Contributions.............................. 25
     Section 2.03         Additional Capital Contributions................... 25
     Section 2.04         Name............................................... 26
     Section 2.05         Place of Business.................................. 26
     Section 2.06         Registered Office and Registered Agent............. 27


ARTICLE III    PURPOSES...................................................... 27

     Section 3.01         Purposes and Business.............................. 27
     Section 3.02         Powers............................................. 27
     Section 3.03         Changes in the Tax Laws............................ 28

ARTICLE IV     TERM OF THE PARTNERSHIP....................................... 31

ARTICLE V      CAPITAL ACCOUNTS.............................................. 31

     Section 5.01         Capital Contributions.............................. 31
     Section 5.02         Capital Accounts................................... 31
     Section 5.03         Negative Capital Accounts.......................... 35
     Section 5.04         General Partners Not Liable
                          for Return of Capital.............................. 35


ARTICLE VI     PROFITS AND LOSSES; DISTRIBUTIONS............................. 36

     Section 6.01         Fiscal Year; Fiscal Period;
                          Taxable Year....................................... 36
     Section 6.02         Accounting Method.................................. 36
     Section 6.03         Allocations for Capital Account Purposes........... 36
     Section 6.04         Allocations for Tax Purposes....................... 42
     Section 6.05         Distributions...................................... 44

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ARTICLE VII    MANAGEMENT.................................................... 52
     Section 7.01         Management and Control of
                          the Partnership.................................... 52
     Section 7.02         Powers of the Managing General Partner............. 53
     Section 7.03         Title to Assets of the Partnership................. 55
     Section 7.04         Other Business Activities of Partners.............. 56
     Section 7.05         Transactions with the General Partners
                          or Affiliates...................................... 56
     Section 7.06         Exculpation; Indemnification....................... 56
     Section 7.07         Other Matters Concerning the
                          General Partners................................... 59
     Section 7.08         Resolution of Conflicts of Interest................ 60


ARTICLE VIII   LIMITED PARTNERS.............................................. 61
     Section 8.01         Liability of Limited Partners...................... 61
     Section 8.02         No Management by Limited Partners.................. 61
     Section 8.03         No Mention of Limited Partners..................... 62
     Section 8.04         Employees, Agents or Officers
                          of the Partnership or a General
                          Partner............................................ 62


ARTICLE IX     COMPENSATION AND EXPENSES..................................... 62
     Section 9.01         Compensation to the General Partners............... 62
     Section 9.02         Direct and Indirect Expenses; Expenses
                          in Connection with the Organization
                          and Operation of Partnership....................... 62

ARTICLE X      FINANCIAL MATTERS............................................ 63
     Section 10.01        Books and Records.................................. 63
     Section 10.02        Financial Statements and Information............... 64
     Section 10.03        Accounting Decisions............................... 65
     Section 10.04        Place Maintained................................... 65
     Section 10.05        Preparation of Tax Returns......................... 65
     Section 10.06        Tax Elections...................................... 65
     Section 10.07        Tax Matters Partner................................ 66
     Section 10.08        Confidentiality.................................... 66


ARTICLE XI     TRANSFER OF UNITS OF GENERAL PARTNER
               INTEREST AND LIMITED PARTNER INTEREST;
               ADMISSION OF NEW PARTNERS.................................... 67

     Section 11.01        Transfer of Units of General
                          Partner Interest................................... 67
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
     Section 11.02        Admission of an Additional or
                          Successor General Partner.........................  68
     Section 11.03        Transfer of Units of Limited Partner
                          Interest..........................................  71
     Section 11.04        Rights of First Refusal for Units of
                          Partner Interest Owned by Class A
                          Limited Partners, the Managing General
                          Partner, Preferred Interest Limited
                          Partners, holders of Class B Conversion
                          Units or Class C-1 Limited Partners...............  75
     Section 11.05        Rights of First Refusal for Units of
                          Partner Interest (other than Class B
                          Conversion Units) Owned by Class B
                          Limited Partners or the Administrative
                          General Partner...................................  78
     Section 11.06        Bring Along.......................................  83
     Section 11.07        Put Option........................................  86
     Section 11.08        Right to Purchase on Termination of
                          Employment........................................  90
     Section 11.09        Allocations and Distributions Subsequent
                          to Assignment.....................................  93
     Section 11.10        Admission of Substituted Limited
                          Partners; Assignees...............................  94
     Section 11.11        Admission of Additional Partners..................  96
     Section 11.12        Purchase of Additional Units Upon the
                          Cash Settlement of Performance Options............ 100
     Section 11.13        Participation by Barclays with respect
                          to Put/Call Units................................. 100
     Section 11.14        Ownership of the Administrative
                          General Partner................................... 101
     Section 11.15        Certain Adjustments............................... 102


ARTICLE XII     DISSOLUTION AND LIQUIDATION................................. 102

     Section 12.01        No Dissolution.................................... 102
     Section 12.02        Events Causing Dissolution........................ 102
     Section 12.03        Dissolution....................................... 103
     Section 12.04        Liquidation....................................... 103
     Section 12.05        Termination of Partnership........................ 105


ARTICLE XIII    AMENDMENTS.................................................. 105

     Section 13.01        Amendments To Be Adopted Solely by
                          the Managing General Partner...................... 105
     Section 13.02        Amendment Procedures.............................. 107
     Section 13.03        Amendment Restrictions............................ 108

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
     Section 13.04  Limitations on Voting Rights of
                    Preferred Interest Limited Partners,
                    Class C Limited Partners and Class C-1
                    Limited Partners ........................ 108
     Section 13.05  Further Amendment Restrictions........... 110


ARTICLE XIV    POWER OF ATTORNEY ............................ 111


ARTICLE XV     REGISTRATION RIGHTS .......................... 113

     Section 15.01  Required Registration by Holdings;
                    Partnership Registration ................ 113
     Section 15.02  Limitation on Registration .............. 119
     Section 15.03  Limitations on Sales Before or
                    After Registration ...................... 120
     Section 15.04  Cooperation by Holders .................. 120
     Section 15.05  Indemnification ......................... 121
     Section 15.06  Registration Rights upon Incorporation
                    of the Partnership ...................... 125


ARTICLE XVI    INCORPORATION OF THE PARTNERSHIP;
               THE CLASS C LIMITED PARTNER INTEREST ......... 126

     Section 16.01  Incorporation of the Partnership ........ 126
     Section 16.02  Exchange or Retirement of the Class C
                    Limited Partner Interests ............... 128
     Section 16.03  Designation by Class C Limited
                    Partners ................................ 129
     Section 16.04  Covenants ............................... 130
     Section 16.05  Debt Financing Agreements ............... 133


ARTICLE XVII   THE CLASS C-1 LIMITED PARTNER INTEREST ....... 134

     Section 17.01  Incorporation of the Partnership ........ 134
     Section 17.02  Exchange or Retirement of the Class C-1
                    Limited Partner Interests ............... 135
     Section 17.03  Designation by Class C-1 Limited
                    Partners ................................ 138
     Section 17.04  Covenants ............................... 138
     Section 17.05  Debt Financing Agreements ............... 141
     Section 17.06  Notice of Election; Class C-1
                    Participation Event; Class C-1 Accrual
                    Event ................................... 142


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
ARTICLE XVIII  MISCELLANEOUS PROVISIONS ..................... 144

     Section 18.01  Additional Actions and Documents......... 144
     Section 18.02  Notices.................................. 144
     Section 18.03  Severability............................. 145
     Section 18.04  Survival................................. 145
     Section 18.05  Waivers.................................. 145
     Section 18.06  Exercise of Rights....................... 146
     Section 18.07  Binding Effect........................... 146
     Section 18.08  Consent of Limited Partners.............. 146
     Section 18.09  Entire Agreement......................... 146
     Section 18.10  Pronouns................................. 147
     Section 18.11  Headings................................. 147
     Section 18.12  Governing Law............................ 147
     Section 18.13  Execution in Counterparts................ 147


ARTICLE XIX    PREFERRED LIMITED PARTNER INTERESTS .......... 148

     Section 19.01  Incorporation of the Partnership......... 148
     Section 19.02  Priority to Distributions................ 148
     Section 19.03  Bring Along.............................. 149
     Section 19.04  Redemption............................... 150
     Section 19.05  Conversion............................... 152


ARTICLE XX     EXECUTION..................................... 154


Schedule I   - Unit Register (which includes Partners
               and Capital Contributions) as of
               November 4, 1994
Exhibit A    - Form of Limited Partner Interest Certificate
Exhibit B    - Form of General Partner Interest Certificate
Exhibit C    - Form of Unit Register
Exhibit D    - Form of Class C Exchange Note
Exhibit E    - Form of Confidentiality Agreement
Exhibit F    - Form of Class C-1 Exchange Note
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                                       v

                     THIRD AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                           MUZAK LIMITED PARTNERSHIP
                        (formerly, MLP Operating, L.P.)


          This THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MUZAK LIMITED PARTNERSHIP (formerly, MLP Operating, L.P.) (the "Partnership"), dated as of November 4, 1994, is made and entered into by and among MLP Acquisition, L.P., a Delaware limited partnership, as managing general partner (the "Managing General Partner"), MLP Administration Corp., a Delaware corporation, as administrative general partner (the "Administrative General Partner"), MLP Holdings L.P., a Delaware limited partnership ("Holdings"), as the Class A-1 Limited Partner, those Persons listed on Schedule I hereto as Class A-2 Limited Partners, those Persons listed on Schedule I hereto as Class B Limited Partners, those Persons listed on Schedule I hereto as Preferred Interest Limited Partners, MLP Sales Limited Partnership, a Delaware limited partnership ("MLP Sales"), as the Class C Limited Partner, Comcast Sound Communications, Inc., a Colorado corporation, and Comcast Sound Communications, Inc., an Illinois corporation (the "Contributing Parties"), as the Class C-1 Limited Partners, and all other Persons who shall in the future become Partners, in accordance with the provisions hereof, and who are listed as such on the books and records of the Partnership;


                              W I T N E S S E T H:


          WHEREAS, the Managing General Partner heretofore has formed the Partnership by filing a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on February 18, 1992 and entering into an agreement of limited partnership of the Partnership dated as of February 18, 1992 (the "Original Agreement"), by and between the Managing General Partner and Centre Capital Investors L.P., as the initial limited partner;

          WHEREAS, an Amended and Restated Agreement of Limited Partnership of the Partnership was entered into as of September 4, 1992 (the "First Restated Agreement"), and a Second Amended and Restated Agreement of Limited Partnership was entered into as of January 31, 1994 (the "Second Restated Agreement");

          WHEREAS, the Partners desire to admit the Preferred Interest Limited Partners as additional Partners by issuance of

Preferred Limited Partner Interests to the Preferred Interest Limited Partners; and

          WHEREAS, the Partners desire to amend and restate in its entirety the Second Restated Agreement as hereinafter set forth;

          NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, the Partners hereby amend and restate the Second Restated Agreement in its entirety, and it is hereby agreed as follows:


                                   ARTICLE I

                                 DEFINITIONS

          Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

          Adjusted Capital Account Deficit: Adjusted Capital Account Deficit shall mean, with respect to any Units, the deficit balance, if any, in the Capital Account maintained for such Units as of the end of the relevant Fiscal Year (or as of any other relevant determination date), after giving effect to the following adjustments solely for this purpose:

               (i) Increase such Capital Account by the sum of (x) any amounts which are required to be contributed to the Partnership (pursuant to the terms of this Agreement or otherwise) with respect to such Units or which are deemed to be required to be contributed as provided in Section 1.704-1(b)(2)(iv)(c) or Section 1.704-1(b)(2)(iv)(d)(2) of the Treasury Regulations with respect to such Units, plus (y) the share of Minimum Gain allocable to such Units at the time of determination computed as provided in Section 1.704-2(g)(1) or Section 1.704-2(i)(5), as applicable, of the Treasury Regulations; and

               (ii) Reduce such Capital Account by the amount of any Partnership items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
     (6) of the Treasury Regulations.

          Affiliate: Any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies


                                       2
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of a Person, whether through ownership of voting securities, by contract or otherwise.

          Agreed Value: The Agreed Value, with respect to any Contributed Property, means the fair market value of such property (taking into account
Section 7701(g) of the Code) when contributed or when revalued for purposes of maintaining Capital Accounts as provided in Section 5.02(c) hereof, in either case as determined by the Managing General Partner using such reasonable method of valuation as may be adopted by the Managing General Partner. The aggregate initial Agreed Value of the Contributed Properties transferred to the Partnership by the Class C Limited Partner was the sum of Eight Million Dollars ($8,000,000). The aggregate initial Agreed Value of the Contributed Properties contributed to the Partnership by the Class C-1 Limited Partners is the sum of Five Million Dollars ($5,000,000). The Managing General Partner shall allocate the Agreed Value of any Contributed Properties among each separate item of property constituting a Contributed Property by whatever method the Managing General Partner deems reasonable.

          Agreement: This Third Amended and Restated Agreement of Limited Partnership, as it may be further amended, supplemented or restated from time to time.

          Assignee: A Person to whom a Partner shall have Transferred Units of its Partner Interest and who has not become a Partner by reason of at least one General Partner's refusal (and, with respect to the admission of an additional or successor General Partner, the refusal of the Partners, by a Majority Vote) to consent to the admission of such Person to the Partnership as a Substituted Limited Partner or additional or successor General Partner, as the case may be, of the Partnership.

          Bankruptcy: The Bankruptcy of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or the filing by a Partner of an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of his creditors or the admission by a Partner in writing of his inability to pay his debts as they mature, (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary readjustment of his debts under any other federal or state insolvency law, provided that the same

                                       3
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shall not have been vacated, set aside or stayed within such 60-day period, or
(iv) the entry against a Partner of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

          Barclays:   Barclays Bank PLC, New York Branch, except with respect to
171,281 Put/Call Units as to which Barclays shall mean Exeter. Notwithstanding the foregoing, (a) in the event that Barclays Bank PLC, New York Branch shall transfer its rights with respect to any or all of its Put/Call Units under the Put and Call Option Agreement to Barclays Capital Corporation or any other Affiliate of Barclays Bank PLC, New York Branch which is a permitted transferee of Barclays Bank PLC, New York Branch under the Put and Call Option Agreement, any reference in this Agreement with respect to Barclays Bank PLC, New York Branch in its capacity as a party to the Put and Call Option Agreement shall, with respect to such Units, thereafter mean such transferee, and (b) in the event that Exeter shall transfer its rights with respect to any or all of its Put/Call Units under the Exeter Option Agreement, dated as of the date hereof, between the Partnership and Exeter (the "Exeter Option Agreement"), to any Affiliate of Exeter which is a permitted transferee of Exeter under the Exeter Option Agreement, any reference in this Agreement with respect to Exeter in its capacity as a party to the Exeter Option Agreement shall, with respect to such Units, thereafter mean such transferee.

          Barclays Bank PLC:  Barclays Bank PLC, New York Branch.

          Barclays Letter Agreement: That certain letter agreement, dated as of September 4, 1992, among Barclays Bank PLC, the Partnership, and the Managing General Partner with respect to the registration rights and certain other matters pertaining to the Put/Call Units, as such letter agreement may be amended, supplemented or restated from time to time.

          Book-Tax Disparity: Book-Tax Disparity shall mean the difference between a Capital Account balance, as maintained pursuant to Section 5.02 hereof, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Values of Contributed Properties, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

          Capital Account: Capital Account shall have the meaning ascribed to such term in Section 5.02 hereof.

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          Capital Contribution:  Capital Contribution, with respect to any
Partner, shall mean the cumulative amount of cash and cash equivalents and the Net Agreed Value of any Contributed Property contributed to the Partnership with respect to the interest held by such Partner in the Partnership. The aggregate Capital Contribution of the Class C Limited Partners is the Net Agreed Value of the Contributed Properties transferred to the Partnership by MLP Sales in consideration for the receipt of the Class C Limited Partner Interests; and the Capital Contribution of the Class C-1 Limited Partners is the Net Agreed Value of the Contributed Properties transferred to the Partnership by such Limited Partners in consideration for the receipt of the Class C-1 Limited Partner Interests.

          Carrying Value: The Carrying Value shall mean (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property, reduced (but not below zero) by all deductions for depreciation, cost recovery or amortization (in each case computed as set forth in clause (iv) of the definition of "Net Income or Net Loss") that are reflected on the Partnership's books with respect to such Contributed Property as of the time of determination, and (b) in the case of any other property of the Partnership, the adjusted basis of such property for federal income tax purposes as of the time of determination.

          Cause: Cause in connection with a termination of employment of a Class B Limited Partner or Preferred Interest Limited Partner by the Partnership shall mean, except as otherwise provided in any employment agreement between such Class B Limited Partner or Preferred Interest Limited Partner and the Partnership (in which case the term Cause as used herein with respect to such Partner shall have the meaning ascribed to it therein), (i) the willful and continued failure by such Partner to perform substantially his duties to the Partnership (other than any such failure resulting from his Disability) within thirty days after a written demand for substantial performance is delivered to such Partner by the Partnership or the Managing General Partner, which demand specifically identifies the manner in which the Partnership or the Managing General Partner believes that such Partner has not substantially performed his duties, (ii) the conviction by a court of competent jurisdiction of such Partner of any offense, regardless of classification, related to such Partner's duties and responsibilities to the Partnership, (iii) the negligent performance by such Partner of his duties to the Partnership if such negligent performance is reasonably determined by the Partnership or the Managing General Partner to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of the Partnership, or (iv) the conviction of such Partner by a

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court of competent jurisdiction of a felony. It is expressly agreed and understood that any participation by or involvement of a Class B Limited Partner or Preferred Interest Limited Partner in the decision of the Administrative General Partner to withhold its consent to the admission of a Substituted Limited Partner shall not constitute any grounds for cause in connection with a termination of employment of such Partner.

          Certificate of Limited Partnership: The Certificate of Limited Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the office of the Secretary of State of the State of Delaware, as required under the Delaware RULPA.

          Class A Limited Partner Interests or Class A Limited Partner Interest:
The issued and outstanding Limited Partner Interests owned as of a given date by the Class A Limited Partners.

          Class A Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Class A-1 and A-2 Limited Partners.

          Class A Preferred Stock: Class A Preferred Stock shall have the meaning set forth in Section 19.01 hereof.

          Class A-1 Limited Partner Interests or Class A-1 Limited Partner
Interest: The issued and outstanding Limited Partner Interests owned as of a given date by the Class A-1 Limited Partners.

          Class A-1 Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Class A-1 Limited Partners.

          Class A-2 Limited Partner Interests or Class A-2 Limited Partner
Interest: The issued and outstanding Limited Partner Interests owned as of a given date by the Class A-2 Limited Partners.

          Class A-2 Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Class A-2 Limited Partners.

          Class B Conversion Units: Class B Conversion Units shall mean Units of Class B Limited Partner Interest issued upon a conversion of Units of Preferred Limited Partner Interest.

          Class B Limited Partner Interests or Class B Limited Partner Interest:
The issued and outstanding Limited Partner Interests owned as of a given date by the Class B Limited Partners.

          Class B Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Class B Limited Partners.

          Class C Exchange Notes: Class C Exchange Notes shall have the meaning set forth in Section 16.02(a).

          Class C Exchange Note Subordination Agreement: The Exchange Note Subordination Agreement, dated as of September 4, 1992, among the Partnership, Barclays Bank PLC, UBS-NY and Muzak Limited Partnership (now known as MLP Sales Limited Partnership), as such agreement may be amended, supplemented or restated from time to time.

          Class C Limited Partner Interests or Class C Limited Partner Interest:
The issued and outstanding Limited Partner Interests owned as of a given date by the Class C Limited Partners.

          Class C Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Class C Limited Partners.

          Class C Liquidation Preference: Class C Liquidation Preference as at any time shall mean an amount equal to the sum of (A) Eight Million Dollars ($8,000,000) and (B) the then accrued Class C Return. It is acknowledged that the Class C Liquidation Preference is subject to setoff to the extent provided in Article X of the Asset Purchase Agreement and the "Setoff Procedure" referred to in the Asset Purchase Agreement. Class C Liquidation Preference per Unit at any time shall mean an amount equal to the then Class C Liquidation Preference divided by the number of outstanding Units of Class C Limited Partner Interest.

          Class C Preferred Stock: Class C Preferred Stock shall have the meaning set forth in Section 16.02(b).

          Class C Return: Class C Return shall mean a return computed and compounded annually (with appropriate daily proration in the event of calculation in respect of partial years) at the annual rate of 7% on the then Class C Liquidation Preference, provided that in the event that the Class C Liquidation Preference shall not be paid at the required time, pursuant to the provisions of Section 16.02(c), then such annual rate shall thereafter be increased to 9%. Notwithstanding anything herein to the contrary, the Class C Return shall be computed and shall compound from and including August 31, 1992.

          Class C-1 Accrual Event: Class C-1 Accrual Event shall have the meaning set forth in Section 17.06(c) hereof.

          Class C-1 Exchange Notes: Class C-1 Exchange Notes shall have the meaning set forth in Section 17.02(a).

          Class C-1 Exchange Note Subordination Agreement: The Exchange Note Subordination Agreement, dated as of January 31, 1994, among the Partnership, UBS-NY, Internationale Nederlanden (U.S.) Capital Corporation, Barclays Bank PLC and the Contributing Parties, as such agreement may be amended, supplemented or restated from time to time.

            Class C-1 Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Class C-1 Limited Partners.

            Class C-1 Limited Partner Interests or Class C-1 Limited Partner
Interest: The issued and outstanding Limited Partner Interests owned as of a given date by the Class C-1 Limited Partners.

            Class C-1 Liquidation Preference: Class C-1 Liquidation Preference as at any time shall mean an amount equal to the sum of (A) Five Million Dollars ($5,000,000) and (B) the then accrued Class C-1 Return; provided, however, that at any time when the Capital Account balances of the Class C-1 Limited Partners are less than Five Million Dollars ($5,000,000), the Class C-1 Liquidation Preference shall mean an amount equal to the sum of (1) the Capital Account balances of the Class C-1 Limited Partners at that time and (B) the then accrued Class C-1 Return; provided further, however, that the Class C-1 Liquidation Preference shall become zero and shall be eliminated (but this shall not affect the Capital Account balances of the Class C-1 Limited Partners), and the portion thereof consisting of the then accrued Class C-1 Return shall be cancelled, extinguished and forfeited, in each case without any further action by the Partnership or the Class C-1 Limited Partner, upon the occurrence of the Class C-1 Participation Event. Class C-1 Liquidation Preference per Unit at any time shall mean an amount equal to the then Class C-1 Liquidation Preference divided by the number of outstanding Units of Class C-1 Limited Partner Interest.

          Class C-1 Participation Amount: Class C-1 Participation Amount shall mean 1,429,933 Units of Class C-1 Limited Partner Interest (representing the difference of (i) a fraction the numerator of which is 16,444,232 (representing the sum of the number of Units of Class A Partner Interests, Class B Partner Interests and Put/Call Units outstanding as of the date of the Second Restated Agreement and the number of Protected Units (as defined in the Second Restated Agreement) issued as of the date hereof) and the denominator of which is 0.92, and (ii) 16,444,232. If prior to the occurrence of a Class C-1 Participation Event there has been a distribution on Units of Partner Interest payable in Units or a split-up or a recombination of Units of Partner Interest or other similar transaction, the Class C-1 Participation Amount shall be appropriately adjusted, in the same manner as the Units of Class A Limited Partner Interest and Class B Limited Partner Interest, to give effect to such transaction.

          Class C-1 Participation Event: Class C-1 Participation Event shall mean the Partnership not having received the Notice of Election from the Class C-1 Limited Partner pursuant to Section 17.06(a) hereof on or before the Class C-1 Preference Election Date following the Partnership giving its first notice to the Class C-1 Limited Partners pursuant to Section 15.01(a)(i) hereof.

          Class C-1 Participation Option: Class C-1 Participation Option shall have the meaning set forth in Section 17.02(c)(iii).

          Class C-1 Preference Election Date: Class C-1 Preference Election Date shall mean the date which is thirty (30) days after the first time notice is given by the Partnership to the Class C-1 Limited Partner pursuant to Section 15.01(a)(i) hereof.

          Class C-1 Preferred Stock: Class C-1 Preferred Stock shall have the meaning set forth in Section 17.02(b).

          Class C-1 Return: Class C-1 Return shall mean a return computed and compounded annually (with appropriate daily proration in the event of calculation in respect of partial years) at the annual rate of 7% on the then Class C-1 Liquidation Preference which, solely for this purpose, shall be determined as the sum of (A) Five Million Dollars ($5,000,000) and (B) the then accrued Class C-1 Return, irrespective of the then Capital Account balances of the Class C-1 Limited Partners, provided that in the event that the Class C-1 Liquidation Preference shall not be paid at the required time pursuant to the provisions of

Section 17.02(c) hereof, then such annual rate shall thereafter be increased to 10%. Notwithstanding the preceding sentence, the Class C-1 Return shall cease to accrue, and any amount theretofore added to the Class C-1 Liquidation Preference in respect of the Class C-1 Return shall be cancelled, extinguished and forfeited, in each case without any further action by the Partnership or the Class C-1 Limited Partner, upon the occurrence of the Class C-1 Participation Event.

          Code: The Internal Revenue Code of 1986, as amended and in effect from time to time, or the applicable corresponding provision or provisions of any successor law.

          Comcast Agreement: The Asset Purchase and Contribution Agreement dated as of November 24, 1993 among the Partnership, Comcast Corporation, Comcast Sound Communications, Inc., a Delaware corporation, Comcast Sound Communications, Inc., a California corporation, Comcast Sound Communications, Inc., a Connecticut corporation, Comcast Sound Communications, Inc., a Florida corporation, Comcast Sound Communications, Inc., a Texas corporation, Comcast Sound Communications, Inc., a Michigan corporation, Comcast Sound Communications, Inc., a New York corporation, Comcast Sound Communications, Inc., a Pennsylvania corporation, Comcast Sound Communications, Inc., an Illinois corporation, Comcast Sound Communications, Inc., an Indiana corporation, Comcast Sound Management, Inc., Comcast sound Communications, and Comcast Real Estate Holdings, Inc., as it may be amended, supplemented or restated from time to time.

          Contributed Property: Contributed Property shall mean each Partner's interest in each property or other consideration, in such forms as may be permitted by the Delaware RULPA, including without limitation promissory notes of the Partnership but excluding cash and cash equivalents, contributed to the Partnership by such Partner (or deemed contributed to the Partnership in connection with a revaluation of Partnership property for capital account purposes pursuant to Section 5.02(c) hereof).

          Conversion Units: shall mean up to 5,000,000 Units (subject to adjustment as provided in the Guaranteed Note) of Class A-2 Partner Interest to be issued to UBS-NY (or an Affiliate thereof to whom assignment of the Guaranteed Note is permitted in accordance with the terms thereof (a "UBS Holder")) if the Guaranteed Loan is converted pursuant to Section 8.1(a) of the Guaranteed Note or Holdings if the Guaranteed Loan is converted pursuant to
Section 8.1(c) of the Guaranteed Note.

          Delaware RULPA: The Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S) 17-101, et seq., as amended and in effect from time to time, or the applicable corresponding provision or provisions of any successor law.

          Disability: Disability, with respect to a Class B Limited Partner, shall mean, except as otherwise provided in any employment agreement between such Class B Limited Partner and the Partnership (in which case the term Disability as used herein with respect to such Class B Limited Partner shall have the meaning ascribed to it therein), the inability of such Class B Limited Partner to perform substantially his duties and responsibilities to the Partnership by reason of a physical or mental disability or infirmity (i) for a continuous period of four months or (ii) at such earlier time as such Class B Limited Partner submits satisfactory medical evidence that such Class B Limited Partner has a physical or mental disability or infirmity that will likely prevent such Class B Limited Partner from substantially performing his duties and responsibilities for four months or longer. The date of such Disability shall be on the last day of such four-month period or the day on which such Class B Limited Partner submits such evidence, as the case may be.

          Earn-Out Note: Earn-Out Note shall have the meaning ascribed to such term in the Field Agreement.

          Earn-Out Payment: Earn-Out Payment shall have the meaning ascribed to such term in the Field Agreement.

          Encumbrances: Encumbrances shall mean any and all liens, claims, charges, security interests, options or other legal or equitable encumbrances.

          Exchange Act: The Securities Exchange Act of 1934, as amended and in effect from time to time, or the applicable corresponding provision or provisions of any successor law.

          Exeter:   Exeter Venture Lenders, L.P.

          Fair Market Value: Fair Market Value shall mean, with respect to a Partner Interest, (a) in the case of the Class C Limited Partner Interests, the Class C Liquidation Preference, (b) in the case of the Class C-1 Limited Partner Interests, the Class C-1 Liquidation Preference until the occurrence of the Class C-1 Participation Event, (c) in the case of Preferred Limited Partner Interests, the Preferred Interest Liquidation Preference, and (d) in the case of any other Partner Interest (other than the Managing General Partner's Partner Interest), including Class B Conversion Units and the Class C-1 Partner

Interests after the occurrence of the Class C-1 Participation Event, the fair market value thereof as determined in good faith by the Managing General Partner; provided, however, that in the event any Partner disagrees with any such valuation, such Partner shall, within twenty business days, submit to the Managing General Partner his or its proposed valuation and the Managing General Partner and such Partner shall in good faith attempt to agree upon a valuation for the Partner Interest. In the event that the Managing General Partner and such Partner shall be unable to agree within twenty business days, the Managing General Partner and such Partner shall mutually agree upon the selection of an investment banking or appraisal firm (which shall not be Lazard Freres & Co.) that shall provide its valuation of the Partner Interest, which valuation shall be final and binding upon such Partner and the Partnership. The fees and expenses of any such investment banking or appraisal firm shall be borne (i) by the Partnership, if the Partner's proposed valuation for the Partner Interest was closer to the investment banking or appraisal firm's valuation thereof or
(ii) by the Partner, if the Managing General Partner's proposed valuation was closer to the investment banking or appraisal firm's valuation. The Fair Market Value of the Managing General Partner's Partner Interest shall be such fair market value thereof as to which the Managing General Partner and Administrative General Partner shall agree in good faith and in accordance with the provisions of Sections 11.06(e) and 11.07(e) hereof; or if the Managing General Partner and Administrative General Partner shall be unable to agree within twenty business days, the Fair Market Value of the Managing General Partner's Partner Interest shall be the valuation furnished by an investment banking or appraisal firm jointly selected by the Managing General Partner and the Administrative General Partner, which valuation shall be final and binding upon the Managing General Partner and the Partnership, and the fees and expenses of such investment banking or appraisal firm shall be borne by the Partnership.

          Field Agreement: The Asset Purchase Agreement dated as of March 11, 1992, by and among the Partnership, MLP Sales, Field/Muzak, Inc. and The Field Corporation, as amended pursuant to Section 6.08 thereof by MLP Sales' letters dated April 22, 1992 and August 20, 1992, Amendment No. 1 thereto dated as of June 26, 1992, Amendment No. 2 thereto dated July 31, 1992 and Amendment No. 3 thereto dated as of August 26, 1992, and as it may be further amended, supplemented or restated from time to time.

          Fiscal Period:  Fiscal Period shall have the meaning set forth in
Section 6.01 hereof.

          Fiscal Year:  Fiscal Year shall have the meaning set forth in Section
6.01 hereof.

          General Partners: The Managing General Partner and Administrative General Partner or any additional or successor general partner or general partners of the Partnership in their capacity as general partners of the Partnership.

          General Partner Interests: The issued and outstanding General Partner Interests owned as of a given date by the General Partners.

          Group A Partners: The Managing General Partner and the Class A Limited Partners.

          Guaranteed Note: Guaranteed Note shall have the meaning ascribed to such term in the Second Restated Agreement.

          Indebtedness: Indebtedness, with respect to any Person, shall mean all liabilities or obligations, direct and contingent, which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined.

          Indemnification Agreement: That certain indemnification agreement (as it may be amended, supplemented or restated from time to time), dated as of September 4, 1992, between the Partnership and Barclays Bank PLC with respect to the Put/Call Units.

          Initial Partners: The Managing General Partner and the Class A-1 Limited Partners.

          Involuntary Termination: Involuntary Termination shall mean the Partnership's termination of a Class B Limited Partner's employment with the Partnership, which termination is not for Cause or the result of a Class B Limited Partner's Voluntary Resignation, Retirement, death or Disability.

          Limited Partner: Any Person who, as of a given date, is identified in the Partnership's books and records as a limited partner, including without limitation a Class A Limited Partner, Class B Limited Partner, Preferred Interest Limited Partner, Class C Limited Partner or Class C-1 Limited Partner.

          Limited Partner Interests or Limited Partner Interest: The issued and outstanding Limited Partner Interests owned as of a given date by the Limited Partners.

          Majority Vote: The written approval of, or affirmative vote by, holders of a majority of the aggregate number of outstanding Units of General Partner Interest and Limited Partner Interest (other than Units of Preferred Limited Partner Interest, Units of the Class C Limited Partner Interest and Units of the Class C-1 Limited Partnership Interests prior to the Class C-1 Participation Event), voting together and not as separate classes, with each Unit of General Partner Interest and each Unit of Limited Partner Interest (other than Units of Preferred Limited Partner Interest, Units of Class C Limited Partner Interest and Units of Class C-1 Limited Partner Interest prior to the Class C-1 Participation Event) having one vote, provided, that for purposes of Section 11.02, Majority Vote shall mean the written approval of, or affirmative vote by, a majority in interest of the remaining Partners, including the Preferred Interest Limited Partners, Class C Limited Partners and the Class C-1 Limited Partners, with such majority in interest being determined with reference to the Units held by the remaining Partners, with each such Unit having one vote; and provided, further, that Units of Class A-2 Limited Partner Interest, Units of Preferred Limited Partner Interest and/or Class B Conversion Units owned by Restricted Partners shall not, except as provided below and in
Section 13.03 hereof, be deemed to be outstanding for the purposes of determining the aggregate number of outstanding Units of Partner Interests required to constitute a Majority Vote and the Restricted Partners shall not, except as provided below and in Section 13.03 and Section 13.05 hereof, have any voting rights under this Agreement; and provided, further, that Units of Class A-2 Limited Partner Interest, Units of Preferred Limited Partner Interest and/or Class B Conversion Units owned by Restricted Partners shall be deemed to be outstanding for the purposes of determining the aggregate number of outstanding Units of Partner Interests required to constitute a Majority Vote, and the votes of such Restricted Partners shall be included in determining (i) whether the unanimous vote of the General Partners and the Limited Partners has been obtained in accordance with Section 13.03 hereof and (ii) whether a Majority Vote has been obtained, solely with respect to the following:

          (a) any action referred to in Section 12.02(b) of this Agreement, provided that no Restricted Partner shall be deemed to own more than 4.9% of the outstanding Units of Limited Partner Interest (and Units owned by such Restricted Partner in excess thereof shall not be deemed to be outstanding) for purposes of any action by the Partners pursuant to Section 12.02(b) of this Agreement; or

          (b) the dissolution of the Partnership under Section 12.02(c) of this Agreement.

          Management Option Plan: The Management Option Plan of the Partnership, dated as of September 4, 1992, as it may be amended, supplemented or restated from time to time.

          Minimum Gain: Minimum Gain shall refer to the amount determined by first computing with respect to each Partnership Nonrecourse Liability and each Partner Nonrecourse Liability, respectively, the excess from time to time of the outstanding balance of such indebtedness over the adjusted income tax basis of the Partnership's assets subject to such indebtedness. The Minimum Gain with respect to Partnership Nonrecourse Liabilities and Partner Nonrecourse Liabilities, respectively, shall be separately determined for each Partnership Nonrecourse Liability and each Partner Nonrecourse Liability. In the case of Contributed Property, Minimum Gain shall be determined by using the Carrying Value of such Contributed Property rather than the adjusted income tax basis of such Property.

          Net Agreed Value: The Net Agreed Value shall mean (a) in the case of the Contributed Properties transferred by MLP Sales to the Partnership pursuant to the Field Agreement in consideration for the Class C Limited Partner Interest, the aggregate sum of Eight Million Dollars ($8,000,000), (b) in the case of the Contributed Properties transferred by the Class C-1 Limited Partners to the Partnership pursuant to the Comcast Agreement, the aggregate sum of Five Million Dollars ($5,000,000), and (c) thereafter, in the case of any Contributed Property, the Agreed Value of such property reduced by any indebtedness that is assumed by the transferee of such property or to which such property is subject.

          Net Income or Net Loss: "Net Income" or "Net Loss" for any Fiscal Year or Fiscal Period means an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from federal income tax and is not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition will be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership that are not deductible in computing taxable income or loss, not properly chargeable to capital accounts and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

          (iii) Any income, gain or loss attributable to a taxable disposition of any Contributed Property will be determined by the Partnership as if the adjusted basis of such property as of the date of disposition was equal in amount to the Carrying Value of such property as of such date, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

          (iv) Any deductions for depreciation, amortization or cost recovery attributable to Contributed Property shall be an amount which bears the same ratio to the Carrying Value of such property as of the beginning of such Fiscal Year or Fiscal Period as the federal income tax depreciation, amortization, or cost recovery deduction for such period bears to the adjusted income tax basis of such property at the beginning of such Fiscal Year or Fiscal Period; provided, however, that if such property has an adjusted income tax basis equal to zero, depreciation, amortization or cost recovery deductions, as the case may be, shall be determined using any reasonable method that the Managing General Partner has adopted;

          (v) In the event the Agreed Values of the Partnership's assets are adjusted pursuant to Section 5.02(c) hereof, the amount of such adjustment shall be taken into account as gain or loss on disposition of such assets in computing Net Income or Net Loss; and

          (vi) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, and deduction shall be made without regard to any election under
          Section 754 of the Code which may be made by the Managing General Partner on behalf of the Partnership.

          1933 Act: The Securities Act of 1933, as amended and in effect from time to time, or the applicable corresponding provision or provisions of any successor law.

          Nonrecourse Deductions: The Nonrecourse Deductions of the Partnership for any Fiscal Year shall equal the net increase in the Minimum Gain during such Fiscal Year with respect to all Partnership Nonrecourse Liabilities, reduced (but not below zero) by the aggregate distributions made by the Partnership during such Fiscal Year out of the proceeds of a Partnership Nonrecourse Liability.

          Notice of Election: Notice of Election shall have the meaning set forth in Section 17.06(a).

          Option Exercise Price: Option Exercise Price shall have the meaning set forth in Section 17.02(c)(iii).

          Partner: Any Person who is a General Partner, Limited Partner or such other partner admitted pursuant to the provisions of Section 11.11 hereof; Partners means two or more of such Persons.

          Partner Interests or Partner Interest: The issued and outstanding interests in the Partnership owned as of a given date by the Partners, including without limitation Units acquired upon the exercise of Performance Options. References in this Agreement to a Partner in connection with a specified class of Partner Interest are references to the Person solely in its capacity as the holder of the specified class of Partner Interest and not in its capacity, if applicable, as a Partner holding a class of Partner Interest other than the specified class of Partner Interest.

          Partner Nonrecourse Deductions: The Partner Nonrecourse Deductions of the Partnership for any Fiscal Year shall be determined in the same manner as the Partnership's Nonrecourse Deductions for such Fiscal Year, except that Partner Nonrecourse Deductions shall be computed based on the increase in Minimum Gain, less any related distributions, during such Fiscal Year with respect to only Partner Nonrecourse Liabilities.

          Partner Nonrecourse Liabilities: The Partner Nonrecourse Liabilities of the Partnership for any Fiscal Year shall mean the aggregate outstanding principal balance of those of the Partnership's nonrecourse liabilities with respect to which a Partner (or related person, within the meaning of Treasury Regulation Section 1.752-4(b)) bears the economic risk of loss under Treasury Regulation Section 1.752-2.

          Partnership Nonrecourse Liabilities: The Partnership Nonrecourse Liabilities for any Fiscal Year shall mean the aggregate outstanding principal balance of the Partnership's nonrecourse liabilities other than Partner Nonrecourse Liabilities.

          Percentage Interest: The Percentage Interest of a General Partner or Limited Partner (other than a Preferred Interest Limited Partner as to Units of Preferred Limited Partner Interest held by such Limited Partner, a Class C Limited Partner and, except as hereinafter provided, other than a Class C-1 Limited Partner) in the Partnership at a given time shall mean the percentage in Partnership profits and losses represented by such Partner's Units of Partner Interest expressed as a fraction, the numerator of which shall be the number of such Partner's Units of Partner Interest and the denominator of which shall be the total number of issued and outstanding Units of Partner Interest excluding the Units of Preferred Limited Partner Interest, the Units of Class C Limited Partner Interest and, prior to the occurrence of the Class C-1 Participation Event, also excluding the Units of Class C-1 Limited Partner Interest. Notwithstanding the foregoing, for purposes of Articles V and VI and Section
16.01 of this Agreement, prior to the admission of Barclays as a Class A-2 Limited Partner, the Percentage Interest represented by the Put/Call Units, and the Percentage Interests of the Partners, shall be determined as if the Put/Call Units were actually issued and outstanding. The Class C Limited Partners' Percentage Interest shall be zero. The Percentage Interest of a Preferred Interest Limited Partner as to Units of Preferred Limited Partner Interest held by such Preferred Interest Limited Partner shall be zero until such Units are converted, at which time the following adjustments to Percentage Interests shall be made: (1) the Percentage Interests represented by all outstanding Units (other than Units of Preferred Limited Partner Interest, Units of Class C Limited Partner Interest and, prior to the Class C-1 Participation Event, Units of Class C-1 Limited Partner Interest), including the Class B Conversion Units issued in the conversion, shall be determined by including in the denominator referred to in the first sentence of this definition, the Class B Conversion Units so issued; and (2) the Percentage Interest of such Limited Partner shall be increased by the Percentage Interest determined pursuant to clause (1) for the Class B Conversion Units issued in the conversion. The Percentage Interest of the Class C-1 Limited Partners shall be zero unless the Class C-1 Participation Event shall occur, in which event the Percentage Interest of the Class C-1 Limited Partners shall automatically be increased to a percentage determined as a fraction, the numerator of which is the Class C-1 Participation Amount, and the denominator of which is the amount that is used to calculate the Percentage Interest of a Partner (other than the Class C Limited Partners) immediately after such increase. Upon the occurrence of the Class C-1 Participation Event, (a) the number of Units of Class C-1 Limited Partner Interest shall be adjusted to be equal in number to the Class C-1 Participation Amount and (b) the Percentage Interests of all Partners (other than the Class C Limited Partners), including the Class C-1 Limited Partners, and the Percentage Interests represented by the Put/Call Units, respectively, shall be redetermined by including in the denominator referred to in the first sentence of this definition, the Units of Class C-1 Limited Partner Interest held by the Class C-1 Limited Partners immediately after the Class C-1 Participation Event.

          Performance Option: Performance Option shall mean an option granted pursuant to the Management Option Plan.

          Permitted Securities: Permitted Securities shall have the meaning set forth in Section 6.05(a)(ii).

          Person: Any individual, corporation, association, partnership, business trust, joint stock company, joint venture, trust, estate or other entity or organization of whatever nature.

          Preferential Return: Preferential Return shall mean a return computed and compounded quarterly (with appropriate daily proration in the event of calculation in respect of partial quarters) at the annual rate of 8% on the then Preferred Interest Liquidation Preference.

          Preferred Interest Liquidation Preference: Preferred Interest Liquidation Preference per Unit at any time shall mean an amount equal to the sum of (A) $1.75 and (B) the then accrued and unpaid Preferential Return on such Unit. The aggregate Preferred Interest Liquidation Preference at any time shall mean an amount equal to the then Preferred Interest Liquidation Preference per Unit multiplied by the number of the then outstanding Units of Preferred Limited Partner Interest.

          Preferred Interest Limited Partners: The Limited Partners, as of a given date, who are identified in the Partnership's books and records as Preferred Interest Limited Partners.

          Preferred Limited Partner Interests or Preferred Limited Partner
Interest: The issued and outstanding Limited Partner Interests owned as of a given date by the Preferred Interest Limited Partners.

          Pro Rata Share: Pro Rata Share shall mean the percentage of Transfer Units, Class B Transfer Units or Treasury Units (as such terms are defined in
Article XI hereof) being offered by
a Transferring Group A Partner or a Class B Transferring Partner or with respect to the purchase of Termination Units from a Terminated Limited Partner (as such terms are defined in this Article I or Article XI hereof) that each other Partner (other than the Class C Limited Partners and, prior to the Class C-1 Participation Event, the Class C-1 Limited Partners) shall be entitled to purchase, if any, upon any particular offer made pursuant to Article XI hereof. Such percentages as to each other Partner shall be determined by dividing the number of Units owned by such Partner by the aggregate number of Units owned by all Partners (other than the Class C Limited Partners and, prior to the Class C-1 Participation Event, the Class C-1 Limited Partners) entitled to participate in the purchase of such Transfer Units, Class B Transfer Units or Treasury Units.

          Promissory Note: Promissory Note shall mean the promissory note(s), if any, that a Class B Limited Partner or Preferred Interest Limited Partner delivers to the Partnership pursuant to a Subscription Agreement.

          Put and Call Option Agreement: The Option Agreement (as it may be amended, supplemented or restated from time to time), dated as of September 4, 1992, between the Partnership and Barclays Bank PLC.

          Put/Call Units:  Put/Call Units shall have the meaning set forth in
Section 2.03(c).

          Restricted Partner: Restricted Partner shall mean any Limited Partner which is (i) subject to regulation as a bank holding company or a subsidiary of a bank holding company under Regulation Y of the Board of Governors of the Federal Reserve System (including, without limitation, by virtue of the International Banking Act of 1978), (ii) otherwise prohibited under applicable law relating to banks or bank holding companies from owning a Partner Interest which has the voting rights granted to the holder of such Partner Interests (without regard to any limitation applicable to Restricted Partners), or (iii) any Person who has been admitted as a Substituted Limited Partner with respect to a Restricted Partner's Limited Partner Interest and has not notified the Partnership that it has elected to become a Limited Partner (without regard to the limitations applicable to Restricted Partners).

          Retirement: Retirement shall mean with respect to a Class B Limited Partner or Preferred Interest Limited Partner, except as otherwise provided in any employment agreement between such Partner and the Partnership (in which case the term Retirement as used herein with respect to such Partner shall have the meaning ascribed to it therein), such Partner's termination of employment after attainment of age 65 and after having been continuously employed by the Partnership for at least one year.

          Sale: Sale shall mean the sale of all or substantially all of the Partnership's assets in one transaction or a series of related transactions.

          Specified C-1 Event: Specified C-1 Event shall have the meaning set forth in Section 6.05(f) hereof.

          Specified Debt: The credit facility provided to the Partnership by Union Bank of Switzerland, New York Branch ("UBS-NY") pursuant to the Credit Agreement, dated September 4, 1992, among the Partnership, UBS-NY, other Lenders, and UBS-NY, as agent, as amended and restated as of January 31, 1994 and as such agreement may be further amended, supplemented or restated from time to time, and the loan made by Barclays Bank PLC to the Partnership, as of the date of the First Restated Agreement, pursuant to the Subordinated Loan Agreement between the Partnership and Barclays Bank PLC, as amended as of January 31, 1994, as further amended as of the date hereof to provide for, among other things, an additional loan made from Barclays Bank PLC to the Partnership as of the date hereof, and as such agreement may be further amended, supplemented or restated from time to time, and any refinancing of such credit facility or loans.

          Specified Debt Agreements: The agreements (as they may be amended, supplemented or restated from time to time) governing the Specified Debt, including without limitation the Earn-Out Note Subordination Agreement dated as of September 4, 1992, among the Partnership, Barclays Bank PLC, UBS-NY and Muzak Limited Partnership (now known as MLP Sales Limited Partnership) the Class C Exchange Note Subordination Agreement, and the Class C-1 Exchange Note Subordination Agreement, as such agreements may be amended, supplemented or restated from time to time.

          Specified Event:  Specified Event shall have the meaning set forth in
Section 6.05(a)(ii) hereof.

          Specified Partner: Specified Partner shall have the meaning set forth in Section 11.04(a) hereof.

          Subscription Agreement: The subscription agreement of a Limited Partner with respect to its purchase of its Limited Partner Interest.

          Subsidiary: Subsidiary shall mean a Person in which the Partnership has a direct or indirect ownership interest that either (i) entitles the Partnership directly or indirectly to cast a majority of the votes, consents or other approvals cast by holders of ownership interests in such Person generally or (ii) entitles the Partnership directly or indirectly to exercise control over the management or policies of such Person.

          Substituted Limited Partner: A Person who is admitted to the Partnership as a Limited Partner pursuant to Section 11.10 of this Agreement (i) in place of a Limited Partner who has Transferred all of his Units of Limited Partner Interest to such Person, (ii) in place of a Limited Partner who has Transferred some of his Units of Limited Partner Interest to such Person and has Transferred the remainder of his Units of Limited Partner Interest to other Partners, in accordance with the terms of Article XI hereof, or (iii) in addition to a Limited Partner who has Transferred a portion of his Units of Limited Partner Interest to such Person, and who is listed as a Limited Partner on the books and records of the Partnership. Such Person shall have all the rights of a Limited Partner.

          Third Party: Third Party shall mean any Person excluding each of the following: (i) the Class B Limited Partners; (ii) the Partnership, the General Partners and any officer, director, affiliate or associate (as such terms are defined in the rules and regulations under the Exchange Act) of the Partnership or any General Partner; (iii) the Class A-1 Limited Partners, any of Holdings' affiliates or associates (as such terms are defined in the rules and regulations under the Exchange Act), any of Holdings' partners and their officers', directors', affiliates', associates' and partners' respective affiliates and associates (as such terms are defined in the rules and regulations under the Exchange Act); (iv) the Class A-2 Limited Partners and any affiliate or associate (as such terms are defined in the rules and regulations under the Exchange Act) of any Class A-2 Limited Partner; and (v) the Preferred Interest Limited Partners.

          Transfer: Transfer shall mean any transfer, assignment, sale, lease, pledge, hypothecation or other disposition of the asset in question or of any interest in such asset.

          Transfer Event: Transfer Event shall mean (i) a Transfer of substantially all of the assets of the Partnership, (ii) a change in control of the board of directors of the general partner of the Managing General Partner (or if the Partnership is incorporated, of the board of directors of the successor corporation) pursuant to which any single Person other than an Affiliate of the Partnership acquires control of such board of directors or (iii) the Transfer of more than 50% of the voting equity interests in the Partnership (or any parent of the Partnership) and with respect to a Class C-1 Limited Partner only, the Transfer of more than 50% of the general partnership interests in the Managing General Partner or more than 50% of the voting equity interests in the general partner of the Managing General Partner, in each case other than to an Affiliate of Holdings, the Managing General Partner or Centre Partners L.P., in either case whether by sale, merger or consolidation to any single Person or two or more Affiliated Persons (provided that such two or more Affiliated Persons would be considered to be acting in concert as a "group" for purposes of Section 13(d) of the Exchange Act, for purposes hereof treating such voting equity interests as if such voting equity interests were equity securities in respect to which a Schedule 13D would be required to be filed with the Securities and Exchange Commission as if the requisite percentage and other threshold conditions to such filing were satisfied) (other than a pledge of such interests to (x) the Partnership to secure the Promissory Notes and/or (y) the holders of the Specified Debt); provided, however, that a "Transfer Event" shall not include (i) a change of control of Holdings or Centre Partners L.P. or their successors (unless at the time of such change of control, substantially all the operating assets of Holdings or Centre Partners L.P. directly or indirectly, consist of assets of the Partnership), (ii) any Transfer of the voting partnership interests in the Partnership of Holdings or the Managing General Partner to each other and/or to an Affiliate or one or more partners of Holdings, the Managing General Partner or Centre Partners L.P., or (iii) a Transfer of substantially all of the assets of the Partnership in connection with an incorporation of the Partnership and its business and assets in accordance with the provisions of this Agreement. For purposes of the foregoing definition, Preferred Limited Partner Interests shall not be deemed to be voting equity interests in the Partnership.

          Treasury Regulations: Treasury Regulations promulgated in final, temporary or proposed form under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a specific Treasury Regulation provision shall be deemed to include a reference to the corresponding provision of any successor provision.

          UBS:  UBS Holdings Inc.

          UBS-NY:  Union Bank of Switzerland, New York Branch.

          UBS Entity: Any corporation or other entity of which at least 75% of its outstanding securities (both by vote and by value) are directly or indirectly owned by Union Bank of Switzerland and in which no Person (other than Union Bank of Switzerland or another UBS Entity) has a controlling interest.

          Unit: Unit shall mean the unit for measurement of the Partner Interest of each Partner. Each General Partner's Partner Interest shall be represented by Units of General Partner Interest. Each Limited Partner's Partner Interest shall be represented by Units of Limited Partner Interest. Notwithstanding the foregoing, for purposes of Articles V, VI and X and Sections 12.04(c), 16.01 and 18.02 of this Agreement, prior to the admission of Barclays as a Class A-2 Limited Partner, the Put/Call Units shall be treated as if they were actually issued and outstanding Units of Limited Partner Interest. All Units of Limited Partner Interest and General Partner Interest shall be evidenced by certificates substantially in the form of Exhibits A and B, respectively. References in this Agreement to a specific Partner's Units of a specified class of Partner Interest are references to the Units of the Person solely of such class and not, if applicable, of any other class of Partner Interest.

          Unit Register:  Unit Register shall have the meaning set forth in
Section 10.01(c).

          Voluntary Resignation: Voluntary Resignation shall mean the termination of a Class B Limited Partner's or Preferred Interest Limited Partner's employment with the Partnership by such Partner, other than for Retirement, death, Disability, Cause or Involuntary Termination.


                                  ARTICLE II

                                 ORGANIZATION

          Section 2.01. Formation of the Partnership. The Managing General Partner and Centre Capital Investors L.P. formed the Partnership on February 18, 1992, pursuant to the provisions of the Delaware RULPA, upon the filing of the Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware. If the laws of any jurisdiction in which the Partnership transacts business so require, the Managing General Partner shall file with the appropriate office in that jurisdiction any documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction any documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction any documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments and/or restatements to the Certificate of Limited Partnership as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Delaware RULPA.

          Section 2.02. Initial Contributions. On March 11, 1992, (i) the Managing General Partner contributed $100 to the capital of the Partnership in consideration for 100 Units of General Partner Interest and (ii) the Managing General Partner acting on behalf of the Partnership accepted as a contribution to the capital of the Partnership $9,900 from Centre Capital Investors L.P. in consideration for 9,900 Units of Limited Partner Interest.

          Section 2.03.  Additional Capital Contributions.

          (a) Concurrently with the execution of the First Restated Agreement, the Managing General Partner made an additional Capital Contribution for such number of Units, at a price of $1.00 per Unit, so that its total number of Units and total Capital Contribution was as set forth opposite its name in Schedule I to the First Restated Agreement.

          (b) Concurrently with the execution of the First Restated Agreement, each of the Persons listed in Schedule I to the First Restated Agreement who had not theretofore been admitted as a partner of the Partnership made a Capital Contribution or, in the case of the Class B Limited Partners, made a Capital Contribution and, if applicable, delivered a Promissory Note for the number of Units, at a price of $1.00 per Unit, as set forth opposite its respective name in Schedule I to the First Restated Agreement. Each of such Persons who had not theretofore been admitted as a partner of the Partnership was at such time admitted as a partner of the Partnership with the status as set forth on
Schedule I to the First Restated Agreement.

          (c) Pursuant to the Put and Call Option Agreement and the Exeter Option Agreement, the Partnership has agreed to authorize the issuance of an additional 1,529,898 Units (subject to adjustment as provided therein) of Class A-2 Limited Partner

Interests (the "Put/Call Units"), and to transfer ownership of the Put/Call Units to Barclays under the circumstances described in the Put and Call Option Agreement and/or the Exeter Option Agreement for a total subscription price of $10.00. Upon the issuance of the Put/Call Units to Barclays under the circumstances described in the Put and Call Option Agreement and the Exeter Option Agreement, Barclays shall be admitted as a Class A-2 Limited Partner at the time (i) this Agreement or a counterpart hereof is executed by or on behalf of Barclays, and (ii) Barclays is listed as a Class A-2 Limited Partner of the Partnership on the books and records of the Partnership. Upon the admission of Barclays as a Class A-2 Limited Partner, the Capital Account of the Put/Call Units shall be deemed to be the Capital Account of Barclays.

          (d) Concurrently with the execution of the Second Restated Agreement, the Class C-1 Limited Partners contributed to the capital of the Partnership Contributed Properties with an aggregate Net Agreed Value of $5,000,000, and received the number of Units of Class C-1 Limited Partner Interest set forth opposite their respective names set forth in Schedule I to the Second Restated Agreement.

          (e) Concurrently with the execution of this Agreement, each Preferred Interest Limited Partner made a Capital Contribution for the number of Units of Preferred Limited Partner Interest, at a price of $1.75 per Unit, set forth opposite each such Preferred Interest Limited Partner's name in Schedule I hereto, and each such Person was admitted to the Partnership as a Preferred Interest Limited Partner.

          Section 2.04. Name. The name of the Partnership is Muzak Limited Partnership. The Managing General Partner shall promptly execute, file and record any assumed or fictitious name certificates required by the laws of any state in which the Partnership transacts business. The words "Limited Partnership" (or an abbreviation thereof) shall be included in the name to the extent required to comply with the laws of any jurisdiction that so requires. The Managing General Partner may change the name of the Partnership at any time or from time to time. The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner, including the name of the Managing General Partner or any Affiliate thereof.

          Section 2.05. Place of Business. The principal place of business of the Partnership shall be at 400 North 34th Street, Seattle, Washington 98103. The Managing General Partner may hereafter change the principal place of business of the Partner-ship to such other place or places as the Managing General Partner may determine from time to time upon prior notice to the other parties hereto.

          Section 2.06. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware 19901, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware 19901.


                                  ARTICLE III

                                   PURPOSES

          Section 3.01. Purposes and Business. The principal purposes and business of the Partnership shall be to engage in the business of on-location and broadcast business services, which include without limitation producing, marketing and distributing programmed music, music video services, data communications services, electronic publication and information distribution services, video communications services, in-store advertising and promotion services, related equipment and ancillary communications and other related services, and in any activities which may lawfully be conducted by a limited partnership formed pursuant to the Delaware RULPA.

          Section 3.02.  Powers.

          (a) The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any or all of the powers that may be exercised on behalf of the Partnership by the Managing General Partner pursuant to Article VII.

          (b) Without limiting the provisions of Section 3.02(a) and without limiting the power and authority of the Partnership or the Managing General Partner on behalf of the Partnership to enter into other agreements on behalf of the Partnership, the Partnership and the Managing General Partner on behalf of the Partnership may, and hereby are authorized to, enter into and perform the Specified Debt Agreements, the Put and Call Option Agreement, the Barclays Letter Agreement and the Indemnification Agreement without any further act, vote or approval of any

Partner or any other Person notwithstanding any provision of this Agreement or the Delaware RULPA.

          Section 3.03.  Changes in the Tax Laws.

          (a) If, as a result of a change in the federal income tax laws or the occurrence of any other event, the Managing General Partner reasonably believes there is a substantial risk that the Partnership may be treated as an association taxable as a corporation for federal income tax purposes, the Managing General Partner shall have the right, but not the obligation, (i) to incorporate the Partnership and its business and assets, subject to its liabilities, in which event the Managing General Partner shall use reasonable efforts to effectuate the incorporation of the Partnership in a manner that will minimize the amount of taxes payable by the Partnership and the Partners in connection therewith, or (ii) to attempt to qualify the Partnership for any other pass-through treatment then available for federal income tax purposes. In the event of a transfer of the Partnership's assets to a corporation pursuant to
(i) above, (A) each Partner (other than a Preferred Interest Limited Partner, Class C Limited Partner and a Class C-1 Limited Partner prior to the occurrence of Class C-1 Participation Event) shall receive, in exchange for its Units of Partner Interest, such shares of common stock as are in accordance with its Percentage Interest at the time of such transfer, provided, that Limited Partners who are Restricted Partners shall receive shares of common stock in such corporation which shall have such voting rights (in any event not more extensive than those voting rights accorded to the other Limited Partners who are not Restricted Partners) which shall, in the sole opinion of a majority in interest of such Restricted Partners, not result in such common stock constituting a "voting security" under Regulation Y of the Board of Governors of the Federal Reserve System or otherwise result in the inability of any such Restricted Partner to own such common stock, and provided, further, that if Barclays shall not have been admitted as a Class A-2 Limited Partner prior to the time of such transfer, Barclays shall receive, in exchange for its rights with respect to the Put/Call Units under the Put and Call Option Agreement, the Barclays Letter Agreement and the Indemnification Agreement, warrants to acquire shares of common stock in such corporation which have the same or substantially the same voting rights as the shares being issued to the Restricted Partners, as is in accordance with its Percentage Interest for the Put/Call Units at the time of such transfer, (B) the resulting corporate structure will reflect (to the extent applicable and consistent with a corporate structure) substantially the same rights and restrictions that the Partners have pursuant to this Agreement, and (C) whether or not Barclays shall have been admitted as a

Class A-2 Limited Partner prior to the time of such transfer, Barclays shall have the same or substantially the same registration and other rights as are contained in the Barclays Letter Agreement with respect to its warrants or shares of common stock in such corporation.

          (b)  In the event of an incorporation of the Partnership pursuant to
(a)(i) above, each Class C Limited Partner shall receive, in exchange for its Units of Class C Limited Partner Interest, such number of shares of Class C Preferred Stock as would entitle the holder thereof to receive a liquidation preference at the time of such exchange equal to the Class C Liquidation Preference in respect of the Class C Limited Partner Interest of such Partner so exchanged, subject to cash settlement (based on such then liquidation preference) of fractional shares that would otherwise be required to be issued, but shall not be entitled to participate in any other distributions which may be made by such corporation with respect to shares of common stock.

          (c)  In the event of an incorporation of the Partnership pursuant to
(a)(i) above prior to the occurrence of a Class C-1 Participation Event, each Class C-1 Limited Partner shall receive, in exchange for its Units of Class C-1 Limited Partner Interest, such number of shares of Class C-1 Preferred Stock as would entitle the holder thereof to receive a liquidation preference at the time of such exchange equal to the Class C-1 Liquidation Preference in respect of the Class C-1 Limited Partner Interest of such Partner so exchanged, subject to cash settlement (based on such then liquidation preference) of fractional shares that would otherwise be required to be issued, but shall not be entitled to participate in any other distributions which may be made by such corporation with respect to shares of common stock.

          (d) The Managing General Partner shall determine the number of shares of Class C Preferred Stock to which the Class C Limited Partners are entitled, and the number of shares of Class C-1 Preferred Stock to which the Class C-1 Limited Partners are entitled, and the amount of cash settlement as aforesaid, in each case in its reasonable discretion exercised in good faith. The shares of Class C Preferred Stock shall have the same economic terms as the Class C Limited Partner Interests and the shares of Class C-1 Preferred Stock shall have the same economic terms as the Class C-1 Limited Partner Interests (including without limitation accretion of liquidation preference at the equivalent of the Class C Return and the Class C-1 Return, respectively) and shall otherwise have, in all material respects, the same rights, preferences, privileges, limitations and restrictions as the

Class C Limited Partner Interest and the Class C-1 Limited Partner Interests, respectively (except that the distributions described in Section 6.05(a)(ii)(y) shall not be permitted for any taxable year commencing after the incorporation of the Partnership. Such terms shall be reflected in the certificate of incorporation of the corporation and/or a certificate of designations.

          (e)  In the event of an incorporation of the Partnership pursuant to
(a)(i) above, each Preferred Interest Limited Partner shall receive, in exchange for its Units of Preferred Limited Partner Interest, such number of shares of Class A Preferred Stock as would entitle the holder thereof to receive a liquidation preference at the time of such exchange equal to the Preferred Interest Liquidation Preference in respect of the Preferred Limited Partner Interests of such Partner so exchanged, subject to cash settlement (based on such then liquidation preference) of fractional shares that would otherwise be required to be issued, but shall not be entitled to participate in any other distributions which may be made by such corporation with respect to shares of common stock.

          (f) The Managing General Partner shall determine the number of shares of Class A Preferred Stock to which the Preferred Interest Limited Partners are entitled, and the amount of cash settlement as aforesaid, in each case in its reasonable discretion exercised in good faith. The shares of Class A Preferred Stock shall have the same economic terms as the Preferred Limited Partner Interests (including without limitation accrual of dividends at a rate equivalent to the rate of the Preferential Return) and shall otherwise have, in all material respects, the same rights, preferences, privileges, limitations and restrictions as the Preferred Limited Partner Interests. Such terms shall be reflected in the certificate of incorporation of the corporation and/or a certificate of designations.

          (g)  Notwithstanding anything to the contrary set forth in this
Section 3.03, no action may be taken pursuant to subsection (a)(ii) above unless the Partnership shall have received a written opinion of counsel to the Partnership, addressed to the Partnership and each Limited Partner, to the effect that the Limited Partners and Assignees would not be liable for the debts and obligations of the entity in which the Limited Partners and Assignees have a continuing equity interest to a greater extent than they would be under the Delaware RULPA.

                                 ARTICLE IV

                            TERM OF THE PARTNERSHIP

          The Partnership commenced on the date upon which the Certificate of Limited Partnership was filed with the office of the Secretary of State of the State of Delaware as described in Section 2.01 hereof and shall continue until December 31, 2020, unless (i) dissolved and liquidated before such date in accordance with the provisions of this Agreement, or (ii) extended beyond December 31, 2020, pursuant to an amendment to this Agreement executed by all of the General Partners and the Majority Vote of the Partners.


                                   ARTICLE V

                                CAPITAL ACCOUNTS

          Section 5.01.  Capital Contributions.


          (a) The initial capital of the Partnership was the sum of the cash and cash equivalents, the aggregate principal amount of the Promissory Notes delivered by the Class B Limited Partners and the Net Agreed Value of any property contributed to the Partnership on or prior to the date of the First Restated Agreement.

          (b) Limited Partner Interests shall not be assessable, except as required by law, and, except for a Class B Limited Partner's payment of his Promissory Note (if any), no Limited Partner shall be required or entitled to make any additional capital contributions to the Partnership.

          (c) Except as otherwise provided herein, no Partner shall have the right to withdraw from the Partnership or demand a return of all or any part of his or its Capital Contributions during the term of the Partnership. Any return of such Capital Contributions shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid on Capital Contributions. Each Partner, to the fullest extent permitted by applicable law, waives any right it may have to cause a partition of all or any part of the Partnership assets.

          Section 5.02.  Capital Accounts.


          (a) A separate capital account (a "Capital Account") shall be maintained on the books and records of the Partnership for the Units owned by each Partner or Assignee and for the Put/Call Units. For these purposes, each of the Partners (other than the Class C Limited Partners and the Class C-1 Limited Partners) had an initial Capital Account balance equal to its Capital Contribution as set forth opposite its name in Schedule I hereto, the Put/Call Units had an initial Capital Account balance of zero, the Class C Limited Partners had an initial Capital Account balance of $8,000,000, and the Class C-1 Limited Partners shall have an initial Capital Account balance of $5,000,000. To each Capital Account there shall be credited (i) the amount of cash and cash equivalents and the Net Agreed Value of any property contributed to the Partnership after the date hereof with respect to the related Units, and
(ii) Net Income (and items thereof) allocated to such Units pursuant to Section
6.03 hereof, and from each Capital Account there shall be debited (i) the amount of cash and cash equivalents and the Net Agreed Value of any property paid or distributed in respect of the related Units pursuant to this Agreement and (ii) Net Loss (and items thereof) allocated to such Units pursuant to Section 6.03 hereof. A Substituted Limited Partner or Assignee will succeed to the Capital Account of his transferor relating to the Partner Interest transferred unless the Partnership terminates under Section 708 of the Code as a result of such transfer.

          (b) For any Fiscal Year in which the Partnership has a Code Section 754 election in effect, Capital Accounts shall be maintained in accordance with
Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations.

          (c) Pursuant to the provisions of Section 1.704-1(b)(2)(iv)(f)(5)(i) of the Treasury Regulations, the Agreed Values of all the Partnership's assets owned immediately prior to the issuance of the Units of Preferred Limited Partner Interest were revised to equal their current fair market value, and the gain or loss that would have been realized if, immediately prior to such issuance, the Partnership's assets had been sold for their Agreed Values, as so determined, was credited or charged to the Capital Accounts maintained for all Units with a Percentage Interest greater than zero, as required by this Section 5.02(c) so that all such Capital Accounts were equal on a per Unit basis as of the issuance of the Units of Preferred Limited Partner Interest. In the event of
(i) the issuance of additional Partner Interests after the date hereof for cash or property, (ii) the distribution of cash or other Partnership assets in exchange for Units or in liquidation of Units, including pursuant to Sections
17.02 or 19.04 hereof, (iii) an increase in the Percentage Interest represented by the Units of Class C-1 Limited Partner Interest after the Class C-1 Participation Event, (iv) the liquidation of the Partnership (including in connection with an incorporation of the Partnership pursuant to Section 3.03 or 16.01 hereof) or a termination of the Partnership under Section 708(b) of the Code, (v) a conversion of Units of Preferred Limited Partner Interest pursuant to Section
19.05 hereof, or (vi) a other change in the Percentage Interest represented by the Units of any class, to the extent that the General Partners reasonably determine that the following adjustments are necessary or appropriate in order to avoid economic distortions among the Partners, the Agreed Values of the Partnership's assets shall be determined as of such date, and the Capital Accounts shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(d), (e) or (f) of the Treasury Regulations, as applicable, to reflect the manner in which the unrealized gain or loss inherent in such assets (based on their respective Carrying Values prior to any adjustments to Agreed Values made in connection with such event) would be allocated among the Units if, immediately before such event, the Partnership had sold all of its assets for their Agreed Values, as so determined. It is contemplated that any adjustments to Capital Accounts made in connection with the event described in the immediately preceding clause (iii) of this Section 5.02(c) (sometimes hereinafter called "clause (iii) adjustments") shall be in the nature of interim adjustments, pending further adjustments to Capital Accounts pursuant to the immediately preceding clause (iv) of this Section 5.02(c). As such, the Partners intend that any clause (iii) adjustments, including any related revisions to the Agreed Values of the Partnership's assets, shall be limited to those necessary to cause the ratios of the balances in the Capital Accounts maintained for all Units (other than Units of Preferred Limited Partner Interest and Units of Class C Limited Partner Interest) to equal the ratios of the Percentage Interests represented by such Units after the Class C-1 Participation Event. If Units of Class C-1 Limited Partner Interest are subsequently issued upon exercise of the Class C-1 Participation Option, the amount of the Option Exercise Price shall be credited to the Capital Account established for the Units issued to the Class C-1 Limited Partners upon such exercise, and the Capital Accounts maintained for all other Units (other than Units of Preferred Limited Partner Interest and Units of Class C Limited Partner Interest) shall be adjusted as necessary to cause the ratios of the balances of the Capital Accounts maintained for all Units (other than Units of Preferred Limited Partner Interest and Units of Class C Limited Partner Interest) to equal the ratios of the Percentage Interests represented by such Units after the exercise of the Class C-1 Participation Option. Upon an issuance of Class B Conversion Units, the Capital Accounts maintained for all Units (other than Units of Class C Limited Partner Interest and, prior to the Class C-1 Participation Event, Units of Class C-1 Limited Partner Interest) shall be adjusted upward or downward, pursuant to Section 5.02(c)(v) hereof, to reflect the allocation of Net Income or Net Loss under Section 6.03 hereof for the Fiscal Period in which the conversion occurs (such Net Income or Net Loss to be computed taking into account the adjustments to the Agreed Values of the Partnership's assets made immediately prior to such conversion) and otherwise as necessary to cause the ratios of the balances of the Capital Accounts maintained for all Units (other than Units of Class C Limited Partner Interest and, prior to the Class C-1 Participation Event, Units of Class C-1 Limited Partner Interest), including the Class B Conversion Units, to equal the ratios of the Percentage Interests represented by such Units after the issuance of the Class B Conversion Units; provided, however, that in the event any resultant adjustments made pursuant to this
Section 5.02(c) would cause the Capital Accounts established for the Class B Conversion Units to be credited with a dollar amount that would exceed the dollar amount, immediately prior to the conversion (after giving effect to the allocations under Section 6.03 hereof for the Fiscal Period in which such conversion occurs), of the Capital Accounts maintained for the Units of Preferred Limited Partner Interest for which such Class B Conversion Units were issued, the Capital Accounts maintained for all Units (other than Units of Class C Limited Partner Interest and, prior to the Class C-1 Participation Event, Units of Class C-1 Limited Partner Interest), including the Class B Conversion Units, shall (after making the foregoing adjustments) be reduced to an amount determined by multiplying the dollar amount of each such Capital Account by a fraction, the numerator of which is the dollar amount of the Capital Accounts maintained for the Units of Preferred Limited Partner Interest for which the Class B Conversion Units were issued and the denominator of which is the aggregate dollar amount of the Capital Accounts that would have been established for the Class B Conversion Units as set forth in this sentence without regard to the adjustments set forth in this proviso. Following any adjustments to Capital Accounts pursuant to this Section 5.02(c), Capital Accounts shall be maintained in accordance with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

     (d) Anything herein to the contrary notwithstanding, (i) the amount of the Class C Return accruing in any Fiscal Period shall be treated by the Partnership and the Partners as a guaranteed payment for the use of capital under Section 707(c) of the Code, and shall neither be credited to nor debited from the Capital Account of any Class C Limited Partner, and (ii) no credits to or debits from any Class C Limited Partner's Capital Account shall be made pursuant to
Section 5.02(b) or (c) hereof if and to the extent that such credits or debits would cause any Class C Limited Partner's Capital Account balance to be increased
                                      34
above or reduced below the then Class C Liquidation Preference for such Class C Limited Partner.

     (e) Any amount treated as a guaranteed payment under Section 17.06(c) hereof shall neither be credited to nor debited from the Class C-1 Limited Partners' Capital Accounts. In the case of a payment by the Partnership of the Class C-1 Liquidation Preference, if any, the portion thereof representing payment of the Class C-1 Return shall be treated (and, to the extent not previously reported, shall be reported) by the Partnership and the Partners as a guaranteed payment for the use of capital within the meaning of Section 707(c) of the Code, and shall neither be credited to nor debited from the Class C-1 Limited Partners' Capital Accounts.

     (f) No adjustments shall be made to the Capital Accounts of the Class C-1 Limited Partners with respect to any indemnity payments which the Partnership receives pursuant to the Comcast Agreement.

          Section 5.03. Negative Capital Accounts. Except as otherwise provided in Article XII hereof with respect to the General Partners, at no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Partner or Assignee with a negative balance in its Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance, except (i) as may be required by law, (ii) in the case of a Class B Limited Partner who has delivered a Promissory Note at the time of his admission to the Partnership, such Class B Limited Partner shall be obligated to pay the outstanding balance, if any, of such Promissory Note on the date of liquidation of the Partnership, or (iii) in respect of any negative balance resulting solely from a withdrawal of capital or distribution from the Partnership in contravention of this Agreement.

          Section 5.04. General Partners Not Liable for Return of Capital. Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section 7.06), the General Partners shall not be liable for the distribution or return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly agreed that any such distribution, return or payment as may be made at any time or from time to time shall be made solely from the assets of the Partnership.

                                  ARTICLE VI

                       PROFITS AND LOSSES; DISTRIBUTIONS

          Section 6.01. Fiscal Year; Fiscal Period; Taxable Year. The fiscal year (the "Fiscal Year") of the Partnership for Partnership accounting purposes shall be the same as the taxable year of the Partnership for federal income tax purposes. Except as otherwise required by the Code, the taxable year of the Partnership shall end on December 31st. A fiscal period (a "Fiscal Period") shall end on the last day of the third, sixth, ninth and twelfth month of such Fiscal Year. The Managing General Partner shall have authority to change the taxable year of the Partnership if the Managing General Partner, in its sole discretion, subject to approval of the Internal Revenue Service (if required), shall determine such change to be necessary or appropriate to the business of the Partnership. The Managing General Partner shall give notice of any such change to the other Partners in the first quarterly or annual report delivered to the Partners after such change.

          Section 6.02. Accounting Method. For Partnership accounting purposes and federal income tax purposes, the Partnership shall use the accrual method of accounting.

          Section 6.03.  Allocations for Capital Account
Purposes.

               (a) (i)  Except as otherwise provided in Section 6.03(b) or
          Section 6.03(c) hereof, Net Income of the Partnership shall be allocated, for each Fiscal Period, as follows: (A) first, if any Net Loss was allocated to Units of Preferred Limited Partner Interest under Section 6.03(a)(ii)(D) hereof, then Net Income shall be allocated among such Units (treating any Class B Conversion Units that were issued during such Fiscal Period as Units of Preferred Limited Partner Interest for these purposes until the date on which they were converted) to the extent of and in proportion to the amount of Net Loss allocated to such Units; (B) next, among the Units of Preferred Limited Partner Interest (treating any Class B Conversion Units that were issued during such Fiscal Period as Units of Preferred Limited Partner Interest for these purposes until the date on which they were converted) to the extent of and in proportion to the sum of (x) the Preferential Return on such Units for the Fiscal Period for which such allocation of Net Income is being made, plus (y) the excess (if any) of the cumulative Preferential Return on such Units for all prior Fiscal Periods over the cumulative Net Income allocated to such Units for such Fiscal Periods pursuant to
          Section 6.03(c)(ii) and this Section 6.03(a)(i)(B); (C) next, if any Net Loss was allocated to Units of Class C-1 Limited Partner Interest under Section 6.03(a)(ii)(C) hereof, then Net Income shall be allocated to the Units of Class C-1 Limited Partner Interest to the extent of and in proportion to the amount of Net Loss so allocated to them; (D) next, among the Units, other than Units of Preferred Limited Partner Interest, Units of Class C Limited Partner Interest and Units of Class C-1 Limited Partner Interest, to the extent and in the proportions necessary to cause the Capital Account maintained for each Unit within each such Class to be equal and the ratios of the sum of the Capital Accounts maintained for the Units of each such Class to be or remain in the ratios of the sum of the Percentage Interests represented by the Units of each such Class, such ratios to be determined as if such Units were the only outstanding Units (provided that, solely for purposes of making such allocations, the Capital Accounts maintained for such Units shall be deemed to have been increased by the amount of income or gain that would be allocated to such Units pursuant to Sections 6.03(c)(iii) and 6.03(c)(iv) hereof if the Partnership's assets were then sold for their aggregate fair market value taking into account Section 7701(g) of the Code); (E) next, if the Class C-1 Participation Event shall have occurred, among the Units, other than Units of Class C Limited Partner Interest and Units of Preferred Limited Partner Interest, to the extent and in the proportions necessary to cause the ratios of the balances in the respective Capital Accounts maintained for such Units to be or remain in the ratios of the Percentage Interests represented by such Units (provided that, solely for purposes of making such allocations, the Capital Accounts maintained for such Units shall be deemed to have been increased in the manner described in the parenthetical of the immediately preceding clause (D)); and (F) thereafter, among the Units, other than the Units of Class C Limited Partner Interest and Units of Preferred Limited Partner Interest, in accordance with the Percentage Interests represented thereby; and except as hereinafter provided, Net Income of the Partnership shall not be allocated to the Class C Limited Partners.

               (ii) Except as otherwise provided in Section 6.03(b) or Section 6.03(c) hereof, Net Loss of the Partnership shall be allocated, for each Fiscal Period, among the Units, other than the Units of Class C Limited Partner Interest, in accordance with the Percentage Interests represented thereby, provided, however, in any such case, that no such allocation of Net Loss shall be made to a Unit to the extent that such allocation would cause such Unit to have an Adjusted Capital Account Deficit or would increase the Adjusted Capital Account Deficit of such Unit at the end of the Fiscal Period for which such allocation is being made, and any remaining Net Loss shall instead be allocated as follows: (A) first, among the other Units of the same Class, pro rata, until the Capital Accounts maintained for such Units are reduced to zero; (B) next, among all other Units (other than Units of Preferred Limited Partner Interest, Units of Class C Limited Partner Interest and, prior to a Class C-1 Participation Event, Units of Class C-1 Limited Partner Interest), pro rata, until the Capital Accounts maintained for all such Units are reduced to zero; (C) next, among the Units of Class C-1 Limited Partner Interest, until the Capital Accounts of such Units are reduced to zero; (D) next, among the Units of Preferred Limited Partner Interest, pro rata, until the Capital Accounts of such Units are reduced to zero; and (E) thereafter, among all Units (other than Units of Preferred Limited Partner Interest, Units of Class C Limited Partner Interest and, prior to a Class C-1 Participation Event, Units of Class C-1 Limited Partner Interest), in accordance with their Percentage Interests, subject to the limitation imposed by this proviso; and except as hereinafter provided, Net Loss of the Partnership shall not be allocated to the Class C Limited Partners.

               (iii) In no event shall the General Partners' aggregate share of allocations pursuant to Section 6.03(a)(i) or Section 6.03(a)(ii) be less than 1%.

          (b) Except as otherwise provided in Section 6.03(c) hereof, the following provisions shall override the other provisions of this Section 6.03:

               (i) Except as otherwise required by Section 752 of the Code and the Treasury Regulations promulgated thereunder, Nonrecourse Deductions and Partnership Nonrecourse Liabilities for any Fiscal Period shall be allocated among the Units, other than the Units of Class C Limited Partner Interest, in accordance with the Percentage Interests represented thereby. Any Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Units of any Person who bears the risk of loss with respect to the Partner Nonrecourse Liabilities to which such Partner Nonrecourse Deductions are attributable. For purposes of this Section 6.03(b)(i), the Nonrecourse Deductions and Partner Nonrecourse Deductions, respectively, for any Fiscal Period shall be determined by comparing the amount of the Minimum Gain attributable to the related nonrecourse liabilities as of the close of such Fiscal Period with the amount of such Minimum Gain as of the close of the immediately preceding Fiscal Period.

                    (ii) Except as otherwise provided herein, each Partner shall be allocated Net Income and Net Loss in accordance with this
          Section 6.03 from the date on which such Partner is admitted to the Partnership in accordance with this Agreement, and the Put/Call Units shall be allocated Net Income and Net Loss from the date hereof. For purposes of determining the Net Income, Net Loss, or any other items allocable to any period, such items shall be determined by the Managing General Partner using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

                    (iii) If, for any Fiscal Year, a Partner (the "Service Partner") receives compensation from the Partnership in the form of Units of Partner Interest, (i) the proportionate share of the Partnership's assets represented by the Units transferred shall be deemed to have been sold to the Service Partner for an amount equal to the value of the Units transferred, (ii) the Service Partner shall be deemed to have immediately made a Capital Contribution to the Partnership of the assets deemed transferred (the Net Agreed Value of which shall be the value of the Units transferred), (iii) any gain or loss recognized by the Partnership and any deductions associated with the Units transferred shall be allocated among the Units, other than the Units of Class C Limited Partner Interest, in accordance with the Percentage Interests represented thereby, calculated by excluding the interest deemed transferred to the Service Partner, and (iv) Capital Accounts will be adjusted to reflect the revaluation of the Partnership's assets in accordance with Section 5.02(c) hereof (and subject to Section 5.02(d) hereof).

                    (iv) In the event that a Unit of Preferred Limited Partner Interest is to be converted and there is insufficient Net Income to allocate to such Unit the full amount prescribed by Sections 6.03(a)(i)(A) and 6.03(a)(i)(B) hereof, items of Partnership income and gain shall be allocated to such Unit in order that, after giving effect to such allocations and reasonably anticipated future allocations of Net Income to such Unit under Sections 6.03(a)(i)(A) and 6.03(a)(i)(B) up to the date of such conversion, the Capital Account of such Unit immediately prior to the conversion of such Unit shall be equal to the Preferred Interest Liquidation Preference of such Unit; provided, however, that such allocation shall not be made to the extent it would result in an allocation of Net Loss to Units of Class C-1 Limited Partner Interest or Units of Preferred Limited Partner Interest pursuant to Sections 6.03(a)(ii)(C) and 6.03(a)(ii)(D) hereof as a result of the limitation imposed by the proviso in Section 6.03(a)(ii) (based on Capital Accounts immediately prior to the date of such conversion, if the conversion occurs before the close of the Fiscal Period for which such allocation would be made).

          (c)  Notwithstanding any other provision of this Agreement:

                    (i) If in any Fiscal Year any Unit has an Adjusted Capital Account Deficit resulting from unexpected adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6),
          items of Partnership income and gain consisting of a pro rata portion of each item of Partnership income (including without limitation items of gross income) and gain for such Fiscal Year (and, if necessary, subsequent years) shall be specially allocated to such Unit in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 6.03(c)(i) shall only be made if and to the extent that such Unit would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.03 have been tentatively made as if this Section 6.03(c)(i) were not in this Agreement. This Section 6.03(c)(i) is intended to constitute a "qualified income offset" within the meaning of
          Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations.

                    (ii) If any Unit has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, items of Partnership income and gain consisting of a pro rata portion of each item of Partnership income (including without limitation items of gross income) and gain for such Fiscal Year (and, if necessary, subsequent years) shall be specially allocated to such Unit in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 6.03(c)(ii) shall only be made if and to the extent that such Unit would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.03 have been tentatively made as if this Section 6.03(c)(ii) were not in this Agreement.

                    (iii) Notwithstanding any other provision of this Section 6.03, if there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities during any Fiscal Year, each Unit with respect to which there is allocable a share of the Minimum Gain attributable to such Partnership Nonrecourse Liabilities at the beginning of such Fiscal Year shall be specially allocated items of Partnership income (including without limitation items of gross income) and gain for such Fiscal Year (and, if necessary, subsequent years), in an amount equal to such Unit's share of the net decrease in such Minimum Gain; provided, however, that such allocations shall not apply to a Unit to the extent that such Unit's share of such decrease in Minimum Gain results under the circumstances described in whichever is applicable of Sections 1.704-2(f)(2), 1.704-2(f)(3), 1.704-2(f)(4)
          and 1.704-2(f)(5) of the Treasury Regulations. Allocations pursuant to this Section 6.03(c)(iii) shall be made first, out of any cancellation of indebtedness income realized (whether or not recognized) by the Partnership for federal income tax purposes, and otherwise, in the manner described in Section 1.704-2(j)(2)(i) of the Treasury Regulations. This Section 6.03(c)(iii) is intended to constitute a "minimum gain chargeback" within the meaning of Section 1.704-2(f) of the Treasury Regulations.

                    (iv) Notwithstanding any other provision of this Section 6.03, if there is a net decrease in the Minimum Gain attributable to Partner Nonrecourse Liabilities during any Fiscal Year, each Unit with respect to which there is allocable a share of the Minimum Gain attributable to such Partner Nonrecourse Liabilities at the beginning of such Fiscal Year shall be specially allocated items of Partnership income (including without limitation items of gross income) and gain for such Fiscal Year (and if necessary, subsequent years), in an amount equal to such Unit's share of the net decrease in such Minimum Gain; provided, however, that such allocations shall not apply to a Unit to the extent that such Unit's share of such decrease in Minimum Gain results under the circumstances identified as exceptions to the charge-back rule in Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to this Section 6.03(c)(iv) shall be made first, out of any cancellation of indebtedness income realized (whether or not recognized) by the Partnership for federal income tax purposes, and otherwise, in the manner described in Section 1.704-2(i)(4) of the Treasury Regulations. This Section 6.03(c)(iv) is intended to constitute a "partner nonrecourse debt minimum gain chargeback" within the meaning of Section 1.704-2(i)(4) of the Treasury Regulations.

          (d) The specially allocated items set forth in Sections 6.03(b)(i) and 6.03(c) hereof are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. Notwithstanding any other provision of this Section 6.03, the specially allocated items shall be taken into account in allocating other items of Net Income and Net Loss among the Units so that, to the extent permissible under applicable Treasury Regulations, the net amount of such allocations of other items of Net Income and Net Loss and any items specially allocated to each Unit shall be equal to the amount of Net Income or Net Loss that would have been allocated to such Unit if the specially allocated items had not occurred.

          Section 6.04.  Allocations for Tax Purposes.

          (a) For federal income tax purposes, except as otherwise provided in this Section 6.04, all items of income, gain, loss, deduction and credit comprising Net Income and Net Loss or otherwise described in, and allocated pursuant to, Section 6.03 shall be allocated among the Units, other than the Units of Class C Limited Partner Interest, in the same proportions as the related portions of the Partnership's Net Income or Net Loss, as the case may be, are allocated pursuant to Section 6.03, and any additional items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes shall be allocated among the Units, other than the Units of Class C Limited Partner Interest, in accordance with the Percentage Interests represented thereby.

     (b) In the case of a Contributed Property, items of income, gain, loss, amortization, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the Units in a manner that takes into account the variation between the Carrying Value of such property and its adjusted income tax basis in attempting to eliminate all related Book-Tax Disparities. Any elections or decisions relating to such allocations shall be made by the Managing General Partner in a manner that reasonably reflects the purpose and intention of this Agreement, and may include a decision to use the "traditional method" of allocation described in Section 1.704-1(c)(2) of the existing Treasury Regulations and in Section 1.704-3(b)(1) of the proposed Treasury Regulations. The Managing General Partner has determined that the Partnership shall use, and the Partnership agrees to use, the traditional method in the case of the Contributed Properties contributed to the Partnership by the Class C-1 Limited Partners on the date hereof.

     (c) To the extent any gain resulting from the sale or other taxable disposition of a Partnership asset is "recaptured" as ordinary income by reason of Section 1245 or 1250 of the Code (or equivalent state or local revenue statutes), the amount of recapture income so recognized shall be allocated among the Units in the same manner as the amortization, depreciation or cost recovery deductions giving rise to such recapture income were allocated among the Units (but not to exceed the amount of gain allocated to such Units).

     (d) To the extent provided in Section 1.704-1(b)(4)(iii) of the Treasury Regulations, any recapture of tax credits shall be allocated to the Units to which were allocated the tax credits giving rise to the recapture.

     (e) (i) An amount equal to the Class C Return accruing in each Fiscal Period shall be reported by the Partnership and the Partners as a guaranteed payment for the use of capital under Section 707(c) of the Code, and not as an allocation of Net Income or Net Loss.

               (ii) In the case of any payment made by the Partnership to retire or liquidate Units of the Class C Limited Partner Interest, the portion of the Class C Liquidation Preference representing payment of the Class C Return shall be treated as a guaranteed payment for the use of capital within the meaning of Section 707(c) of the Code. The balance of the Class C Liquidation Preference shall be considered to represent the agreed-upon value of such Class C Limited Partners' interest in all tangible and intangible Partnership property, including goodwill and going-concern value, within the meaning of Section 736(b) of the Code, and, as such, shall not be treated as a payment described in Section 707(c) of the Code.

               (iii) The amount, if any, treated and reported by the Partnership and the Partners under Section 17.06(c) as a guaranteed payment for the use of capital within the meaning of Section 707(c) of the Code shall be so treated and reported by the Partnership and the Partners for income tax purposes. In the case of a payment by the Partnership of the Class C-1 Liquidation Preference, if any, the portion thereof that does not represent a payment of the Class C-1 Return shall be considered to represent the agreed-upon value of the Class C-1 Limited Partners' interest in all tangible and intangible Partnership property, including goodwill and going-concern value, within the meaning of Section 736(b) of the Code, and, as such, shall not be treated as a payment described in
Section 707(c) of the Code.

     (f) Allocations under this Section 6.04 are made solely for federal, state or local income tax purposes and shall not impact any Capital Account balance or share of distributions.

          Section 6.05.  Distributions.

     (a) (i) Subject to the provisions of Section 6.05(a)(ii) and Section 6.05(f), from time to time, (1) the Managing General Partner shall cause the Partnership to distribute to the General Partners, the Limited Partners (other than the Class C Limited Partners) and the Assignees, as the case may be, the cash distributions described in said Section 6.05(a)(ii)(y), and (2) in the discretion of the Managing General Partner, the Partnership may distribute to the General Partners, the Limited Partners (other than the Class C Limited Partners) and the Assignees, as the case may be, additional sums in an amount not to exceed the excess of (x) cash on hand of the Partnership on the date thereof over (y) the cash requirements of the Partnership, including, but not limited to, (A) any costs and expenses described in Section 9.02, including such reserves for such costs and expenses as the Managing General Partner may reasonably deem appropriate, (B) any costs and expenses required for the servicing and repayment of indebtedness, (C) any general and administrative charges, including amounts payable to the Managing General Partner and/or the Administrative General Partner, (D) any property and operating taxes, and (E) such reserves for anticipated costs or expenses as the Managing General Partner may reasonably deem advisable; provided, however, that the Partnership shall not make any distribution to any Partner or any Assignee if and to the extent that such distribution is prohibited by Delaware RULPA Section 17-607(a) or other applicable law; and provided, further, however, that the Partnership shall not make any such distribution to the extent that the terms of the Field Agreement or any agreement or instrument under which there is any outstanding indebtedness of the Partnership would then prohibit such a distribution, including, without limitation, the Specified Debt Agreements. In the event that the Partnership makes a distribution pursuant to this Section 6.05(a)(i) prior to the admission of Barclays as a Class A-2 Limited Partner, it shall, subject to the provisions of Section 6.05(a)(ii), make a payment to Barclays, pari passu with such distribution to the Partners, in an amount equal to the product of (A) the total amount that the Managing General Partner has designated for distribution pursuant to this Section 6.05(a)(i) and (B) the Percentage Interest represented by the Put/Call Units, and the amount to be paid to Barclays shall be subtracted from the cash available for distribution to the Partners.

               (ii) For so long as there are any outstanding Units of Class C Limited Partner Interest or the Class C Exchange Notes (as defined in Section
16.02 hereof) shall be outstanding, unless all the Class C Limited Partners or the holders of all the Class C Exchange Notes otherwise consent thereto, the Partnership shall not, and shall not permit any Subsidiary to, directly or indirectly, make any distributions of cash, securities or other assets in respect of, or purchase or retire, any equity interests in the Partnership (which for purposes of this sentence only shall include the Put/Call Units) or options or warrants to purchase such interests, in each case outstanding on the date of the First Restated Agreement (or equity interests, options or warrants issued in respect of or upon Transfer of equity interests, options or warrants outstanding on the date of the First Restated Agreement, including for these purposes options issuable under the Management Option Plan), without the prior consent of the Class C Limited Partners or the holders of the Class C Exchange Notes, as applicable, except: (x) in connection with the termination of employment of an employee of the Partnership, the repurchase of such employee's equity interest and options under the Management Option Plan, provided that (1) if the Class C Limited Partner Interests shall not be retired when required pursuant to the provisions of Section 16.02(c) (or at the time at which such retirement would be required but for the operation of Section 16.05(a) hereof or the provisions of any Specified Debt Agreement) or (2) if the Class C Exchange Notes shall not be paid upon their "Maturity Date", then in each case, the Partnership may only effect such repurchase by delivering to such employees Permitted Securities (as defined below); (y) cash distributions (but only for such periods as the Partnership exists in the form of a partnership) to the holders of equity interests in the Partnership (other than the Class C Limited Partners) in an amount equal to the lower of (A) the product of (i) the taxable income of the Partnership for any fiscal year for which the Partnership reports taxable income for Federal income tax purposes determined as if the Partnership were a separately taxable entity and (ii) a percentage equal to the sum of (1) the highest marginal Federal income tax rate applicable to individuals in effect for such year and (2) ten percentage points or (B) the maximum amount of distributions for taxes the Partnership is permitted to make under the Specified Debt Agreements; provided, that, (1) if the Class C Limited Partner Interests shall not be retired when required pursuant to the provisions of Section 16.02(c) (or at the time at which such retirement would be required but for the operation of Section 16.05(a) hereof or the provisions of any Specified Debt Agreement), (2) if the Class C Exchange Notes or the Earn-Out Notes shall not be paid upon their "Maturity Date", or (3) if the Earn-Out Payment shall not be paid when required (each event specified in the preceding clause (1), (2) or (3), a "Specified Event"), then in each case, the Partnership may not make the cash distributions described in this clause (y); and (z) distributions by any Subsidiary to the Partnership.

          For purposes of the preceding sentence and the subsequent sentence,
(1) the Partnership shall not be prohibited from delivering (A) securities issued or issuable to employees pursuant to the Management Option Plan, (B) cash payments in connection with the cash settlement of such securities pursuant to the Management Option Plan, unless a Specified Event has occurred with respect to the Class C Limited Partner Interests or the Class C Exchange Notes or unless the Specified Debt Agreements otherwise prohibit such cash payments, in which case the Partnership may effect such cash settlement only by delivering to such employees Permitted Securities, or (C) securities issued or issuable pursuant to the exercise of warrants or options issued to the holders of the Specified Debt (or their Affiliates), including without limitation the Put/Call Units, and/or securities contemplated by Section 11.08(f) pursuant to the provisions thereof, and (2) the retirement date of the Class C Limited Partner Interests shall be deemed to be such time specified in Section 16.02(c), provided that in no such event shall such retirement date be deemed to be later than August 31, 2002. "Permitted Securities" means (i) if a Specified Event or Specified C-1 Event has occurred with respect to the Class C Limited Partner Interests or the Class C Exchange Notes, or Class

C-1 Partnership Interests or the Class C-1 Exchange Notes, respectively, notes of the Partnership having a ranking chosen by the Partnership (which ranking shall be senior to the Class C Exchange Notes or Class C-1 Exchange Notes, as the case may be) and (ii) if a Specified Event has occurred with respect to the Earn-Out Notes or the Earn-Out Payment, notes of the Partnership pari passu with the Earn-Out Notes (whether or not then issued) in terms of ranking and restrictions on the terms of payments. To the extent permitted under the Specified Debt Agreements, the Partnership shall make such cash distributions pursuant to (y) above on a quarterly basis, on or before the 15th day of January, April, June and September in each Fiscal Year. As soon as practicable following the end of each Fiscal Year, the Managing General Partner shall determine whether any adjustments with respect to such distributions pursuant to
(y) above are appropriate to reflect the actual taxable income, if any, of the Partnership for such Fiscal Year, and shall notify the Partners and the taxpayer with respect to the Put/Call Units accordingly if it determines that any excess cash distributed should be restored to the Partnership.

               (iii) All determinations by the Managing General Partner regarding distributions shall be made reasonably and in good faith with due regard to the criteria for distributions set forth above.

     (b) Distributions (other than redemptions and distributions in liquidation or dissolution) shall not be made to the Class C Limited Partners or their Assignees. Except as otherwise provided in Section 19.02 hereof, distributions under Section 6.05(a)(i) hereof shall be made in accordance with Percentage Interests, except that, notwithstanding anything to the contrary in Section 6.05(a)(i) hereof, distributions described in Section 6.05(a)(ii)(y) hereof shall be apportioned among the Units entitled to participate in distributions under Section 6.05(a)(i)(1) hereof (i) first, so as to provide the holder of each such Unit with tax distributions equal to (1) the applicable income tax rate determined under said Section 6.05(a)(ii)(y) multiplied by the excess of the cumulative Net Income allocated to such Unit for all Fiscal Periods preceding the Fiscal Period for which the applicable tax distributions are being made, over the cumulative Net Loss allocated to such Unit for such prior Fiscal Periods, reduced by (2) all prior distributions made in respect of such Unit under Section 6.05(a)(i)(1) for all Fiscal Periods preceding the Fiscal Period for which the applicable tax distributions are being made; provided that no Unit shall be entitled to receive such distributions on account of Net Income or taxable income allocated to such Unit for Fiscal Periods (or portions thereof) before the earliest date on which such Unit was otherwise entitled to participate in distributions under Section 6.05(a)(i)(1) hereof; provided, further, that a Class B Conversion Unit shall be entitled to receive the portion (if any) of such distributions that would have been made to the Unit of Preferred Limited Partner Interest for which it was issued for periods after the conversion (based on the allocations and tax distributions actually made to such Unit of Preferred Limited Partner Interest for periods up to the conversion) had such Unit of Preferred Limited Partner Interest not been converted; and (ii) as to the balance, in the ratio that such Units were allocated the taxable income reported by the Partnership for the Fiscal Period for which the applicable tax distributions are being made. In the event that the Partnership shall make a distribution which consists of both non-cash property and cash, the Partnership shall distribute, to the extent reasonably practicable in the Managing General Partner's judgment, such property and cash in such a manner that each of the Persons entitled to receive such distribution shall receive approximately the same proportion of cash to such property.

          (c) The Managing General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any requirement relating to the withholding of taxes, and may withhold taxes from any payment or distribution to the extent required by the Code or any other applicable federal, state, local or foreign law, including, without limitation, Sections 1441, 1442, 1445, 1446 and 3406 of the Code. For purposes of this Agreement, any taxes so withheld by the Partnership from any amount paid or distributed with respect to any Units shall be deemed to be a distribution or payment with respect thereto, shall reduce the amount that otherwise would be paid or distributed with respect to such Units pursuant to this Agreement and shall reduce the Capital Account of such Units.

          (d) If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of any Person who is a taxpayer with respect to Units, including, without limitation, any taxes required to be withheld and paid over by the Partnership under Section 1446 of the Code in respect of Net Income or items thereof allocated to such Units, then (i) to the extent that the Partnership is then able to make a cash payment or distribution to such taxpayer in accordance with the provisions of Section 6.05(a) of this Agreement, the Managing General Partner shall be authorized, notwithstanding any provision in this Agreement to the contrary, to offset the amount of tax to be so paid on behalf of such taxpayer against such payment or distribution, and
(ii) to the extent that the amount of tax required to be so paid on behalf of such taxpayer exceeds the amount of the cash payment or distribution that the Partnership is able to so make to such taxpayer, then (x) the Managing General Partner, notwithstanding any provision in this Agreement to the contrary, shall send written notice to such taxpayer, not more than 15 days before the due date of the relevant tax payment, specifying the amount that such taxpayer must pay to the Partnership to enable the Partnership to make the payment required to be so made on behalf of such taxpayer, and (y) such taxpayer shall be obligated to pay to the Partnership the amount set forth in such notice within 3 days of receiving such notice and, if such amount is not so paid by such date (the "due date"), shall also be liable to the Partnership for interest on such unpaid amount from the due date to the date of payment at a rate equal to the Partnership's actual cost of funds, together with any penalties imposed on the Partnership with respect to such unpaid amount. The amount of any such taxes paid by the Partnership on behalf of any such taxpayer (whether or not offset against the amount of any payment or distribution to which such taxpayer would otherwise be entitled under this Agreement) shall be treated as an actual distribution to such taxpayer for all purposes of this Agreement. The Managing General Partner shall (1) upon the making of a quarterly tax payment under Section 1446 of the Code on behalf of any such taxpayer, advise such taxpayer of the Partnership's payment by providing notice to such taxpayer in the form and manner specified in Revenue Procedure 89-31, 1989-1 C.B. 895, as the same may be amended or modified from time to time (or in the form and manner set forth in any Treasury Regulations promulgated under Section 1446 of the Code), and (2) otherwise comply with all reporting requirements under Section 1446 of the Code. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of any taxpayer, including any taxpayer who is a former Partner or Assignee, the Managing General Partner shall be authorized (but not required) to pay such tax from the funds of the Partnership and to take any action consistent with this
Section 6.05(d). The Managing General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax, which relates to prior periods and which is attributable to Persons who were taxpayers with respect to Units when such deficiencies arose, from such Persons.

          (e) Notwithstanding anything to the contrary contained in this Agreement, until a Class C-1 Participation Event occurs, a Class C-1 Limited Partner shall not share in any Partnership distributions (other than distributions in liquidation of such Limited Partner's Units and other than in liquidation and dissolution of the Partnership). Following the occurrence of a Class C-1 Participation Event, a Class C-1 Limited Partner shall participate in Partnership distributions made pursuant to Section 6.05(a) hereof, in accordance with the Percentage Interest represented by its Units, except that such Limited Partner shall not participate in distributions described in Section 6.05(f)(i)(y) hereof to the extent such distributions relate to taxable income allocated to the Partners for any of the preceding Fiscal Periods.

          (f) (i) Prior to the Class C-1 Participation Event, unless all the Class C-1 Limited Partners or the holders of all the outstanding Class C-1 Exchange Notes otherwise consent thereto, the Partnership shall not, and shall not permit any Subsidiary to, directly or indirectly, make any distributions of cash, securities or other assets in respect of, or purchase or retire, any equity interests in the Partnership (which for the purposes of this sentence only shall include the Put/Call Units) or options or warrants to purchase such interests, in each case outstanding on the date of the First Restated Agreement (or equity interests, options or warrants issued in respect of or upon Transfer of equity interests, options or warrants outstanding on the date of the First Restated Agreement, including for these purposes options issuable under the Management Option Plan), except: (x) in connection with the termination of employment of an employee of the Partnership, the repurchase of such employee's equity interest and options under the Management Option Plan, provided that (1) if the Class C-1 Limited Partner Interests shall not be retired when required pursuant to the provisions of Section 17.02(c) (or at the time at which such retirement would be required but for the operation of Section 17.05(a) hereof or the provisions of any Specified Debt Agreement or any other agreements governing the Indebtedness of the Partnership) or (2) if the Class C-1 Exchange Notes shall not be paid upon their "Maturity Date", then in each case, the Partnership may only effect such repurchase by delivering to such employees Permitted Securities; (y) cash distributions (but only for such periods as the Partnership exists in the form of a partnership) to the holders of equity interests in the Partnership (other than the Class C-1 Limited Partners prior to the Class C-1 Participation Event) in an amount equal to the lower of (A) the product of (i) the taxable income of the Partnership for any fiscal year for which the Partnership reports taxable income for Federal income tax purposes determined as if the Partnership were a separately taxable entity and (ii) a percentage equal to the sum of (1) the highest marginal Federal income tax rate applicable to individuals in effect for such year and (2) ten percentage points or (B) the maximum amount of distributions for taxes the Partnership is permitted to make under the Specified Debt Agreements or any other agreements governing Indebtedness of the Partnership; provided, that, (1) if the Class C-1 Limited Partner Interests shall not be retired when required pursuant to the provisions of Section 17.02(c) (or at the time at which such retirement would be required but for the operation of Section 17.05(a) hereof or the provisions of any Specified Debt Agreement or any other agreements governing Indebtedness of the Partnership), or (2) if the Class C-1 Exchange Notes shall not be paid upon their "Maturity Date", (each event specified in the preceding clause (1) or (2), a "Specified C-1 Event"), then in each case, the Partnership may not make the cash distributions described in this clause (y); and (z) distributions by any Subsidiary to the Partnership.

     For purposes of the preceding sentence and the subsequent sentence, (1) the Partnership shall not be prohibited from delivering (A) securities issued or issuable to employees pursuant to the Management Option Plan, (B) cash payments in connection with the cash settlement of such securities pursuant to the Management Option Plan, unless a Specified C-1 Event has occurred with respect to the Class C-1 Limited Partner Interests or the Class C-1 Exchange Notes or unless the Specified Debt Agreements or other agreements governing Indebtedness of the Partnership otherwise prohibit such cash payments, in which case the Partnership may effect such cash settlement only by delivering to such employees Permitted Securities, (C) securities issued or issuable pursuant to the exercise of warrants or options issued to the holders of the Specified Debt or other agreements governing Indebtedness of the Partnership (or their Affiliates), including without limitation the Put/Call Units, and/or securities contemplated by Section 11.08(f) pursuant to the provisions thereof, or (D) and issuing the Conversion Units and/or the Special Subordinated Note (as defined in the Guaranteed Note) (or Units of Class A-1 Partner Interest issued in exchange for Conversion Units pursuant to Section 11.11(a)(ii)(b) of this Agreement), and (2) the retirement date of the Class C-1 Limited Partner Interests shall be deemed to be such time specified in Section 17.02(c), provided that in no such event shall such retirement date be deemed to be later than the tenth anniversary of the date hereof. To the extent permitted under the Specified Debt Agreements and the other agreements governing Indebtedness of the Partnership, the Partnership shall make such cash distributions pursuant to (y) above on a quarterly basis, on or before the 15th day of January, April, June and September in each Fiscal Year. As soon as practicable following the end of each Fiscal Year, the Managing General Partner shall determine whether any adjustments with respect to such distributions pursuant to (y) above are appropriate to reflect the actual taxable income, if any, of the Partnership for such fiscal Year, and shall notify the Partners and the taxpayer with respect to the Put/Call Units accordingly if it determines that any excess cash distributed should be restored to the Partnership.

               (ii) All determinations by the Managing General Partner regarding distributions shall be made reasonably and in good faith with due regard to the criteria for distributions set forth above.


                                  ARTICLE VII

                                  MANAGEMENT

          Section 7.01.  Management and Control of the Partnership.
                         -----------------------------------------

          (a) Except as otherwise provided herein, the Managing General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as it deems necessary, appropriate, incidental or convenient to accomplish the purposes of the Partnership as set forth herein. The Managing General Partner shall be responsible for the day-to-day management of the Partnership and, except as otherwise provided herein or as otherwise agreed in writing by all the General Partners, shall have the sole right to manage and control the Partnership, with no obligation to consult with or obtain the consent of the Administrative General Partner or any additional General Partner.

          (b) Except as otherwise provided herein, no General Partner other than the Managing General Partner and no Limited Partner, as such, shall have any authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

          (c) On any matter requiring the consent or agreement of the General Partners, other than with respect to the dissolution of the Partnership pursuant to Section 12.02(c) or the substitution of Limited Partners, in which event (except as otherwise provided in Section 11.10(g)) the consent of each General Partner shall be required, and except as otherwise provided in this Agreement (e.g. where consent of each of or all of the General Partners or the consent of each or all of the Partners is provided for), consent or agreement shall be deemed to have been obtained if holders of the Units of General Partner Interest rep-resenting a majority of the outstanding Units of General Partner Interest shall have consented or agreed.

          Section 7.02. Powers of the Managing General Partner. Except as otherwise expressly provided herein, the Managing General Partner (acting on behalf of the Partnership) shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, deemed by the Managing General Partner to be necessary, appropriate, incidental or convenient to effectuate the business, purposes and objectives of the Partnership. Such right, power and authority of the Managing General Partner shall include, without limitation, the power and authority:

          (a) to acquire, own, lease, sublease, manage, finance, hold, deal in, control or dispose of any interests or rights in personal property or real property;

          (b) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Partnership;

          (c) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities;

          (d) to borrow money or to obtain credit in such amounts, at such rate of interest and upon such other terms and conditions as the Managing General Partner deems appropriate, recourse or nonrecourse, from banks, other lending institutions or any other Person, including the Partners, and pursuant to indentures, loan agreements or any other type of instrument, for any purpose of the Partnership and to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of or grant of security interests in the whole or any part of any or all of the property and assets of the Partnership;

          (e) to make, execute, deliver, perform, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind which the Managing General Partner may deem necessary, appropriate, incidental or convenient in carrying out the purposes and business of the Partnership; and any Person dealing with the Managing General Partner shall not be required to determine or inquire into its authority or power to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

          (f) to assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and to secure any of the obligations, contracts or liabilities of the Partnership, by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

          (g)  to invest funds of the Partnership;

          (h) to employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the Managing General Partner or any Affiliate of the Managing General Partner and to designate employees or agents of the Partnership, who may be employees or agents of a General Partner, as officers with titles including but not limited to "president," "senior vice president," "vice president," "treasurer," "secretary," "assistant treasurer," and "assistant secretary," and who in such capacity may act for and on behalf of the Partnership, as and to the extent authorized by the Managing General Partner, at all times subject to the supervision of the Managing General Partner) to carry out any activities that the Managing General Partner is authorized or required to carry out under this Agreement, including, without limitation, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping or other duties of the Managing General Partner and to indemnify such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership;

          (i) to qualify the Partnership to do business in any state, territory, dependency or foreign country;

          (j) subject to the terms of Section 11.07, to sell or dispose of all or a portion of the Partnership's assets for the benefit of the Partners at the times and on terms determined by the Managing General Partner, in its sole discretion;

          (k) to form or cause to be formed, and to own the stock of, one or more corporations, and to form or cause to be formed and to participate in partnerships, joint ventures, trusts or other entities;

          (l) to establish, approve, adopt, amend, terminate or qualify any management incentive plan or other employee benefit plan, in accordance with the terms of any such plan;

          (m) subject to the provisions of Section 11.11, to cause the Partnership to issue and sell at any time or from time to time any and all types of securities of, or interests in, the Partnership (including without limitation securities or interests of an equity nature and warrants, options or other rights with respect to the acquisition thereof), whether or not such securities or interests are senior or junior to, or of the same or substantially the same priority as, any then outstanding securities or interests (including without limitation any Class of Limited Partner Interests); and

          (n) to possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not expressly prohibited by this Agreement.

          The expression of any right, power or authority of the Managing General Partner in this Agreement shall not in any way (i) limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement or (ii) limit any fiduciary duty of the Managing General Partner to the Partnership or the Partners. Notwithstanding any of the foregoing (but subject to the provisions of the preceding sentence), the Partnership will operate in such a manner as the Managing General Partner reasonably deems necessary or appropriate to preserve the limited liability of the Limited Partners.

          Section 7.03. Title to Assets of the Partnership. Title to assets of the Partnership, whether real, personal or mixed or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all of the assets of the Partnership may be held in the name of the Partnership, of one or more of the General Partners or of one or more nominees, as the Managing General Partner may determine. The General Partners declare and warrant that any assets of the Partnership for which legal title is held in the name of a General Partner shall be held in trust by such General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement. All assets of the Partnership shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such assets of the Partnership is held.

          Section 7.04. Other Business Activities of Partners. Except as otherwise agreed in writing by any of the parties hereto, any General Partner (other than the Administrative General Partner) or Affiliate thereof may have business interests or may engage in other business ventures of any nature or description whatsoever in addition to those relating to the Partnership, whether presently existing or hereafter created, and may compete, directly or indirectly, with the business of the Partnership and such activities shall not be deemed wrongful or improper. No General Partner (other than the Administrative General Partner) or Affiliate thereof shall incur any liability to the Partnership or any other Partner as the result of such Partner's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the other Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

          Section 7.05. Transactions with the General Partners or Affiliates. Except as otherwise expressly provided herein, the Partnership is expressly permitted to enter into transactions with the General Partners or any Affiliate thereof, provided that the terms of such transaction are at least as favorable to the Partnership as those that the Partnership would have obtained in a transaction on an arm's-length basis with a Person not a General Partner or an Affiliate thereof.

          Section 7.06.  Exculpation; Indemnification.
                         ----------------------------

          (a) The General Partners, their respective Affiliates and all officers, partners, directors, employees, stockholders and agents of the General Partners and their respective Affiliates and all officers, agents and employees of the Partnership who are Partners shall not be liable to the Partnership, to Limited Partners or to any Person who has acquired an interest in the Partnership for any losses sustained or liabilities incurred, including monetary damages, as a result of any act or omission of the General Partners or any such other Person if the conduct of the General Partners or such other Person did not constitute fraud, willful misconduct or criminal conduct.

          (b) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless the General Partners, their respective Affiliates and all officers, partners, directors, employees, stockholders and agents of the General Partners and their respective Affiliates and all officers, agents and employees of the Partnership who are Partners (for purposes of this Article VII, individually, an "Indemnitee") from and against any and all losses, claims, damages, liabilities, expenses

(including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of his, her or its management of the affairs of the Partnership or a General Partner or status as a General Partner, an Affiliate thereof, or a partner, director, officer, employee, stockholder or agent thereof or an officer, agent or employee of the Partnership or a Person serving at the request of the Partnership, a General Partner or any Affiliate thereof in another entity in a similar capacity, which relates to or arises out of the Partnership, its property, business or affairs or one of the General Partners, its properties, businesses or affairs or any document filed with or submitted to the Securities and Exchange Commission by the Partnership or any indemnification of underwriters given in connection therewith, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate thereof or an officer, partner, director, employee, stockholder or agent thereof or an officer, agent or employee of the Partnership at the time any such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof; provided, however, that this indemnification shall not apply to any liability or expense that results from fraud, willful misconduct or criminal conduct of the Indemnitee. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standard set forth in Section 7.06(c) below. Any indemnification pursuant to this Section 7.06 shall be made only out of the assets of the Partnership or from any insurance proceeds which the Partnership may receive with respect to such indemnification (it being understood that the Partnership may, but shall not be required to, obtain or maintain insurance with respect to such indemnification).

          (c)  An Indemnitee shall not be entitled to indemnification under this
Section 7.06 with respect to any claim, issue or matter in which it has been adjudged liable for fraud, willful misconduct or criminal conduct unless and only to the extent that the court in which such action was brought, or another court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such liabilities and expenses as the court may deem proper.

          (d) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.06.

          (e) The indemnification provided by this Section 7.06 shall be in addition to the provisions of Section 15.05 hereof and any other rights not inconsistent with this Section 7.06 to which an Indemnitee may be entitled under any agreement, bylaw or vote of the Partners or as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a General Partner, an Affiliate thereof or a partner, director, officer, employee, stockholder or agent thereof or the Partnership and as to action in any other capacity which relates to or arises out of the Partnership or the property, business or affairs of the Partnership or a General Partner, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of an Indemnitee.

          (f) The General Partners and the Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partners shall, in their sole discretion, deem reasonable, on behalf of Indemnitees and such other Persons as the General Partners shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with activities of the Partnership or such Indemnitees, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The General Partners and the Partnership may enter into indemnity contracts with Indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 7.06 and containing such other procedures regarding indemnification as are appropriate, provided that such arrangements, contracts or procedures are not inconsistent with the provisions of this Section 7.06.

          (g) In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

          (h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.06 solely because the

Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (i) The provisions of this Section 7.06 are for the benefit of the Indemnitees and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to create any rights for the benefit of any other Persons. The provisions of this Section 7.06 shall not be amended in any way that would adversely affect the Indemnitees who are Partners without the consent of the Partner that is adversely affected.

          (j) In the event that any General Partner other than the Managing General Partner shall attempt to exercise any right to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever, other than as expressly set forth in this Agreement, such General Partner shall indemnify and hold harmless the Partnership, the Partners and their respective Affiliates, from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising out of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative, or investigative, which may arise out of such actions.

          (k) Notwithstanding any other provision of this Section 7.06, no provision of this Section 7.06 shall limit (i) any fiduciary duty of a General Partner to the Partnership or the Limited Partners or (ii) any liability of a General Partner for any breach of such fiduciary duty or any material breach of its other obligations to other Partners or the Partnership under this Agreement nor shall it provide indemnification to a General Partner with respect to any breach of such fiduciary duty or any such material breach.

           Section 7.07.  Other Matters Concerning the General Partners.

          (a) The General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed in good faith by such General Partner to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any opinion of any such Person as to matters that such General Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by such General Partner hereunder in good faith and in accordance with such opinion.

          (c) Notwithstanding any other provision of this Agreement, no General Partner nor any partner or shareholder in a General Partner nor any legal representative, heir, estate, successor or assign of any such partner or any officer, director, shareholder or partner in any General Partner, whether disclosed or undisclosed, shall have any personal liability to the Partnership or the Partners for the performance or discharge of any covenants or undertakings of the Partnership, provided that this Section 7.07(c) shall not limit any liability which any such Person may have under Section 7.06 of this Agreement for an act or omission or conduct that constitutes fraud, willful misconduct or criminal conduct of such Person.

          Section 7.08. Resolution of Conflicts of Interest. Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between a General Partner or any of its Affiliates, on the one hand, and the Partnership or any other Partner on the other hand, the Managing General Partner shall resolve such conflict of interest in a way that is fair and reasonable to all parties (including itself) taking into account the relative benefits and burdens on such parties, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the event that one Partner disputes the fairness and reasonableness of any such resolution, such Partner shall notify the Managing General Partner and if the parties are unable to agree after good faith efforts as to a resolution that is acceptable to the disputing Partner, the dispute shall be settled by arbitration in accordance with and to the extent permitted by the Uniform Arbitration Act of the State of Delaware and, to the extent not inconsistent therewith, the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date a demand for arbitration is filed with the AAA. The arbitration shall be conducted (as determined by mutual consent of the parties to the dispute) in (i) the City of New York, State of New York, (ii) the City of Seattle, State of Washington, (iii) the City of Wilmington, State of Delaware or (iv) such other place as the parties to the dispute shall agree.
The finding and deci-
sions of a majority of the arbitrators shall be final and binding upon the parties.


                                 ARTICLE VIII

                               LIMITED PARTNERS

          Section 8.01. Liability of Limited Partners. No Limited Partner or Assignee as such shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or Assignees, to the creditors of the Partnership or to any other Person, for the debts or obligations of the Partnership. Except as otherwise expressly required by law, a Limited Partner or Assignee as such shall have no liability in excess of (i) the amount of its Capital Contribution, (ii) its share, if any, of any undistributed profits and assets of the Partnership, (iii) its obligation to make other payments expressly provided for in this Agreement and (iv) the amount of any distributions wrongfully distributed to it. For purposes of Delaware RULPA Section 17-607(b), no Limited Partner or Assignee that receives a distribution in violation of Delaware RULPA Section 17-607(a) shall be deemed to know at the time of the distribution that the distribution violated Delaware RULPA Section 17-607(a) without actual knowledge thereof. The payment of any such money or distribution of any such property to a Limited Partner or Assignee, whether or not deemed to be a return of capital, shall be deemed to be a compromise within the meaning of
Section 17-502(b) of the Delaware RULPA, and the Limited Partner or Assignee receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Partnership in violation of Delaware RULPA Section 17-607(a) was with the knowledge of a Limited Partner or Assignee, any obligation under applicable law to return the same or any portion thereof to or for the account of any Person, the Partnership or its creditors shall be the obligation of such Limited Partner or Assignee and not of the General Partners.

          Section 8.02. No Management by Limited Partners. No Limited Partner, in its capacity as such, shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. No Limited Partner, in its capacity as such, shall have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partners shall

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

have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof.

          Section 8.03. No Mention of Limited Partners. Subject to applicable law, the Managing General Partner may (and, subject to applicable law, with respect to the Class A-2 Limited Partners, Preferred Interest Limited Partners who are also Class A-2 Limited Partners, and the Class C Limited Partners, shall use its best efforts to) omit from the Certificate of Limited Partnership and from any other certificates and documents filed in any state or other jurisdiction in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and Assignees and information relating to the Capital Contributions and share of profits and losses of the Limited Partners and Assignees or state such information in the aggregate rather than with respect to each individual Limited Partner and Assignee.

          Section 8.04. Employees, Agents or Officers of the Partnership or a General Partner. A Limited Partner or an employee, agent or officer of a Limited Partner may also be an employee, agent or officer of the Partnership or a General Partner. The existence of these relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the conduct or control of the business of the Partnership.


                                  ARTICLE IX

                           COMPENSATION AND EXPENSES

          Section 9.01. Compensation to the General Partners. The General Partners will receive no compensation for the performance of their services hereunder.

          Section 9.02. Direct and Indirect Expenses; Expenses in Connection with the Organization and Operation of Partnership. The Partnership shall be responsible for its own expenses and all expenses incurred on its behalf and shall reimburse the Managing General Partner and its Affiliates for any amounts paid in connection with such expenses, including all out-of-pocket fees, costs and expenses actually incurred by the Partnership, the Managing General Partner and its Affiliates in connection with (a) the formation and organization of the Partnership and the General Partners and (b) the qualification of the Partnership to do business in any state in which the Managing General Partner determines that such qualification is advisable. The Partnership shall also reimburse the Managing General Partner for the

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

reasonable out-of-pocket expenses and annual fees of the directors of the Managing General Partner or, if the Managing General Partner is a partnership, the reasonable out-of-pocket expenses and annual fees of the directors of the corporation which is the managing general partner of the Managing General Partner, provided that the aggregate annual fees of all such directors shall not exceed $100,000 (subject to reasonable cost of living adjustments based on published sources and not to exceed 5% per annum). Any reimbursements or payments to the Managing General Partner or its Affiliates shall be in addition to any reimbursement to such Partner or Affiliate as a result of indemnification pursuant to Section 7.06 or 15.05 of this Agreement.

                                   ARTICLE X

                               FINANCIAL MATTERS

          Section 10.01.  Books and Records.

          (a) The Managing General Partner shall keep, or cause to be kept, books and records with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership and a current register of the names and last known addresses of, and number and type of Units of Partner Interest owned by, each Partner. The Managing General Partner shall maintain and preserve all Partnership books and records for such period as the Managing General Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirement of federal or state law.

          (b) Each Partner, and each Partner's duly authorized representatives, shall have the right, at reasonable times and at such Partner's own expense, to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operations of the Partnership, including copies of any appraisal reports and copies of the federal, state and local income tax returns of the Partnership.

          (c) The Managing General Partner shall keep, or cause to be kept, a register of Units of Partner Interests (the "Unit Register") which shall provide for the registration and Transfer of Units of Partner Interests in substantially the form of Exhibit C attached hereto and the completed Unit Register shall be attached as Schedule I hereto and made part hereof. Any and all Units of Partner Interests and Transfers (including, without limitation, any pledges or hypothecation to any Permitted Pledgee to secure any borrowing made by the Partnership from such Per-mitted Pledgee) of the Units of Partner Interests shall be registered and recorded in the Unit Register. Any requirement in this Agreement that a Transfer or the admission of a Partner be listed on the books and records of the Partnership shall be satisfied upon such registration and recording in the Unit Register, provided that such Transfer or admission is otherwise in accordance with the provisions of this Agreement.

          Section 10.02.  Financial Statements and Information.


          (a) All Partnership financial statements shall be accurate and complete in all material respects and shall present fairly the financial positions, operating results and cash flows of the Partnership.

          (b) As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the Managing General Partner shall cause to be mailed to each Partner as of the last day of such Fiscal Year reports containing financial statements of the Partnership for such Fiscal Year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners' equity and a statement of cash flows, such statements to be audited by a firm of independent accountants selected by the Managing General Partner.

          (c) As soon as practicable, but in no event later than 75 days after the close of each Fiscal Period, except the last Fiscal Period of each Fiscal Year, the Managing General Partner shall cause to be mailed to each Partner as of the last day of that Fiscal Period a report containing such financial information for that Fiscal Period as the Managing General Partner deems appropriate.

          (d) The Managing General Partner shall provide to each Partner such other reports and information concerning the business and affairs of the Partnership (i) as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate, (ii) to the extent not provided for in Section 10.02(b) or (c) as a Limited Partner requests for a purpose reasonably related to such Limited Partner's interest in the Partnership as a Limited Partner, and (iii) as may be specifically required by the Delaware RULPA or by any other law or any regulation of any regulatory body applicable to the Partnership.

          (e) The Managing General Partner shall provide any of the reports or other information referred to in this Section 10.02 to such federal, state or local governments, governmental agencies, other regulatory entities or securities exchanges as


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

shall be required or as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

          Section 10.03. Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing General Partner, subject to review and advice as to major accounting matters by the Partnership's independent certified public accountants.

          Section 10.04. Place Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the Managing General Partner, at the principal place of business of the Managing General Partner.

          Section 10.05. Preparation of Tax Returns. The Managing General Partner shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions and losses necessary for federal, state or local income tax purposes, as the case may be, and shall use all reasonable efforts to furnish to the Limited Partners, any Assignees and the taxpayer with respect to the Put/Call Units within ninety (90) days after the close of each taxable year of the Partnership the tax information reasonably required by the Limited Partners and Assignees for federal, state and local income tax reporting purposes. In this regard, the Class C-1 Limited Partners agree to provide promptly on request any information with respect to the Class C-1 Limited Partners' adjusted tax basis, holding period, and depreciation or amortization methods with respect to the Contributed Properties contributed to the Partnership by such Class C-1 Limited Partners, as the Managing General Partner shall reasonably request to enable the Partnership to prepare and file its tax returns.

          Section 10.06.  Tax Elections.


          (a) Except as otherwise specifically provided herein, the Managing General Partner shall, in its sole discretion, determine whether to make any available election under the Code or any applicable state or local tax law on behalf of the Partnership.

          (b) The Managing General Partner, if so requested by a Partner in connection with a distribution of property or a Transfer of Units, shall cause the Partnership to make the election described in Section 754 of the Code, but only if the requesting Partner also agrees in writing to pay or reimburse the Partnership on demand for all related costs and expenses. The

Managing General Partner may seek to revoke such election, if made, only with the consent of all the General Partners.

          (c) The Managing General Partner shall cause the Partnership to elect to amortize and deduct expenses incurred in organizing the Partnership over a 60-month period as provided in Section 709 of the Code.

          (d) No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state or local tax laws.

          Section 10.07. Tax Matters Partner. The Managing General Partner shall be the "tax matters partner" of the Partnership within the meaning of
Section 6231(a)(7) of the Code and is authorized to represent the Partnership in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Person who is a taxpayer with respect to any Units consents to have the Managing General Partner be the tax matters partner and agrees to cooperate with the Managing General Partner in connection with the conduct of all such proceedings.

          Section 10.08. Confidentiality. In consideration of the Partnership's issuance and sale of Units to each Partner and the rights granted to each Partner under this Agreement, each Partner (and Assignee) agrees that, during the period he or it is a Partner (or Assignee) and thereafter, (i) he or it will keep confidential all financial statements, financial information, reports, records, communications, notices and other information relating to the business, operations, prospects, financial statements, projections, financial condition, customers, customer lists, intellectual property, trade secrets, know-how, business plans, or employees of Partnership (the "Partnership Information") which he or it may receive, inspect, review or otherwise have access to pursuant to this Agreement or as a result of his relationship with the Partnership and
(ii) he or it will not use the Partnership Information for his or its own benefit or disclose it to any Third Party, except (w) as the Managing General Partner may authorize with respect to a Class B Limited Partner who is an employee of the Partnership, to the extent necessary for such Class B Limited Partner to perform his duties as an employee of the Partnership, (x) as may be otherwise expressly authorized in writing by the Managing General Partner, (y) as permitted pursuant to Section 16.03 hereof, or

(z) as may be required by applicable law or regulation or judicial or regulatory process. The provisions of this Section 10.08 shall not apply to (i) Partnership Information that is in the public domain unless such Partner's (or Assignee's) breach of this Agreement caused such Partnership Information to be in the public domain, or (ii) a Limited Partner's use of the Partnership Information for his or its internal purposes relating to the evaluation and monitoring of, and enforcement of rights relating to, his or its investments, tax and estate planning and other similar internal uses relating to passive investments of such Limited Partner. The provisions of this Section 10.08 are in addition to, and not in limitation of, any other confidentiality agreements between the Partnership and any Partner or Assignee or any other confidentiality obligations pursuant to applicable law or regulation or any employment agreements or employment relationships between the Partnership and any Partner or Assignee (except that with respect to disclosures governed by the confidentiality agreement referred to in Section 16.03, the provisions of such confidentiality agreement shall control).


                                  ARTICLE XI

               TRANSFER OF UNITS OF GENERAL PARTNER INTEREST AND
              LIMITED PARTNER INTEREST; ADMISSION OF NEW PARTNERS

          Section 11.01.  Transfer of Units of General Partner Interest.

          (a) Except as otherwise expressly provided in this Article XI, no General Partner shall have any right to Transfer any or all of its Units of General Partner Interest (or any interest therein) to any Person. If a General Partner shall Transfer any Units of General Partner Interest (or any interest therein) in contravention of any provision of this Article XI, such Transfer shall be void and deemed ineffectual, and shall not bind or be recognized by the Partnership.

          (b) The Managing General Partner shall have the right to Transfer any or all of its Units of General Partner Interest (or any interest therein) to the extent provided in Section 11.01(e), 11.01(g), 11.04, 11.06 or 11.07 or Article XV hereof.

          (c) The Administrative General Partner shall have the right to Transfer any or all of its Units of General Partner Interest (or any interest therein) pursuant to Section 11.01(e) and on or after the fifth anniversary of the date hereof pursuant to Section 11.05 or 11.06 or Article XV hereof.

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

          (d) If a General Partner desires to Transfer any or all of its Units of General Partner Interest (or any interest therein) pursuant to this Article XI, notwithstanding any other provision of this Article XI, such Transfer shall be permitted if (and only if) the Managing General Partner reasonably determines that the transaction would not cause the Partnership (if its existence would not otherwise have been terminated as a result of such Transfer and any other related Transfers in connection therewith) to be treated as an association taxable as a corporation for federal income tax purposes and reasonably determines that such Transfer would not result in the loss of limited liability of the Limited Partners under the Delaware RULPA; provided, however, that each of such determinations shall be based upon the opinion of one or more independent counsels if such transaction would result in the then remaining General Partners in the aggregate having a General Partner Interest in the Partnership of less than 1%.

          (e) The Partnership and Partners acknowledge that a General Partner may Transfer its Units of General Partner Interest to a bank or other lending institution to secure any borrowings made by the Partnership from such bank or other lending institution. Any such bank or other lending institution to which Units of Partner Interest may be Transferred by a General Partner pursuant to this Section 11.01(e) or a Limited Partner pursuant to Section 11.03(h) is hereinafter sometimes referred to as a "Permitted Pledgee".

          (f)  [Intentionally Omitted]

          (g) The Partnership and Partners acknowledge that, subject to the provisions of Section 11.01(d), the Managing General Partner may Transfer its Units of Partner Interest to Centre Partners L.P. or Holdings or their respective partners or Affiliates.

          Section 11.02. Admission of an Additional or Successor General
Partner.


          (a) Upon a Transfer by a General Partner of any or all of its Units of General Partner Interest in accordance with this Article XI, the transferor shall be deemed to have given the transferee the right to seek admission to the Partnership as an additional or successor General Partner. In the event that a General Partner Transfers all of its Units of General Partner Interest in accordance with this Article XI, and upon satisfaction of the conditions set forth in Section 11.02(b), the admission of the transferee to the Partnership as a successor General Partner shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the Transfer of the Units of General Partner Interest by the transferor, and such transferee shall be authorized to continue the business and operations of the Partnership without dissolution. Upon the Transfer by a General Partner of its entire General Partner Interest in accordance with this Article XI, such transferor shall cease to be a General Partner (notwithstanding any failure or refusal by the remaining General Partners or a Majority Vote of the Partners to approve the admission of the transferee as a successor General Partner), and the Certificate of Limited Partnership shall be amended to reflect such withdrawal. In the event that a General Partner Transfers a portion of its General Partner Interest in accordance with this Article XI, upon the satisfaction of the conditions set forth in Section 11.02(b), the transferee shall be admitted to the Partnership as an additional General Partner and, together with the transferor, which shall remain a General Partner, shall continue the business of the Partnership without dissolution. Within ninety (90) days after the admission to the Partnership of an additional or successor General Partner, the Certificate of Limited Partnership shall be amended in accordance with the Delaware RULPA to reflect such admission.

          (b) Notwithstanding anything in this Article XI to the contrary (but subject to the provisions of paragraphs (d) and (e) of this Section 11.02), the admission to the Partnership of an additional or successor General Partner (including, without limitation, (i) the admission of a Permitted Pledgee pursuant to Section 11.01(e) or (ii) the admission of a Person who is not then a Partner pursuant to Section 11.04 or 11.05) shall be subject to either (A) the prior written consent of each of the then remaining General Partners (which may be given or withheld in their sole discretion) or (B) a Majority Vote of the Partners, and the admission as an additional or successor General Partner of a transferee of all or any portion of a General Partner's General Partner Interest shall be further conditioned upon the receipt by the transferor or former General Partner of all the following immediately prior to the Transfer:

               (i) the additional or successor General Partner's acceptance of, and agreement to be bound by, all the terms and provisions of this Agreement, in form and substance satisfactory to each of the remaining General Partners or, if none, the transferor or former General Partner;

               (ii) the additional or successor General Partner's being listed as a partner of the Partnership on the books and records of the Partnership;

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

                    (iii) evidence of the authority of such additional or successor General Partner to become a General Partner and to be bound by all the terms and conditions of this Agreement;

                    (iv) the written agreement of the additional or successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement (if the Partnership would be dissolved as a result of such Transfer and any other related Transfers in connection therewith); and

                    (v) such other documents or instruments as may be required in order to effect the admission of the additional or successor General Partner as a general partner of the Partnership under this Agreement.

          (c) If the approval of the admission of a transferee as an additional or successor General Partner is required pursuant to Section 11.02(b) but such approval is not given, such transferee shall be deemed an Assignee, but may become a Substituted Limited Partner with respect to the Units so acquired pursuant to Section 11.10. If such Assignee is not so admitted, it shall have an interest in the Partnership that is equivalent to that of a Limited Partner solely with respect to allocations and distributions, including liquidating distributions of the Partnership, but shall have no other rights of a Partner.

          (d) The Partners hereby consent to the admission as a successor General Partner of a Permitted Pledgee (or its assigns or transferees) of a General Partner's General Partner Interest, in the event that pursuant to the pledge agreement in favor of UBS-NY, as agent, with respect to such Interest, there is an Event of Default (as defined in such pledge agreement) and such agent exercises its rights and remedies thereunder with respect to such Interest and the admission of a successor General Partner, such admission to occur immediately prior to the time of such exercise upon the execution by such Permitted Pledgee (or its assigns or transferees) of this Agreement or a counterpart hereof.

          (e) The Partners hereby consent to the admission as a successor General Partner of the transferee of the Managing General Partner's General Partner Interest pursuant to a Transfer in accordance with the provisions of Sections 11.04 and 11.06 hereof, if such Transfer constitutes a Transfer Event and such transferee has satisfied the requirements of clauses (i) through (v) of
Section 11.02(b).

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

          Section 11.03.  Transfer of Units of Limited Partner Interest.
                          ---------------------------------------------

          (a) Except as otherwise expressly provided in this Article XI, no Limited Partner shall have any right to Transfer any or all of its Units of Limited Partner Interest (or any interest therein) to any Person. If a Limited Partner or Assignee shall Transfer any Units of Limited Partner Interest (or any interest therein) in contravention of any provision of this Article XI, such Transfer shall be void and deemed ineffectual, and shall not bind or be recognized by the Partnership.

          (b) A Class A Limited Partner shall have the right to Transfer any or all of its Units of Class A Limited Partner Interest (or any interest therein) pursuant to Section 11.04, 11.06 or 11.07 or Article XV hereof.

          (c) A Class B Limited Partner shall have the right to Transfer any or all of its Units of Class B Limited Partner Interest (or any interest therein), in the case of Class B Limited Partner Interests which are Class B Conversion Units, at any time pursuant to Section 11.04 or 11.06 or Article XV hereof, and in the case of Class B Limited Partner Interests which are not Class B Conversion Units, at any time on or after the fifth anniversary of the date of the First Restated Agreement pursuant to Section 11.05 or 11.06 or Article XV hereof.

          (d) (i) A Class C Limited Partner shall have the right to Transfer any or all of its Units of Limited Partner Interest (or any interest therein) pursuant to and subject to Sections 11.03(f) and 11.06 hereof or if all the General Partners consent to the proposed Transfer, which consent may be given or withheld in their sole discretion.

          (ii) Prior to the occurrence of the Class C-1 Participation Event, a Class C-1 Limited Partner shall have the right to Transfer all (but not part) of its Units of Limited Partner Interest pursuant to and subject to
     Section 11.03(j) and 11.06 hereof. After the Class C-1 Participation Event a Class C-1 Limited Partner shall have the right to Transfer any or all of its Units of Limited Partner Interests (or any interest therein) pursuant to and subject to Section 11.03(j), 11.04, 11.06 and Article XV hereof. In addition, a Class C-1 Limited Partner shall have the right to Transfer its Units of Limited Partner Interests if all the General Partners consent to the proposed Transfer, which consent may be given or withheld in their sole discretion.

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

          (e) The Partnership and Partners acknowledge that any of the following Transfers of Units of Limited Partner Interest (other than Class C Limited Partner Interests or Class C-1 Limited Partner Interests) are deemed to be permitted pursuant to this Article XI:

          (i) a Transfer of Units upon the death of a Limited Partner to his executors, legal heirs, administrators, testamentary trustees and beneficiaries (the "Estate");

          (ii) a Transfer of Units by a Limited Partner who is a natural person made for nominal consideration or as a gift to the Limited Partner's spouse, parents or issue, or to a trust, the beneficiaries of which, or to a corporation or partnership, the stockholders or limited and general partners of which, include only the Limited Partner and such Limited Partner's spouse, parents or issue; provided, however, that a Transfer of Units to such a trust shall be permitted only if (A) the provisions of the governing trust instrument expressly provide that the trust shall be subject to and bound by all the terms and conditions of this Agreement, including without limitation the provisions of this Article XI, and (B) such Limited Partner shall furnish the Partnership with an opinion of counsel to the effect that such trust shall be subject to and bound by all the terms and conditions of this Agreement, including without limitation the provisions of this Article XI, which counsel and form and content of opinion shall be acceptable to all the General Partners, in their reasonable judgment; and

          (iii) a Transfer of Units to the Partnership by a Class B Limited Partner or a Preferred Interest Limited Partner who is also a Class B Limited Partner to secure any borrowings from the Partnership made by such Partner to purchase Units of Class B Limited Partner Interest and/or Units of Preferred Limited Partner Interest.

The Estate of a Limited Partner (other than a Class C Limited Partner or a Class C-1 Limited Partner) and each other Person to whom Units may be Transferred by a Limited Partner (other than a Class C Limited Partner or a Class C-1 Limited Partner) pursuant to this Section 11.03(e) is hereinafter sometimes referred to as a "Permitted Transferee."

          (f) The Partnership and Partners acknowledge that (i) MLP Sales may Transfer its Units of Class C Limited Partner Interest to its partners (in connection with a liquidation or dissolution of MLP Sales not in contravention of the terms of the Field Agreement), (ii) a partner of MLP Sales which has received

Units of Class C Limited Partner Interest pursuant to the foregoing clause (i) may Transfer such Units of Class C Limited Partner Interest to its partners or shareholders in connection with a liquidation or dissolution of such partner of MLP Sales, (iii) a Class C Limited Partner which is a trust may Transfer its Units of Class C Limited Partner Interest to its beneficiaries in connection with a termination of such trust, and (iv) a Class C Limited Partner which is a natural Person may Transfer his Units of Class C Limited Partner Interest upon his death to his executors, legal heirs, administrators, testamentary trustees and beneficiaries (the "Class C Estate"), in any such case subject to the provisions of Sections 11.10 and 16.03. Each partner of Seller to whom Units may be Transferred by MLP Sales and a Class C Estate or other Person to whom Units may be Transferred pursuant to this Section 11.03(f) is hereinafter sometimes referred to as a "Permitted Trust Transferee."

          (g) The Partnership and Partners acknowledge that Holdings, the Managing General Partner or a Partner which is an Affiliate of Holdings or Centre Partners L.P. may Transfer any or all of its Units of Partner Interest to Centre Partners L.P. or Holdings or their respective partners or Affiliates, provided that no such Transfer may be made to a Person who is subject to backup withholding under Section 3406 of the Code. Each such Person to whom Units may be Transferred pursuant to this Section 11.03(g) is hereinafter sometimes referred to as a "Permitted Holdings Transferee."

          (h) The Partnership and Partners acknowledge that (i) a Class A-1 Limited Partner may Transfer its Units of Class A-1 Limited Partner Interest,
(ii) a Class B Limited Partner may Transfer its Units of Class B Limited Partner Interest, and (iii) a Preferred Interest Limited Partner may Transfer its Units of Preferred Limited Partner Interest, in each case to a bank or other lending institution to secure any borrowings made by the Partnership from such bank or other lending institution.

          (i) The Partnership and Partners acknowledge that a Class A-2 Limited Partner (in its capacity as such and, if such Class A-2 Limited Partner also owns Units of Preferred Limited Partner Interest and/or Class B Conversion Units, then in its capacity as the holder of such Units) and Exeter may Transfer any or all of its Units of Limited Partner Interest to its respective Affiliates (other than (x) Affiliates who are officers, directors or employees of such Class A-2 Limited Partner or Exeter, as applicable, or (y) other individuals who are Affiliates of such Class A-2 Limited Partner or Exeter, as applicable), provided that no such Transfer may be made to a Person who is subject to backup withholding under Section 3406 of the Code. Each

Affiliate of a Class A-2 Limited Partner or Exeter to whom Units may be transferred pursuant to the preceding sentence of this Section 11.03(i) is hereinafter sometimes referred to as a "Permitted A-2 Transferee." The Partners also acknowledge that UBS may Transfer its entire Limited Partner Interest to a UBS Entity and that any such UBS Entity may Transfer its entire Limited Partner Interest (regardless of the class thereof) to any other UBS Entity, provided that not more than two such Transfers may be made during any Fiscal Year and no such Transfer may be made to a UBS Entity which is subject to backup withholding under Section 3406 of the Code. Any such UBS Entity to which UBS' entire Limited Partner Interest may be transferred pursuant to the preceding sentence of this
Section 11.03(i) is hereinafter sometimes referred to as a "UBS Entity Transferee".

          (j) The Partnership and the Partners acknowledge that the Class C-1 Limited Partners may Transfer their Units of Class C-1 Limited Partner Interest or the Class C-1 Participation Option to Comcast Corporation or any wholly-owned direct or indirect subsidiary of Comcast Corporation, and that a change of control of Comcast Corporation shall not be deemed a Transfer of Units of Class C-1 Limited Partner Interest or the Class C-1 Participation Option for purposes of Section 11.03(a) and 17.02(c)(ii), respectively.

          (k) The Partnership and the Partners acknowledge that a Preferred Interest Limited Partner shall have the right to Transfer any or all of its Units of Preferred Limited Partner Interest (or any interest therein) pursuant to Section 11.04, 11.06 or Section 19.03 hereof.

          (l) Notwithstanding any other provision of this Article XI, no Transfer of any Units of Limited Partner Interest (or any interest therein) shall be made if such Transfer (i) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such Transfer, (ii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware RULPA or
(iii) would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

          (m) Except as provided in Section 11.10(a) and subject to the obligation to keep the Unit Register pursuant to Section 10.01(c), the Partnership shall not recognize for any purpose any purported Transfer by a Limited Partner or Assignee of any or all of its Units of Limited Partner Interest (or any interest

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

therein) held by such Limited Partner or Assignee until such Transfer is shown on the books and records of the Partnership.

          Section 11.04. Rights of First Refusal for Units of Partner Interest Owned by Class A Limited Partners, the Managing General Partner, Preferred Interest Limited Partners, holders of Class B Conversion Units or Class C-1 Limited Partners.

          (a) If a Group A Partner, Preferred Interest Limited Partner, a holder of Class B Conversion Units or, after the Class C-1 Participation Event, a Class C-1 Limited Partner (for purposes of this Article XI, collectively the "Specified Partners" and each a "Specified Partner") wishes to Transfer any or all of its Units of Partner Interest then owned by it, then, except as otherwise permitted by Sections 11.01, 11.03, 11.06, 11.07 and 19.03 and Article XV hereof, such Specified Partner shall first give a written notice (the "Transfer Notice") to the Partnership specifying the number of Units of Partner Interest it wishes to Transfer (the "Transfer Units") and the identity of the proposed transferee, containing an irrevocable offer (open to acceptance for a period of thirty days after the date such Transfer Notice is given) to sell the Transfer Units to the Transfer Offerees (as defined below) at the price per Unit stated in the Transfer Notice, which price shall be equal to the price per Unit offered to such Partner by a bona fide Third Party offeror (the "Transfer Price"), and stating whether such offer is conditioned upon purchase of all the Transfer Units by the Transfer Offerees (a Specified Partner who has delivered a Transfer Notice for purposes of this Section 11.04, the "Notifying Partner").

          (b) The Partnership shall have the right to purchase any or all of the Transfer Units; provided, however, that the Partnership must determine the number of Transfer Units it will purchase within fifteen days after its receipt of the Transfer Notice. If the Partnership elects to purchase less than all of the Transfer Units, it shall, within fifteen days after its receipt of the Transfer Notice, deliver a copy of the Transfer Notice and a written statement of the number of Transfer Units it has elected not to purchase (the "Remaining Transfer Units") to each Specified Partner (other than the Notifying Partner) and the Administrative General Partner and each Class B Limited Partner who is then employed by the Partnership (collectively, the "Partner Transfer Offerees" and, together with the Partnership, the "Transfer Offerees"). A Partner Transfer Offeree who wishes to purchase any of the Remaining Transfer Units shall provide the Partnership with written notice specifying the number of Remaining Transfer Units (up to such Partner Transfer Offeree's Pro Rata Share) as to which such Partner Transfer Offeree desires to accept the offer within seven days of the giving of such notice by the Partnership and may, at the Partner Transfer Offeree's option, indicate the maximum number of Remaining Transfer Units such Partner Transfer Offeree would purchase in excess of such Partner Transfer Offeree's Pro Rata Share (the "Excess Amount"). If one or more Partner Transfer Offerees declines to participate in such purchase or elects to purchase less than such Partner Transfer Offeree's Pro Rata Share, then the Remaining Transfer Units shall automatically be deemed to be accepted by Partner Transfer Offerees who specified an Excess Amount in their respective notices of acceptance, allocated among such Partner Transfer Offerees (with rounding to avoid fractional Units) in proportion to their respective Pro Rata Share but in no event shall an amount greater than a Partner Transfer Offeree's Excess Amount be allocated to such Partner Transfer Offeree. Any excess number of Remaining Transfer Units shall be allocated among the remaining Partner Transfer Offerees whose specified Excess Amount has not been satisfied (with rounding to avoid fractional Units) in proportion to their respective Pro Rata Share, and such procedure shall be employed until the entire Excess Amount of each Partner Transfer Offeree has been satisfied or all Remaining Transfer Units have been allocated. The Partnership shall have the right, but not the obligation, to purchase any Remaining Transfer Units remaining thereafter. Notwithstanding the provisions of this Section 11.04(b), none of the Persons who are Class A-2 Limited Partners (including Barclays and Exeter if either of such Persons is then a Class A-2 Limited Partner) or Exeter (in its capacity as a Preferred Interest Limited Partner) shall be entitled to purchase Units of Partner Interest pursuant to this Section 11.04 to the extent that the purchase of such Units would cause the aggregate interests of such Person (inclusive of each class of Partner Interest held by such Person) and each other Limited Partner, if any, which is a "related person" (within the meaning of Regulations Section 1.752-2(d)) as to such Person in any item of Partnership income, gain, loss, deduction or credit for that taxable year or any taxable year thereafter during the term of this Agreement to be 10 percent or more; provided, however, that this sentence shall not apply to a Limited Partner unless such Limited Partner or a "related person" to such Limited Partner is a lender to the Partnership or a participant in an outstanding loan to the Partnership at any time during the taxable year in which the purchase is to occur.

          (c) If the offer is accepted by any Transfer Offerees and, if the offer is conditioned on the purchase of all Transfer Units covered by the Transfer Notice, all such Transfer Units have been accepted for purchase, the Partnership, on behalf of all purchasing Transfer Offerees, shall provide the Notifying Partner with written notice of such acceptance specifying the number of the Transfer Units as to which each Transfer Offeree is

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

accepting the offer (a "Notice of Acceptance") within thirty days after the date the Transfer Notice is given.

          (d) The closing of the purchase by the Transfer Offerees of the Transfer Units pursuant to this Section 11.04 shall take place at the principal offices of the Partnership on the fifteenth business day after the Notice of Acceptance is given. At such closing, each of the Transfer Offerees who has elected to purchase the Transfer Units shall deliver a certified check or checks in the appropriate amount to the Notifying Partner against delivery of a duly executed instrument of assignment, representing the Transfer Units to be purchased. The Transfer Units shall be delivered free and clear of all Encumbrances.

          (e) If any Transfer Units allocated to a Transfer Offeree are not purchased by such Transfer Offeree (the "Transfer Default Units"), such Transfer Default Units may be purchased by the Partnership. Nothing contained herein shall prejudice any person's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

          (f) If, at the end of the thirtieth day after the Transfer Notice is given, the Partnership has not delivered a Notice of Acceptance of the offer contained in such Transfer Notice (or if the offer is conditioned on the purchase of all the Transfer Units, the Notice of Acceptance does not cover all the Transfer Units), or if it has delivered a Notice of Acceptance covering less than all of the Transfer Units regarding an offer not conditioned on the purchase of all Transfer Units, then the Notifying Partner shall have ninety days in which to Transfer any or all of the Transfer Units not accepted for purchase by the Transfer Offerees, at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice, to the proposed transferee identified in the Transfer Notice. In the event that a Third Party shall acquire any or all of the Transfer Units, it shall have no right to Transfer such Units (or any interest therein) unless and until such Third Party is admitted as a Substituted Limited Partner pursuant to Section 11.10 hereof or an additional or successor General Partner pursuant to Section 11.02, as applicable. Promptly after any Transfer pursuant to this
Section 11.04, the Notifying Partner shall notify the Partnership of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as the Partnership may request. If, at the end of such ninety-day period, the Notifying Partner has not completed the Transfer of all of the Transfer Units (provided that if there are any Transfer Default Units which have not been purchased at the end of such ninety-day period, the Notifying Partner shall have an additional fifteen days to find purchasers for such Transfer Default Units), the Notifying Partner shall no longer be permitted to Transfer such Units pursuant to this Section 11.04 without again complying with Section 11.04 in its entirety. If the Notifying Partner determines at any time within such ninety-day period that the Transfer of any or all of such Transfer Units at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice is impractical, the Notifying Partner may terminate all attempts to Transfer such Transfer Units and recommence the procedures of Section 11.04 in their entirety without waiting for the expiration of such ninety-day period by delivering written notice of such decision to the Partnership.

          (g) In the event that (i) federal or state banking laws, in the reasonable judgment of a Class A-2 Limited Partner (in its capacity as such and, if such Class A-2 Limited Partner also owns Units of Preferred Limited Partner Interest and/or Class B Conversion Units, then in its capacity as the holder of such Units), require such Class A-2 Limited Partner to Transfer its Units of Class A-2 Limited Partner Interest, Units of Preferred Limited Partner Interest and/or Class B Conversion Units and (ii) such Class A-2 Limited Partner reasonably determines that such banking laws will not permit it to Transfer such Units to a Permitted A-2 Transferee pursuant to Section 11.03(i), then such Class A-2 Limited Partner may transfer such Units pursuant to and subject to all of the provisions of this Agreement (including without limitation this Section
11.04 and Section 19.03 hereof), provided that (i) no such Transfer may be made to a Person who is subject to backup withholding under Section 3406 of the Code, and (ii) such transferee executes and delivers a counterpart of this Agreement. The Third Party purchaser of such Class A-2 Limited Partner's Limited Partner Interest pursuant to the preceding sentence of this Section 11.04(g) is hereinafter sometimes referred to as a "Third Party A-2 Transferee."

          (h) Transfers of Units of Partner Interest for property other than cash are not permitted pursuant to this Section 11.04.

          Section 11.05. Rights of First Refusal for Units of Partner Interest (other than Class B Conversion Units) Owned by Class B Limited Partners or the Administrative General Partner.

          (a) If any Class B Limited Partner or the Administrative General Partner (for purposes of this Section 11.05, a "Class B Transferring Partner") wishes to Transfer any or all of


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

the Units of Partner Interest (other than Class B Conversion Units) then owned by such Class B Transferring Partner on or after September 4, 1997, other than as otherwise permitted by Sections 11.01, 11.03 and 11.06 and Article XV hereof, then such Class B Transferring Partner shall first give a written notice (the "Class B Transfer Notice") to the Partnership specifying the number of Units of Partner Interest such Class B Transferring Partner wishes to Transfer (the "Class B Transfer Units") and the identity of the proposed transferee, containing an irrevocable offer (open to acceptance for a period of thirty days after the date such Class B Transfer Notice is given) to sell the Class B Transfer Units to the Class B Transfer Offerees (as defined below) at the price per Unit stated in the Class B Transfer Notice, which price shall be equal to the price per Unit offered to such Class B Transferring Partner by a bona fide Third Party offeror (the "Class B Transfer Price"), and stating whether such offer is conditioned upon purchase of all the Class B Transfer Units by the Class B Transfer Offerees.

          (b) The Partnership shall, within five days of its receipt of the Class B Transfer Notice, provide notice of receipt of the Class B Transfer Notice to the Administrative General Partner, all Class B Limited Partners and all Preferred Interest Limited Partners then employed by the Partnership, other than (i) the Class B Transferring Partner, (ii) the proposed transferee (if the proposed transferee is a Class B Limited Partner or Preferred Interest Limited Partner then employed by the Partnership), and (iii) Class B Limited Partners who are no longer employed by the Partnership and their Permitted Transferees (each such Person to whom a Class B Transfer Notice is required to be delivered to being referred to herein as a "Class B Partner Offeree"), and to the Specified Partners (the Specified Partners, the Partnership and the Class B Partner Offerees being collectively referred to herein as the "Class B Transfer Offerees"). A Class B Partner Offeree who wishes to purchase any Class B Transfer Units shall provide the Partnership with written notice specifying the number of Class B Transfer Units (up to such Class B Partner Offeree's Pro Rata Share) as to which such Class B Partner Offeree desires to accept the offer within fifteen days of the giving of such notice by the Partnership, and may, at the Class B Partner Offeree's option, indicate the maximum number of Class B Transfer Units such Class B Partner Offeree would purchase in excess of such Class B Partner Offeree's Pro Rata Share (the "Excess Amount"). If one or more Class B Partner Offerees declines to participate in such purchase or elects to purchase less than such Class B Partner Offeree's Pro Rata Share, then the remaining Class B Transfer Units shall automatically be deemed to be accepted by Class B Partner Offerees who specified an Excess Amount in their respective


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

notices of acceptance, allocated among such Class B Partner Offerees (with rounding to avoid fractional Units) in proportion to their respective Pro Rata Share but in no event shall an amount greater than a Class B Partner Offeree's Excess Amount be allocated to such Partner Offeree. Any excess number of Class B Transfer Units shall be allocated among the remaining Class B Partner Offerees whose specified Excess Amount has not been satisfied (with rounding to avoid fractional Units) in proportion to their respective Pro Rata Share, and such procedure shall be employed until the entire Excess Amount of each Class B Partner Offeree has been satisfied or all of the Class B Transfer Units have been allocated.

          (c) If any Specified Partner wishes to purchase any Class B Transfer Units which the Class B Partner Offerees or the Partnership have not elected to purchase (the "Remaining Class B Transfer Units"), it shall provide the Partnership with written notice specifying the number of Remaining Class B Transfer Units as to which such Specified Partner desires to accept the offer within twenty days of the giving of the notice of receipt of a Class B Transfer Notice by the Partnership. To the extent the Class B Partner Offerees do not purchase all of the Class B Transfer Units, the Partnership shall have the right to purchase all such Remaining Class B Transfer Units; provided, that the Partnership must determine the number of Remaining Class B Transfer Units it will purchase within five days after the termination of all offers pursuant to
Section 11.05(b). If the Partnership elects to purchase less than all of the Remaining Class B Transfer Units, it shall, within such five days, allocate to each Specified Partner, to the extent each such Specified Partner elects to purchase any of such Units, all Remaining Class B Transfer Units which the Partnership has not elected to purchase. In the event the aggregate number of Remaining Class B Transfer Units available for purchase by Specified Partners is less than the number of such Units which such Specified Partners have indicated a desire to purchase, such Remaining Class B Transfer Units shall be allocated among the Specified Partners desiring to purchase such Units in proportion to their respective Pro Rata Share (with rounding to avoid fractional Units). The Partnership shall have the right but not the obligation to purchase any Remaining Class B Transfer Units not accepted for purchase by the Class B Partner Offerees or the Specified Partners. Notwithstanding the provisions of
Section 11.05(b) and this Section 11.05(c), none of the Persons who are Class A-2 Limited Partners (including Barclays and Exeter if either of such Persons is then a Class A-2 Limited Partner) or Exeter (in its capacity as a Preferred Interest Limited Partner) shall be entitled to purchase Units of Partner Interest pursuant to this Section 11.05 to the extent that the purchase of such Units would

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

cause the aggregate interests of such Person (inclusive of each class of Partner Interest held by such Person) and each other Limited Partner, if any, which is a "related person" (within the meaning of Regulations Section 1.752-2(d)) as to such Person in any item of Partnership income, gain, loss, deduction or credit for that taxable year or any taxable year thereafter during the term of this Agreement to be 10 percent or more; provided, however, that this sentence shall not apply to a Limited Partner unless such Limited Partner or a "related person" to such Limited Partner is a lender to the Partnership or a participant in an outstanding loan to the Partnership at any time during the taxable year in which the purchase is to occur.

          (d) If the offer is accepted by any Class B Partner Offeree, the Partnership or any Specified Partner, and, if the offer is conditioned on the purchase of all Class B Transfer Units covered by the Class B Transfer Notice, all such Class B Transfer Units have been accepted for purchase, the Partnership, on behalf of all such Persons, shall provide the Class B Transferring Partner with written notice of such acceptance specifying the number of the Class B Transfer Units as to which each such Person is accepting the offer (a "Notice of Acceptance") within thirty days after the date the Transfer Notice is given.

          (e) The closing of the purchase by the Class B Transfer Offerees of the Class B Transfer Units pursuant to this Section 11.05 shall take place at the principal offices of the Partnership on the fifteenth business day after the Notice of Acceptance is given. At such closing, each of the Class B Transfer Offerees who has elected to purchase the Class B Transfer Units shall deliver a certified check or checks in the appropriate amount to the Class B Transferring Partner against delivery of a duly executed instrument of assignment, representing the Class B Transfer Units to be purchased. The Class B Transfer Units shall be delivered free and clear of all Encumbrances.

          (f) If any Class B Transfer Units allocated to a Class B Transfer Offeree are not purchased by such Class B Transfer Offeree (the "Class B Transfer Default Units"), such Class B Transfer Default Units may be purchased by the Class B Partner Offerees, up to each such Class B Partner Offeree's Pro Rata Share (with any Class B Transfer Default Units any such Person elects not to purchase being reallocated among the remaining Class B Partner Offerees in accordance with his Pro Rata Share until no such Person wishes to purchase any more Class B Transfer Default Units or all such Class B Transfer Default Units shall have been allocated), and if the Class B Partner Offerees do not purchase all such Class B Transfer Default Units, such Units may

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

be purchased by the Partnership and, if the Partnership elects not to purchase them, such Units may be purchased by the Specified Partners up to each such Specified Partners' Pro Rata Share (with any Class B Transfer Default Units any such Person elects not to purchase being reallocated among the remaining Specified Partners in accordance with their respective Pro Rata Share until no such Person wishes to purchase any more Class B Transfer Default Units or all such Class B Transfer Default Units shall have been allocated), and if the Specified Partners do not purchase all such Units, the Third Party purchaser may purchase such Units. Nothing contained herein shall prejudice any person's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

          (g) If, at the end of the thirtieth day after the Class B Transfer Notice is given, the Partnership has not delivered a Notice of Acceptance of the offer contained in such Class B Transfer Notice (or if the offer is conditioned on the purchase of all the Class B Transfer Units, the Notice of Acceptance does not cover all the Class B Transfer Units), or if it has delivered a Notice of Acceptance covering less than all of the Class B Transfer Units regarding an offer not conditioned on the purchase of all Class B Transfer Units, then the Class B Transferring Partner shall have ninety days in which to Transfer any or all of the Class B Transfer Units not accepted for purchase by the Class B Transfer Offerees at a price not lower than the Class B Transfer Price and on terms no more favorable to the transferee than those contained in the Class B Transfer Notice, to the proposed transferee identified in the Class B Transfer Notice. In the event that a Third Party shall acquire any or all of the Class B Transfer Units, it shall have no right to Transfer such Units (or any interest therein) unless and until such Third Party is admitted as a Substituted Limited Partner pursuant to Section 11.10 hereof or an additional or successor General Partner pursuant to Section 11.02, as applicable. Promptly after any Transfer pursuant to this Section 11.05, the Class B Transferring Partner shall notify the Partnership of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as the Partnership may request. If, at the end of such ninety-day period, the Class B Transferring Partner has not completed the Transfer of all of the Class B Transfer Units (provided that if there are any Class B Transfer Default Units which have not been purchased at the end of such ninety-day period, the Class B Transferring Partner shall have an additional fifteen days to find purchasers for such Class B Transfer Default Units), the Class B Transferring Partner shall no longer be permitted to Transfer such Units of Partner Interest pursuant to this Section 11.05 without again complying with Section 11.05 in its

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

entirety. If the Class B Transferring Partner determines at any time within such ninety-day period that the Transfer of all or any of such Class B Transfer Units at a price not lower than the Class B Transfer Price and on terms no more favorable to the transferee than those contained in the Class B Transfer Notice is impractical, such Class B Transferring Partner may terminate all attempts to Transfer such Class B Transfer Units and recommence the procedures of Section
11.05 in their entirety without waiting for the expiration of such ninety-day period by delivering written notice of such decision to the Partnership.

          (h) Transfers of Units of Partner Interest for property other than cash are not permitted pursuant to this Section 11.05.

          Section 11.06.  Bring Along.

          (a) If, after complying with the right of first refusal procedures contained in Section 11.04 or 11.05 hereof, as applicable, a Partner (other than a Preferred Interest Limited Partner) wishes to Transfer Units of its Partner Interest to any Third Party (other than through a sale in a registered public offering or Transfers permitted by Section 11.01(e), 11.01(g), 11.03(e), 11.03(f), 11.03(g), 11.03(h), 11.03(i) or 11.04(g) hereof, which Transfers shall not be subject to this Section 11.06), then such Partner must, as a condition to such Transfer, permit each other Partner and any holder of a Class C Exchange Note or Class C-1 Exchange Note (as such terms are defined in Sections 16.02 and 17.02, respectively) (for the purposes of this Section 11.06, individually a "Remaining Partner" and collectively the "Remaining Partners") (or cause it or him to be permitted) to sell (to either the prospective purchaser of the selling Partner's Units of Partner Interest, or another financially reputable purchaser reasonably acceptable to such Remaining Partners or, in the case of the sale of Units of Class C Limited Partner Interest or Class C-1 Limited Partner Interest or any outstanding Class C Exchange Note or Class C-1 Exchange Note, to the Partnership) the same proportion of Units of the Partner Interest then owned by such Remaining Partner as the proportion that the number of Units (if any) of Partner Interest the selling Partner has previously sold and proposes to sell bears to the aggregate number of Units of Partner Interest (other than Preferred Limited Partner Interests) acquired by such Partner pursuant to a Subscription Agreement, or the exercise of Performance Options or otherwise as contemplated by this Agreement, on the same terms and at the same price per Unit offered to such selling Partner by the Third Party offeror, except that (i) in the case of Units of Class C Limited Partner Interest, and, prior to the Class C-1 Participation Event, Units of Class C-1 Limited

Partner Interest held by a Remaining Partner, the price per Unit that such Remaining Partner shall be entitled to receive for such Units shall equal the then Class C Liquidation Preference or Class C-1 Liquidation Preference, respectively, per Unit, (ii) in the case of Units of Preferred Limited Partner Interest held by a Remaining Partner, such Remaining Partner shall be entitled to receive for such Units, at the option of such Remaining Partner, either (a) the then Preferred Interest Liquidation Preference per Unit or (b) the price per Unit offered to such selling Partner by the Third Party offeror for each Unit held by such Remaining Partner, assuming conversion of such Units in accordance with the provisions of Section 19.05 hereof (including the manner of determining the number of Units of Class B Partner Interest issuable upon such a conversion set forth in said Section 19.05), and (iii) in the case of any outstanding Class C Exchange Note or Class C-1 Exchange Note, the holder thereof shall be entitled to receive a proportionate payment (after giving effect to any previous sales of Units of Class C Limited Partner Interest or Class C-1 Limited Partner Interest or partial payments on such Class C Exchange Note or Class C-1 Exchange Note) of the outstanding principal and accrued interest on such Exchange Note, and provided that in the event that a Class B Limited Partner or Preferred Interest Limited Partner who is then employed by the Partnership wishes to Transfer Units of his Limited Partner Interest (other than a Transfer pursuant to Section 11.08) and such Transfer would reduce such Partner's ownership of Units in the aggregate, regardless of the class thereof, to below 50% of the aggregate number of Units, regardless of class thereof, previously acquired by him pursuant to a Subscription Agreement, or the exercise of Performance Options or otherwise as contemplated by this Agreement, then the Managing General Partner and each Class A Limited Partner shall be permitted to sell (either to the prospective purchaser of the selling Partner's Units of Partner Interest or to another financially reputable purchaser reasonably acceptable to the Managing General Partner) all of their Units of General Partner Interest and Class A Limited Partner Interest, respectively. In the event that the prospective purchaser of the selling Partner's Units of Partner Interests and/or such other financially reputable purchaser does not purchase for whatever reason (including without limitation the financially reputable purchaser not being reasonably acceptable as aforesaid) the requisite portion of Units of Partner Interest owned by the Remaining Partners pursuant to the preceding sentence, the selling Partner shall not be permitted to Transfer its Units of its Partner Interest to a Third Party. The Partners agree that the Managing General Partner shall have the sole right (in its discretion) to determine whether to admit as Substituted Limited Partners the purchasers of the Units of Partner Interest being sold by the selling Partner and the

Remaining Partners pursuant to this Section 11.06(a), provided that if there is more than one prospective purchaser pursuant to this Section 11.06(a) at any one time, then if any purchaser is admitted as a Substituted Limited Partner at such time, all the purchasers at such time shall be so admitted as Substituted Limited Partners. In the event that there has previously been a distribution on Units of Partner Interest payable in Units or a split-up or a recombination of Units of Partner Interest or other similar transaction (other than pursuant to the exercise of a Performance Option), the number of Units of Preferred Limited Partner Interest, Units of Class C Limited Partner Interest and Class C-1 Limited Partner Interest and the Preferred Interest Liquidation Preference, Class C Liquidation Preference and Class C-1 Liquidation Preference per Unit to which the rights of the Preferred Interest Limited Partners, Class C Limited Partners and Class C-1 Limited Partners under this Section 11.06 shall apply shall be appropriately adjusted to give effect to such transaction.

     (b) Each Partner's obligation under this Section 11.06 to afford each of the Remaining Partners (or to cause each of them to be afforded) the rights referred to herein will be discharged if (i) the Remaining Partners are given written notice thereof simultaneously with the giving of the Transfer Notice required by Section 11.04 hereof or the giving of the Class B Transfer Notice pursuant to Section 11.05 hereof, as applicable, and (ii) such notice provides that each of the Remaining Partners may elect to avail itself or himself of such rights by a written reply given on or before the expiration of the 20-day period following the giving of the Transfer Notice or the Class B Transfer Notice, as the case may be, addressed to such Person as may be designated in the notice and, if requested in such notice, sent by registered mail, return receipt requested.

     (c) The "bring along" rights contained in this Section 11.06 may be exercised or waived solely at the option of the party entitled thereto and are in addition to the rights of the respective Partners set forth in Section 11.04 or 11.05, as applicable. The procedures set forth in Section 11.04 or 11.05, as applicable, shall be satisfied prior to giving effect to the "bring along" provisions of this Section 11.06.

     (d) Anything contained herein to the contrary notwithstanding, the rights of Partners under this Section 11.06 shall not be assignable, except to a transferee of Units of Partner Interest pursuant to any Transfer of Units otherwise permissible pursuant hereto and except to the extent that the Managing General Partner or a Class A-1 Limited Partner may transfer its rights under this Section 11.06 to a Partner that is an Affiliate of the Managing General Partner, Centre Partners, L.P., Holdings or another Class A-1 Limited Partner.

          (e) Anything contained herein to the contrary notwithstanding, in the event the Managing General Partner approves a transaction pursuant to which a Person will acquire all of the Units of Partner Interest, each of the Partners agrees to offer to sell all of their Units of Partner Interest, and to sell all of their Units of Partner Interest, to such Person, upon the terms and conditions for the transaction approved by the Managing General Partner, provided that upon the request of either (i) the Administrative General Partner or (ii) the Limited Partners owning a majority of the aggregate number of Units of Class A-2 Limited Partner Interest, the Administrative General Partner and/or the Class A-2 Limited Partners so requesting and the Managing General Partner shall jointly select an investment banking or appraisal firm (which shall not be Lazard Freres & Co.) to render a "fairness opinion" to the Partnership with respect to the fairness of the consideration to be received by each class of Partners in such transaction. If the selection of an investment banking or appraisal firm is so requested, (i) no Partner shall be required to sell its Units of Partner Interest until a fairness opinion is rendered, confirming the fairness of the consideration to be received by such Partners, and (ii) the fees and expenses of such investment banking or appraisal firm shall be borne by the Partnership. In the event of a sale of Units of Partner Interest pursuant to this Section 11.06(e), (i) the terms of the purchase and the consideration received by each Class A-2 Limited Partner for its Units of Class A-2 Limited Partner Interest shall be equal on a per Unit basis to the terms of the purchase and the consideration received by the Initial Partners, as a group, for their Units of Class A-1 Limited Partner Interest and Units of General Partner Interest and (ii) in no event shall the consideration to be received by the Class C-1 Limited Partners prior to the Class C-1 Participation Event be greater than the Class C-1 Liquidation Preference. For purposes of the preceding sentence, the consideration for the Units of Class A-1 Limited Partner Interest and Units of General Partner Interest sold by the Initial Partners on a per Unit basis shall be an amount equal to the aggregate consideration received by the Initial Partners for all such Units of Partner Interest, divided by the number of such Units of Partner Interest sold by the Initial Partners.

          Section 11.07.  Put Option.

          (a) (i) At any time and from time to time after September 4, 1998, an Initial Partner shall have the right to require the Partnership to purchase such number of Units of Class

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A-1 Limited Partner Interest or Units of General Partner Interest owned of record by such Initial Partner as such Initial Partner may designate at the Fair Market Value thereof.

                    (ii) In the event that an Initial Partner shall exercise such right, such Initial Partner shall so notify the other Group A Partners, and each Class A-2 Limited Partner shall have the right to give notice to the Partnership, within ten days of the giving of such notice by such Initial Partner, to require the Partnership to purchase, at the Fair Market Value thereof (but subject to the provisions of Section 11.07(e)), such number of Units of Class A-2 Limited Partner Interest owned of record by such Class A-2 Limited Partner, provided that in no event shall a Class A-2 Limited Partner have the right to require the Partnership to purchase a percentage of such Class A-2 Limited Partner's total number of Units of Class A-2 Limited Partner Interest which is in excess of the percentage of the total number of Units of Class A-2 Limited Partner Interest owned by such Initial Partner which such Initial Partner has so designated for purchase by the Partnership pursuant to Section 11.07(a)(i). In the event that both Holdings and the Managing General Partner shall exercise their rights under Section 11.07(a)(i), each Class A-2 Limited Partner shall have the right to so require the Partnership to purchase a percentage of the total number of Units of Class A-2 Limited Partner Interest owned of record by such Class A-2 Limited Partner which is not more than the percentage of the total number of Units of Partner Interest owned by Holdings and the Managing General Partner which they have so designated for purchase by the Partnership pursuant to Section 11.07(a)(i). The Partners acknowledge that no Group A Partner other than a Initial Partner shall have any right to initiate the exercise of the right under Section 11.07(a)(i).

          (b) The Partnership shall not be required to purchase any Units of Partner Interest held by a Group A Partner pursuant to any exercise by a Group A Partner of its rights under Section 11.07(a) to the extent that (i) the purchase of such Units of Partner Interest (including the incurrence of any indebtedness required to enable it to purchase such Units of Partner Interest) and any related transactions pursuant to Section 11.07(d) would cause or constitute a material adverse change in the business of the Partnership or a breach or default (immediately or with notice or lapse of time or both) of any agreement or instrument

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to which the Partnership is a party or by which the Partnership or any of its assets is bound, which agreement or instrument is in existence prior to such exercise and as to which a consent or waiver thereunder for such purchase (or incurrence of indebtedness) has not been obtained after all best efforts by the Partnership (which best efforts shall include the consideration of all options with respect to enabling the Partnership to purchase such Units of Partner Interest, including, without limitation, a Sale), and (ii) the Partnership gives written notice to such Group A Partner, within 30 business days after the date of the notice of exercise of such right by such Group A Partner, that it is not required to purchase the number of Units of Partner Interest set forth in such notice by reason of clause (i) above and setting forth the facts relating thereto. Any purchase of Units of Partner Interest by the Partnership pursuant to any exercise by a Group A Partner of its rights under Section 11.07(a) shall also be subject to the requirement that in the event that the Administrative General Partner so requests, the Managing General Partner and the Administrative General Partner shall jointly select an investment banking or appraisal firm (which shall not be Lazard Freres & Co.) to render a "fairness opinion" to the Partnership with respect to the fairness of the consideration to be received by the Group A Partners and the fairness of the consideration to be received by the Partnership in the event of a Sale. If the selection of an investment banking or appraisal firm is so requested, (i) the Partnership shall not be required to purchase any Units of Partner Interest pursuant to any exercise by a Group A Partner of its rights under Section 11.07(a) until a fairness opinion is rendered, confirming the fairness of the consideration to be received by the Group A Partners and the fairness of the consideration to be received by the Partnership in the event of a Sale, and (ii) the fees and expenses of such investment banking or appraisal firm shall be borne by the Partnership.

          (c) The giving of notice by a Group A Partner of the exercise of its rights pursuant to Section 11.07(a) and the receipt by the Partnership of such notice as provided in Article XVII shall constitute an irrevocable commitment by such Group A Partner and the Partnership to sell and purchase, as the case may be, the Units of Partner Interest referred to in such notice unless a notice is given by the Partnership as provided in Section 11.07(b). If the Partnership is permitted pursuant to Section 11.07(b) to purchase some but not all of the Units of Partner Interest as to which a Group A Partner has exercised its rights under
Section 11.07, such Group A Partner may, in its sole discretion, by written notice (a "Withdrawal Notice") given to the Partnership within 10 business days of its receipt of the notice from the Partnership (the "Withdrawal Period") withdraw

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the exercise of such right, in which event it shall not be required to sell any
Units of Partner Interest to the Partnership. If such Group A Partner does not give a Withdrawal Notice within the Withdrawal Period, such Group A Partner shall be obligated to sell, and the Partnership shall be obligated to purchase, all Units of Partner Interest that the Partnership is not prohibited from purchasing pursuant to Section 11.07(b). The closing of any sale and purchase of Units of Partner Interest pursuant to this Section 11.07 shall take place at 10:00 A.M. at the principal offices of the Partnership on a business day designated by the Partnership on five days' prior notice to the Group A Partner which day shall not be prior to the expiration of the Withdrawal Period nor later than 150 days after such Group A Partner's notice of exercise of its right to require the Partnership to purchase the Units of Partner Interest. At the closing, the Group A Partner shall deliver a duly executed instrument of assignment, representing the Units of Partner Interest to be purchased, against receipt of the purchase price therefor in immediately available funds. Such Units shall be delivered free and clear of all Encumbrances.

          (d) Prior to any closing pursuant to Section 11.07(c), the Partnership shall be required to retire all of the outstanding Units of Preferred Limited Partner Interest, Units of the Class C Limited Partner Interest and, prior to the Class C-1 Participation Event, all of the outstanding Units of Class C-1 Limited Partner Interest or redeem all of the Class C Exchange Notes and Class C-1 Exchange Notes (as such terms are defined in
Section 16.02 and 17.02, respectively), as provided in Section 16.02 and Section 17.02, respectively. At the closing of such retirement or redemption, as the case may be, each Preferred Interest Limited Partner, Class C Limited Partner and Class C-1 Limited Partner shall deliver to the Partnership a duly executed instrument of assignment, representing its Units of Preferred Limited Partner Interest, Class C Limited Partner Interest and Class C-1 Limited Partner Interest, respectively, to be purchased, or each holder of a Class C Exchange Note or Class C-1 Exchange Note shall deliver to the Partnership its Exchange Note, against receipt of the Preferred Interest Liquidation Preference, Class C Liquidation Preference and Class C-1 Liquidation Preference, respectively, or payment of the Class C Exchange Note and Class C-1 Exchange Note, respectively, therefor, as the case may be, in immediately available funds.

          (e) In the event that the Partnership purchases (i) Units of Partner Interest owned by one or more Initial Partners pursuant to this Section 11.07 (the "Initial Partners Put Units") and (ii) Units of Partner Interest owned by one or more Class A-2 Limited Partners pursuant to this Section 11.07 (the "A-2 Put

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

Units"), then the terms of the purchase and the consideration received by each Class A-2 Limited Partner for its A-2 Put Units shall be equal on a per Unit basis to the terms of the purchase and the consideration received by the Initial Partners, as a group, for the Initial Partners Put Units. For purposes of the preceding sentence, the consideration for the Initial Partners Put Units on a per Unit basis shall be an amount equal to the aggregate consideration received by the Initial Partners for all their Initial Partners Put Units, divided by the number of Initial Partners Put Units so purchased by the Partnership.

          Section 11.08.  Right to Purchase on Termination of Employment.

          (a) In the event that a Class B Limited Partner or Preferred Interest Limited Partner is employed by the Partnership, upon such Class B Limited Partner's or Preferred Interest Limited Partner's (for purposes of this Section 11.08, in each case a "Terminated Limited Partner") ceasing to be employed by the Partnership for any reason whatsoever (whether due to such Terminated Limited Partner's death, disability, termination, resignation or retirement) (a "Termination Event"), the Terminated Limited Partner and such Terminated Limited Partner's Permitted Transferees shall be deemed to have irrevocably offered (open to acceptance for a period of sixty days) to sell all of the Units of Partner Interest then owned by such Terminated Limited Partner and such Terminated Limited Partner's Permitted Transferees, including without limitation Units acquired pursuant to any Performance Options (the "Termination Units") to the Partnership at a price per Termination Unit equal to the Termination Price. For the purposes of this Section 11.08, the term "Termination Price" shall mean
(i) in the event of a Terminated Limited Partner's death, Disability or Retirement, the Fair Market Value of the Termination Units on the date of the Termination Event, (ii) in the event of a Terminated Limited Partner's Voluntary Resignation or Involuntary Termination, (a) the Fair Market Value of the Termination Units that are "Protected Units" on the date of the occurrence of the Termination Event (with 20% of the Units purchased pursuant to such Terminated Limited Partner's Subscription Agreement for Class B Limited Partner Interests becoming "Protected Units", and 20% of the Units purchased (or issued in respect of a conversion of such Units purchased (i.e., Class B Conversion Units) pursuant to such Terminated Limited Partner's Subscription Agreement for Preferred Limited Partner Interests becoming "Protected Units", in each case on each of the first through the fifth anniversaries of the date of purchase of such Units, and all of the Units acquired pursuant to the exercise of Performance Options in accordance with the terms of the Management Option Plan being deemed "Protected Units") and (b)

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

the lower of the original purchase price and the Fair Market Value of the Termination Units that are not Protected Units on the date of the occurrence of the Termination Event, and (iii) in the event of a Terminated Limited Partner's termination for Cause, the lower of the original purchase price and the Fair Market Value of the Termination Units on the date of the occurrence of the Termination Event. Notwithstanding the foregoing, all Termination Units will be Protected Units in the event that the Termination Event is the result of a Transfer Event.

          (b) If and to the extent the offer is accepted by the Partnership, the Partnership shall provide the Terminated Limited Partner and such Terminated Limited Partner's Permitted Transferees with written notice of such acceptance specifying the number of Termination Units as to which the Partnership is accepting the offer (a "Notice of Acceptance") within sixty days after the date of the occurrence of the Termination Event.

          (c) The closing of the purchase of the Termination Units pursuant to this Section 11.08 shall take place at the principal offices of the Partnership on a date chosen by the Partnership, which date shall in no event be more than sixty days after the Notice of Acceptance is given. At such closing, the Partnership shall deliver a certified check or checks in the appropriate amount (which shall be reduced by any amounts due to the Partnership pursuant to such Terminated Limited Partner's Promissory Note, if any) to the Terminated Limited Partner and such Terminated Limited Partner's Permitted Transferees against delivery of a duly executed instrument of assignment, representing the Termination Units to be purchased. The Termination Units shall be delivered free and clear of all Encumbrances. Notwithstanding anything to the contrary contained in this Section 11.08(c), to the extent that any payment by the Partnership for Termination Units with cash would cause or constitute a material breach or default (immediately or with notice or lapse of time or both) of any financing agreement or instrument (whether for equity or debt) to which the Partnership is a party or by which the Partnership or any of its assets is bound (or there then exists any breach or default) or would be prohibited under the Delaware RULPA or other applicable law, the Partnership shall be permitted to pay (which payment shall be reduced by any amounts due to the Partnership pursuant to such Terminated Limited Partner's Promissory Note, if any) for the Termination Units in such proportion of cash and a Permitted Security (as defined in Section 6.05), as applicable, of the Partnership, bearing interest at an annual rate equal to the prime rate (or, if more than one rate is reported, the mean of those reported) on the date of issuance, as reported under "Money Rates" in The Wall Street Journal on such date, as would not

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

cause a breach or default or be so prohibited, provided that if a Specified Event has occurred with respect to the Class C Limited Partner Interests or Class C Exchange Notes or a Class C-1 Specified Event has occurred with respect to the Class C-1 Limited Partnership Interest or Class C-1 Exchange Notes the Partnership shall pay for such Termination Units which are not Preferred Limited Partner Interests or Class B Conversion Units solely with Permitted Securities. The principal amount of any such Permitted Security and the interest thereon shall be payable at such time as would be permissible under the Specified Debt Agreements, or other financing agreement or instrument or applicable law.

          (d) In the event that a Terminated Limited Partner acquires any Units of Partner Interest pursuant to the exercise of vested Performance Options (or if Performance Options have become exercisable, whether or not vested, as a result of the consummation of a Transfer Event, and such Terminated Limited Partner acquires any Units of Partner Interest pursuant to the exercise of such Performance Options) held by such Terminated Limited Partner after the date of the occurrence of a Termination Event (a "Post Termination Acquisition"), such Units of Partner Interest shall be deemed Termination Units for purposes of this
Section 11.08 as of the date they are so acquired, and the Partnership shall have the right to acquire all such Termination Units in accordance with the procedures set forth in this Section 11.08 at the Fair Market Value of such Termination Units as of the date of the Termination Event.

          (e) Any Termination Units not acquired by the Partnership pursuant to this Section 11.08 shall continue to be held by the Terminated Limited Partners and such Terminated Limited Partner's Permitted Transferees subject to all of the terms and conditions of this Agreement.

          (f) Within thirty days after a closing pursuant to Section 11.08(c), the Partnership shall provide notice (the "Treasury Unit Notice") of an offer by the Partnership to issue and sell to the Class B Limited Partners and Preferred Interest Limited Partners then employed by the Partnership (the "Class B Offerees") an aggregate number of Units of Class B Limited Partner Interest (the "Treasury Units") equal to the number of Termination Units purchased by the Partnership at such closing which are not Preferred Limited Partner Units, at a price per Unit equal to the Fair Market Value on the date of the Treasury Unit Notice. A Class B Offeree who wishes to purchase any Treasury Units shall provide the Partnership with written notice specifying the number of Treasury Units (up to such Class B Offeree's Pro Rata Share) as to which such Class B Offeree

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

desires to accept the offer within twenty days of the giving of the Treasury Unit Notice by the Partnership, and may, at the Class B Offeree's option, indicate the maximum number of Treasury Units such Class B Offeree would purchase in excess of such Class B Offeree's Pro Rata Share (the "Excess Amount"). If one or more Class B Offerees declines to participate in such purchase or elects to purchase less than such Class B Offeree's Pro Rata Share, then the remaining Treasury Units shall automatically be deemed to be accepted by Class B Offerees who specified an Excess Amount in their respective notices of acceptance, allocated among such Class B Offerees (with rounding to avoid fractional Units) in proportion to their respective Pro Rata Share but in no event shall an amount greater than a Class B Offeree's Excess Amount be allocated to such Class B Offeree. Any excess Treasury Units shall be allocated among the remaining Class B Offerees whose specified Excess Amount has not been satisfied (with rounding to avoid fractional Units) in proportion to their respective Pro Rata Share, and such procedure shall be employed until the entire Excess Amount of each Class B Offeree has been satisfied or all Treasury Units have been allocated.

          (g) The closing of the purchase of the Treasury Units pursuant to
Section 11.08(f) shall take place at the principal offices of the Partnership on a date chosen by the Partnership, which date shall in no event be more than forty-five days after the Treasury Unit Notice is given. At such closing, each of the Class B Offerees who has elected to purchase Treasury Units shall deliver a certified check or checks in the appropriate amount to the Partnership for the Treasury Units to be purchased by such Class B Offeree. In the event that the Partnership shall thereafter purchase any Termination Units pursuant to a Post Termination Acquisition, as provided in Section 11.08(d), the Class B Offerees shall have the right, pursuant to Section 11.08(f), to acquire additional Treasury Units in an aggregate amount equal to the number of such Termination Units thereafter purchased by the Partnership.

          Section 11.09.  Allocations and Distributions Subsequent to
Assignment.

          (a) All profits and losses of the Partnership attributable to any Units of Partner Interest acquired by reason of an assignment permitted by this Agreement shall be allocated, as provided in Section 11.09(b), among, and all distributions shall be made by the Partnership directly to, the Partner or Assignee who acquired such Units, beginning with the calendar month in which the effective date of the assignment occurs.

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

          (b) The "effective date" of an assignment of an interest in the Partnership for purposes of this Section 11.09 shall be the first day of the calendar month in which such transferee is listed as such on the books and records of the Partnership. The Managing General Partner, in its sole and absolute discretion, may adopt or change the Partnership's method and convention for allocating income, gain, loss, deduction, and credit for each Fiscal Year among transferors and transferees of transferred Partner Interests to the extent permitted or required by Section 706 of the Code. No such adoption, revision or modification shall be treated as an amendment to this Agreement requiring the consent of any Partner.

          Section 11.10.  Admission of Substituted Limited Partners; Assignees.

          (a) Upon a Transfer by a Limited Partner of any or all of its Units of Limited Partner Interest in accordance with this Article XI, the transferor shall be deemed to have given the transferee the right to seek admission to the Partnership as a Limited Partner. Such transferee shall become a Substituted Limited Partner only upon the satisfaction of the following conditions: (i) the execution and delivery by the transferee of a counterpart of this Agreement,
(ii) such transferee's being listed as a partner of the Partnership on the books and records of the Partnership, and (iii) except as otherwise provided in Sections 11.06(a), 19.03, and 11.10(g), the prior written consent of each of the General Partners to the admission of such transferee to the Partnership as a Substituted Limited Partner. Notwithstanding anything in this Article XI to the contrary (but subject to the provisions of Sections 11.06(a), 19.03, Section 11.10(f) and Section 11.10(g)), the General Partners may give or withhold consent to such admission (including without limitation the admission of a Person who is not then a Partner pursuant to Section 11.04 or 11.05, the admission of a Permitted Transferee or other transferee pursuant to Section 11.03(e)(ii) or (iii), the admission of a Permitted Trust Transferee pursuant to
Section 11.03(f), the admission of a Permitted Holdings Transferee pursuant to
Section 11.03(g), the admission of a Permitted Pledgee pursuant to Section 11.03(h), the admission of a Permitted A-2 Transferee pursuant to Section 11.03(i) or the admission of Comcast Corporation or any wholly-owned direct or indirect subsidiary of Comcast Corporation pursuant to Section 11.03(j)) in their sole discretion. If the consent of any of the General Partners is withheld, such transferee shall be deemed an Assignee, and shall not be admitted to the Partnership as a Substituted Limited Partner. Such Assignee shall have an interest in the Partnership that is equivalent to that of a Limited Partner solely with respect to allocations and distributions, includ-

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

ing liquidating distributions of the Partnership, but shall have no other rights of a Limited Partner. If the transferee(s) of all of the Units of Limited Partner Interest of a Limited Partner is admitted to the Partnership as a Substituted Limited Partner, or as Substituted Limited Partners, the transferor shall cease to be a Limited Partner upon such admission. The admission of a transferee as a Substituted Limited Partner shall be effective when such transferee is listed as a Limited Partner on the books and records of the Partnership.

          (b) The admission of a Substituted Limited Partner shall be effected without the approval of any Limited Partner or Assignee.

          (c) Except as provided in Section 11.10(a), no Limited Partner may withdraw from the Partnership without the written consent of each of the General Partners, which consent may be granted or withheld in their sole discretion.

          (d) With respect to any matter to be submitted to the vote of the Partners pursuant to this Agreement, if a Limited Partner has assigned all of its Units of Limited Partner Interest to a Person who is not then a Partner and such Person shall not have become a Substituted Limited Partner because one or more of the General Partners shall have refused to consent to the admission of such Person as a Limited Partner of the Partnership, the transferring Limited Partner shall be deemed to remain as a Limited Partner of the Partnership solely for the purpose of exercising all rights other than any rights with respect to allocations and distributions, including liquidating distributions of the Partnership. Among other things, such transferring Limited Partner shall have the right to vote on all matters submitted to a vote of the Partners, and shall have the right to receive notice of meetings of the Partners. Such Units of Limited Partner Interest shall be deemed to be outstanding for the purposes of determining whether a Majority Vote has been obtained. Notwithstanding any other provision of this Section 11.10(d), no Class C Limited Partner and, prior to the occurrence of the Class C-1 Participation Event, no Class C-1 Limited Partner shall have any rights with respect to matters submitted to a vote of the Partners, except as provided in Section 13.04.

          (e) Notwithstanding any other provision of this Article XI, no Transfer of any Units of Class C Limited Partner Interest or Class C-1 Limited Partner Interest (or any interest therein) shall be made (i) if such Transfer
(A) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with

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

jurisdiction over such transfer, (B) would affect the Partnership's existence or qualification as a limited partnership under the Delaware RULPA, (C) would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes, (D) would be to a Person who is not a "United States person" (within the meaning of Section 7701(a)(30) of the Code), or a Person who is subject to backup withholding under Section 3406 of the Code, or
(E) would cause the Partnership to be obligated to issue a Schedule K-1 (or other "Tax Return" (as defined in the Field Agreement and Comcast Agreement)) to more than three Persons in respect of the Units of Class C Limited Partner Interest or to more than three Persons in respect of the Units of Class C-1 Limited Partner Interest, provided that the provisions of this clause (E) of this Section 11.10(e) shall be waived by the Managing General Partner in its reasonable discretion (which discretion may include the imposition of the fees and expenses required to issue such additional Schedule K-1's or Tax Returns), and (ii) unless, as a prior condition to such Transfer, the transferor or transferee shall furnish the Partnership with an opinion of counsel with respect to compliance with the conditions of clause (i) above, which counsel and form and content of opinion shall be acceptable to the General Partners, in their reasonable judgment.

          (f) The General Partners hereby consent to the admission as a Substituted Limited Partner of (i) a UBS Entity Transferee (as defined in
Section 11.03(i)) and (ii) a Third Party A-2 Transferee (as defined in Section 11.04(g)).

          (g) If a Class A-2 Limited Partner Transfers any or all of its Units of Limited Partner Interest to a Person in accordance with this Article XI and such transferee is not a UBS A-2 Transferee, UBS Entity Transferee or a Third Party A-2 Transferee, then the admission of such transferee as a Substituted Limited Partner shall be subject to the prior written consent of only the Managing General Partner (which consent may be given or withheld in its sole discretion) and the other requirements of Section 11.10 (other than the requirements of clause (iii) of the first sentence of Section 11.10(a)).

          Section 11.11.  Admission of Additional Partners.

          (a) The Managing General Partner may, at any time or from time to time, cause the Partnership to issue and sell any and all types of securities of, or interests in, the Partnership (including without limitation securities or interests of an equity nature and warrants, options or other rights with respect to the acquisition thereof), whether or not such securities or interests are senior or junior to, or of the same or substan-

                                      96
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tially the same priority as, any then outstanding securities or interests
(including without limitation any Class of Limited Partner Interests) and to cause the Partnership to admit such additional Partners in connection therewith for such reasonable purpose and consideration as the Managing General Partner may determine in its reasonable discretion, exercised in good faith, provided that in the event that such securities or interests are senior to the Class B Limited Partner Interests and the issuance and sale of such securities or interests would not have substantially the same economic effect on the Class A Limited Partners, the Class B Limited Partners and, after the Class C-1 Participation Event, the Class C-1 Limited Partners, then such issuance and sale shall also require the consent of the Administrative General Partner. Without limiting the generality of the foregoing (including the proviso), the Managing General Partner (i) may, at any time or from time to time, establish one or more additional classes or groups of partners or partner interests in the Partnership (including without limitation limited or general partners or partner interests in the Partnership), having such relative rights, powers and duties (including without limitation rights, powers and duties senior to existing classes and groups of partners) as the Managing General Partner may so determine, (ii) may convert (a) Units of General Partner Interest to Units of Limited Partner Interest in order that the General Partners may Transfer Units of their Partner Interest pursuant to, and subject to, the applicable provisions of this Article XI, and (b) the Conversion Units into Units of Class A-1 Partnership Units at any time when the Managing General Partner, Holdings or any Affiliate thereof holds such Conversion Units and (iii) may cause the Partnership to issue Treasury Units or New Units to Class B Limited Partners pursuant to Section
11.08 or Section 11.12, as the case may be. In the event that the Partnership shall issue and sell any securities or interests to the Managing General Partner or Holdings or any Affiliate thereof, the terms of such issuance and sale (i) shall be at least as favorable to the Partnership as those that the Partnership would have obtained from the issuance and sale of such securities or interests in a transaction on an arm's-length basis with a Person not the Managing General Partner or Holdings or an Affiliate thereof, and (ii) shall be subject to the provisions of Section 11.11(g). Each of the Class A Limited Partners, Class B Limited Partners and Class C-1 Limited Partners hereby agrees that the issuance of the Conversion Units to Holdings pursuant to Section 8.1(c) of the Guaranteed Note and this Agreement satisfy the provisions of the foregoing sentence.

          (b) Any such Person who acquires an interest in the Partnership pursuant to Section 11.11(a) shall be required, as a prior condition of his or its admission to the Partnership as a

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

Partner, to execute and deliver a counterpart of this Agreement. The admission of such a Person as a Partner shall be effective when such Person is listed as a Partner on the books and records of the Partnership and shall be effected without the approval of any other Partner or Assignee.

          (c) Pursuant to the Managing General Partner's authority pursuant to this Section 11.11 (but subject to the provisions of Section 11.11(a) and Article XIII), the Managing General Partner is authorized to make any and all such amendments to this Agreement (including without limitation amendments with respect to the provisions with respect to the allocation of distributions and profits and losses to Partners or Assignees) that the Managing General Partner determines, in its sole discretion, to be necessary, appropriate or desirable in connection with effecting the issuance and sale of securities and interests pursuant to the provisions of this Section 11.11, provided that no such amendment shall (i) reduce, or change the method of determining, the Class C Liquidation Preference or Class C Return or Class C-1 Liquidation Preference or Class C-1 Return, (ii) amend the provisions of Section 6.05(a) or 6.05(f), (iii) amend the provisions of Article XVI in such a manner that it would have a material adverse effect on the Class C Limited Partners, including without limitation the former Class C Limited Partners who are holders of, and with respect to their interests in and rights with respect to, the Class C Exchange Notes or (iv) amend the provisions of Article XVII in such a manner that it would have a material adverse effect on the Class C-1 Limited Partners, including without limitation the former Class C-1 Limited Partners who are holders of and with respect to their interests in and rights with respect to the Class C-1 Exchange Notes.

          (d) The provisions of this Section 11.11 are in addition to the Managing General Partner's authority with respect to the issuance of options, rights or Units of Limited Partner Interest under any management incentive plan or other employee benefit plan, as provided in Section 7.02(l).

          (e) Except as otherwise expressly provided in Sections 11.11(a) and
(c) and 13.01(e), the provisions of this Section 11.11 are intended to grant the Managing General Partner, and all the Partners hereby grant the Managing General Partner, the maximum authority granted by the Delaware RULPA, including without limitation the provisions of Sections 17-302 and 17-405 of the Delaware RULPA, with respect to the creation of additional classes or groups of partners and partnership interests (including without limitation a class or group of partnership interests in the Partnership that was not previously outstanding) without the vote or approval of any other Partner or class or group of

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Partners, and the provisions of this Section 11.11 shall be construed in accordance with such intent.

          (f) Notwithstanding any provision in this Section 11.11 to the contrary, the admission of an additional or successor General Partner or the admission of an additional Limited Partner shall comply with the provisions of
Section 11.02 or Section 11.10, as the case may be, if such admission would have the effect of constituting the Transfer of a Partner's Partner Interest.

          (g) In the event that the Partnership proposes to issue and sell any securities or interests to the Managing General Partner or Holdings or any Affiliate of either such Person pursuant to this Section 11.11, the Partnership shall notify UBS, each Class A-2 Limited Partner which has acquired Units of Limited Partner Interest initially held by UBS, each Class B Limited Partner then employed by the Partnership, each Preferred Interest Limited Partner and, after the Class C-1 Participation Event, each Class C-1 Limited Partner (for the purposes of this Section 11.11(g) individually, a "Participating Partner" and collectively the "Participating Partners"), and each Participating Partner shall have the right to purchase, upon the same terms of issuance and sale, an amount of securities or interests which is equal to the product of (i) the aggregate amount of securities or interests proposed to be issued and sold by the Partnership to the Managing General Partner, Holdings and/or any Affiliate of either such Person and (ii) a fraction, the numerator of which shall equal the Units of Partner Interest then owned by such Participating Partner, and the denominator of which shall equal the aggregate number of Units of Partner Interest then outstanding (which, for purposes of this Section 11.11(g), shall include the Put/Call Units and all Units issuable upon the exercise of Performance Options, whether or not such Performance Options are then exercisable). Such Participating Partner shall have the right to so purchase such securities or interests, if it gives written notice to the Partnership specifying the amount of such securities or interests as to which it desires to purchase within ten days after the Partnership's notice pursuant to the preceding sentence, and the closing of such purchase shall take place at the principal office of the Partnership on a date chosen by the Partnership) which date shall (except if the Partnership otherwise determines) be no later than the later of (i) fifteen days after the Partnership's notice pursuant to the first sentence of this Section 11.11(g) or (ii) the date of the purchase of such securities or interests by the Managing General Partner or Holdings or any Affiliate of either such Person.

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

          Section 11.12. Purchase of Additional Units Upon the Cash Settlement of Performance Options.

          (a) In the event that the Partnership elects to settle in cash (other than pursuant to Section 11.08), or if there is a settlement by delivering Permitted Securities, in accordance with the terms of the Management Option Plan and as required by any other provision of this Agreement, with respect to, any Performance Option exercisable by a Class B Limited Partner (the "Settling Class B Limited Partner"), the Settling Class B Limited Partner shall have the right to purchase from the Partnership, and the Partnership shall issue and sell to the Settling Class B Limited Partner for cash, an aggregate number of Units of Class B Limited Partner Interest (the "New Units") equal to the number of Units with respect to which such Performance Option was settled in cash or Permitted Securities, at a price per Unit equal to the Fair Market Value on the date of such settlement (the "Settlement Date"). In the event that the Settling Class B Limited Partner wishes to purchase any or all of the New Units, he shall provide the Partnership with written notice specifying the number of New Units as to which he desires to purchase within twenty days after the Settlement Date, and the closing of the purchase of the New Units shall take place at the principal office of the Partnership on a date chosen by the Partnership, which date shall in no event be more than thirty days after the Settlement Date.

          (b) The provisions of this Section 11.12 are in addition to (i) the Managing General Partner's authority pursuant to Sections 7.02(l) and 11.11 and
(ii) the rights of the Class B Limited Partners to purchase Treasury Units pursuant to Section 11.08(f).

          Section 11.13.  Participation by Barclays with respect to Put/Call
Units.

          It is acknowledged that Barclays will be given notice of any offer pursuant to Article XI hereof (other than Section 11.11(g)) to the same extent that a Class A-2 Limited Partner would be entitled to receive such notice, and that Barclays shall be permitted to participate in any such offer so long as it shall notify the Partnership and the Managing General Partner, within seven days of the Partnership's giving the notice of such offer pursuant to Article XI hereof, of its intention to exercise its option pursuant to Section 1 of the Put and Call Option Agreement and of its desire to participate in such offer. In the event that Barclays so exercises its option pursuant to Section 1 of the Put and Call Option Agreement and purchases the Put/Call Units at or prior to the closing relating to such offer, the Pro

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Rata Shares of the Partners shall be adjusted accordingly to give effect to the issued and outstanding Put/Call Units.

          Section 11.14.  Ownership of the Administrative General Partner.

          (a) The Administrative General Partner represents and warrants to the Partnership and the Partners that each stockholder of the Administrative General Partner is a Class B Limited Partner.

          (b) The Administrative General Partner agrees that in the event that
(i) a Class B Limited Partner shall Transfer all of its Units of Class B Limited Partner Interest to the Partnership, any Partner or Partners or to any Person (other than a "Permitted Transferee" which is not an "Estate" (as such terms are defined in Section 11.03(e)) or (ii) a Class B Limited Partner ceases to be employed by the Partnership for any reason whatsoever (whether due to such Class B Limited Partner's death, disability, termination, resignation or retirement) and such Class B Limited Partner's Units of Class B Limited Partner Interest are purchased pursuant to Section 11.08, then at the request of the Partnership, the Administrative General Partner shall exercise its rights under Section 3 of the Administrative General Partner's Shareholders Agreement, dated as of September 4, 1992 and shall promptly repurchase all of such Class B Limited Partner's shares of stock in the Administrative General Partner (except to the extent that such shares are purchased by other stockholders of the Administrative General Partner who are then employed by the Partnership).

          (c) The Administrative General Partner agrees that the Shareholders Agreement of the Administrative General Partner will at all times contain such provisions as are necessary to comply with the Administrative General Partner's obligations under Section 11.14(b) and that such Shareholders Agreement will not be amended without the prior consent of the Partnership, if such amendment would have the effect of eliminating or modifying (i) the Administrative General Partner's obligations under Section 11.14(b) or (ii) a Class B Limited Partner's obligation to offer his shares in the Administrative General Partner to the other stockholders and the Administrative General Partner under the terms and conditions specified in and pursuant to Section 3 of such Shareholders Agreement.

          (d) The Partnership agrees to lend the Administrative General Partner such funds (upon such terms and conditions as may be reasonably agreed between the Partnership and the Administrative General Partner) as the Administrative General

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Partner may reasonably require to perform its obligations under Section
11.14(b).

          Section 11.15. Certain Adjustments. In the event of a distribution on Units of Partner Interest payable in Units or a split-up or a recombination of Units of Partner Interest or other similar transaction, each Unit of Partner Interest shall be appropriately adjusted in the same manner to give effect to such transaction.


                                  ARTICLE XII

                          DISSOLUTION AND LIQUIDATION

          Section 12.01. No Dissolution. The Partnership shall not be dissolved by the admission of (i) a Substituted Limited Partner, (ii) additional Partners in accordance with the terms of this Agreement, or (iii) successor General Partners. The death, Bankruptcy or adjudicated incompetency of any Limited Partner shall not in and of itself cause a dissolution of the Partnership.

          Section 12.02. Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

          (a) the expiration of the term of the Partnership, as provided in
Article IV;

          (b) the withdrawal or Bankruptcy of a General Partner or a Transfer by a General Partner of its entire interest in the Partnership or the occurrence of any other event that results in a General Partner ceasing to be a general partner of the Partnership under the Delaware RULPA unless, in any such case,
(i) at the time there is at least one remaining general partner of the Partnership, who is hereby authorized to continue the business of the Partnership without dissolution, and at least one such remaining general partner does continue the business of the Partnership, or (ii) within ninety (90) days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment effective as of the date of such event of one or more additional or successor general partners;

          (c) the consent of the General Partners and the Majority Vote of the Partners to dissolve the Partnership;

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          (d) an incorporation of the Partnership pursuant to Section 3.03(a) or
Section 16.01;

          (e)  a Sale; or

          (f) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware RULPA.

Nothing contained in this Section 12.02 shall constitute or imply consent (where consent would be necessary) to any voluntary action by any General Partner in contravention of this Agreement which works a dissolution of the Partnership under Section 12.02(b) or Section 12.02(f).

          Section 12.03. Dissolution. Upon the dissolution of the Partnership, the Liquidator (as defined in Section 12.04) or the Managing General Partner, as the case may be, shall promptly notify the Partners of such dissolution.

          Section 12.04. Liquidation. Upon the dissolution of the Partnership, the Managing General Partner, or, in the event the dissolution is caused by an event described in Section 12.02(b) and there is no other General Partner that can be appointed Managing General Partner, a liquidating trustee approved by a Majority Vote of the Partners (the "Liquidator"), shall wind up the affairs of and liquidate the Partnership. The Liquidator or the Managing General Partner, as the case may be, shall take all necessary or appropriate steps as it may determine to collect all amounts then outstanding under any then outstanding Promissory Notes of the Class B Limited Partners. The Liquidator or the Managing General Partner, as the case may be, shall:

          (a) first, pay (or make reasonable provision for the payment of) all creditors of the Partnership, including Partners or Assignees who are creditors but solely in their capacity as creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (other than liabilities for distributions to Partners or Assignees) in the order of priority provided by law;

          (b) second, distribute to the Preferred Interest Limited Partners an amount equal to the product of the then unpaid Preferred Interest Liquidation Preference per Unit multiplied by the number of Units of Preferred Limited Partner Interest owned by each such Partner;

          (c) third, distribute, pari passu, (i) to the Class C Limited Partners, an amount equal to the then unpaid Class C

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Liquidation Preference and, (ii) if the Class C-1 Participation Event shall not have occurred, to the Class C-1 Limited Partners, an amount equal to the unpaid Class C-1 Liquidation Preference; and

          (d) fourth, distribute any remaining balance of the proceeds of liquidation of the Partnership to the Partners (excluding the Preferred Interest Limited Partners, the Class C Limited Partners, and, prior to the occurrence of the Class C-1 Participation Event, excluding the Class C-1 Limited Partner) in accordance with their respective positive Capital Accounts as determined after all gains, profits, losses, deduction and credits shall have been allocated pursuant to Sections 6.03 and 6.04 hereof, provided that any amount distributable to a Class B Limited Partner shall be reduced by any unpaid amounts due to the Partnership pursuant to such Class B Limited Partner's Promissory Note. For purposes of this Section 12.04(d) only, in the event that the Put/Call Units shall not previously have been issued and the Put and Call Option Agreement shall still be in effect, Barclays shall receive distributions pari passu with the distributions to the Partners in accordance with the Capital Account of the Put/Call Units. In the event that the Partnership shall make a distribution which consists of both non-cash property and cash, the Partnership shall distribute, to the extent reasonably practicable in the Managing General Partner's judgment, such property and cash in such a manner that each of the Persons entitled to receive such distribution shall receive approximately the same proportion of cash to such property.

          In the event that, immediately prior to the liquidation and dissolution of the Partnership, the General Partners have a deficit balance in their Capital Accounts, the General Partners shall immediately contribute to the capital of the Partnership an amount equal to the lesser of (i) such deficit balance or (ii) the excess of 1.01% of the aggregate Capital Contributions of the Limited Partners over the Capital Contributions previously made by the General Partners.

          A Liquidator, if one is approved by Majority Vote of the Partners, shall be entitled to receive such compensation for its services as may be approved by a Majority Vote of the Partners. The Liquidator shall agree not to resign at any time without sixty (60) days prior written notice and may be removed at any time, with or without cause, by written notice of removal approved by a Majority Vote of the Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall be approved within ninety (90) days thereafter by a Majority Vote of the Partners.

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

The right to approve of a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out his or its duties and functions hereunder (including the establishment of reasonable reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and the liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidator as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event that the Partners fail to approve a successor or substitute Liquidator within the time periods set forth above, any Limited Partner may make application to the Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidator and to establish its compensation.

          Section 12.05. Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners and Assignees as provided for in this Article XII, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware RULPA.


                                  ARTICLE XIII

                                   AMENDMENTS

          Section 13.01. Amendments To Be Adopted Solely by the Managing General Partner. The Managing General Partner (pursuant to the Managing General Partner's powers of attorney from the Partners and Assignees described in
Article XIV), without the approval of any other Partner or Assignee may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver,

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

file and record all documents required or desirable in connection therewith, to reflect only the following matters:

          (a) a permitted change in the name of the Partnership or the location of the principal place of business of the Partnership;

          (b) the permitted admission, substitution, termination or withdrawal of Partners in accordance with this Agreement;

          (c) a change that is necessary or, in the reasonable opinion of the Managing General Partner, advisable to (i) qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or (ii) ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes, provided that if such change would have a material adverse effect on the Class C Limited Partners or, prior to the occurrence of a Class C-1 Participation Event, on the Class C-1 Limited Partners, no such change may be made without the prior consent of the Class C Limited Partners or Class C-1 Limited Partners, as applicable;

          (d) a change that is (i) of an inconsequential nature and does not adversely affect the Administrative General Partner or any Limited Partner or Assignee in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Administrative General Partner or any Limited Partner or Assignee; or (iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change does not adversely affect the Administrative General Partner or any Limited Partner or Assignee; and

          (e) a change that is necessary to implement the provisions of Section 3.03, 6.05 or 11.11, provided that no such amendment shall, (A) without the consent of the Class C Limited Partners or the holders of the Class C Exchange Notes, (i) reduce, or change the method of determining, the Class C Liquidation Preference or Class C Return, (ii) amend the provisions of Section 6.05(a),
(iii) amend the provisions of Section 11.11(a) or (c), or (iv) amend the provisions of Article XVI in such a manner that it would have a material adverse effect

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

on the Class C Limited Partners including without limitation their interests in and rights with respect to the Class C Exchange Notes, (B) without the prior written consent of the Class C-1 Limited Partner (which consent shall only be required prior to the Class C-1 Participation Event) or the holders of the Class C-1 Exchange Notes, (i) reduce, or change the method of determining, the Class C-1 Liquidation Preference or Class C-1 Return, (ii) amend the provisions of
Section 6.05(f), (iii) amend the provisions of Section 11.11(a) or (c), or (iv) amend the provisions of Article XVII in such a manner that it would have a material adverse effect on the Class C-1 Limited Partners including without limitation their interests in and rights with respect to the Class C-1 Exchange Notes, and provided, further, that without the consent of the Administrative General Partner, no such amendment shall be made if it would amend the provisions of Section 3.03, Section 6.03 (except as permitted by Section 11.11),
Section 6.04 or 6.05 (if in any such case such amendment is occasioned by the issuance of a new class of securities or interests under Section 11.11 and would not have substantially the same economic effect on the Initial Partners, the Class A-2 Limited Partners and the Class B Limited Partners), the last paragraph of Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.08, Section 8.04, Section 9.01, Section 9.02, Section 10.01, Section 10.02, Section 11.03(c), (e) and (h), Section 11.04, Section 11.05, Section 11.06, Section 11.07(b), Section 11.08, Section 11.11(a), (c) and (e), Section 11.12, this
Section 13.01, Section 13.02, Section 13.03, Article XIV, Article XV (with respect to the registration rights of the Class B Limited Partners) and Section 16.01, in each case (other than with respect to Section 6.03, 6.04 or 6.05) if such amendment would have a material adverse effect on the Class B Limited Partners.

          Section 13.02. Amendment Procedures. Except as specifically provided in Sections 13.01 and 13.03, all amendments to this Agreement shall be made solely in accordance with the following requirements:

          (a) If an amendment of this Agreement is proposed, the Managing General Partner shall seek the written approval of the holders of the requisite number of Partner Interests or call a meeting of the General and Limited Partners (other than (i) the Class C Limited Partners or the holders of the Class C Exchange Notes unless their consent is required, in which case it shall be evidenced in writing and delivered to the Managing General Partner, (ii) the Class C-1 Limited Partners prior to the Class C-1 Participation Event or the Class C-1 Exchange Notes unless their consent is required, in which case it shall be evidenced in writing and delivered to the Managing Partner or (iii) the

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Restricted Partners, if such voting rights would be limited or otherwise restricted as set forth in the definition of "Majority Vote" contained herein). A proposed amendment shall be effective upon its approval by the Majority Vote of the Partners, provided that the consent of the Administrative General Partner shall also be required to approve amendments described in the last proviso of
Section 13.01(e); and

          (b) The Managing General Partner shall notify all Partners upon final adoption of any proposed amendment. The Managing General Partner is hereby authorized to execute such adopted amendment on behalf of the Limited Partners and Assignees.

          Section 13.03. Amendment Restrictions. Except as otherwise expressly provided in Sections 3.03, 6.05 and 11.11 (notwithstanding the provisions of Sections 13.01 and 13.02), no amendment to this Agreement shall be valid without a unanimous vote of the General Partners and Limited Partners if such amendment would (a) adversely affect the liability of any Limited Partner, (b) have an effect on the provisions that allocate distributions and profits and losses to any Partner or Assignee or on the voting rights of the Partners that is materially adverse to any Limited Partner or General Partner unless each such materially and adversely affected Partner consents in writing to such amendment,
(c) cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or (d) permit the substitution of a Limited Partner without the consent of the General Partners or place limitations on the General Partners' ability to grant or withhold their consent in their sole discretion.

          Section 13.04. Limitations on Voting Rights of Preferred Interest Limited Partners, Class C Limited Partners and Class C-1 Limited Partners. Subject to the provisions of Sections 11.02(b) and (c), 11.11(c) and the second sentence of this Section 13.04, and except as expressly required by the Delaware RULPA, no Preferred Interest Limited Partner, Class C Limited Partner or, prior to the Class C-1 Participation Event, Class C-1 Limited Partner, shall have any right to approve, consent to or vote on (i) any proposed amendment to this Agreement, or (ii) any other action (including without limitation an incorporation of the Partnership pursuant to Article XVI hereof) which may require the approval, consent or vote of the Limited Partners. Notwithstanding any other provision of this Agreement, to the extent that (i) the Delaware RULPA expressly requires that any amendment to this Agreement be approved, consented to or voted upon by the Preferred Interest Limited Partners, Class C Limited Partners or Class C-1 Limited Partners, (ii) any

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provision of this Agreement expressly requires or expressly provides for the approval or consent of the Preferred Interest Limited Partners, Class C Limited Partners or Class C-1 Limited Partners, or (iii) any provision of this Agreement requires that any Partner or the Partnership take or refrain from taking any action so long as any Class C Exchange Notes or Class C-1 Exchange Notes are outstanding or so long as a Class C Limited Partner or Class C-1 Limited Partner has or holds a specified interest in the Partnership, including without limitation as a holder of Units of such Limited Partner Interests or such Exchange Notes, then, in each such case, the written consent of such Limited Partners or the holders of such Exchange Notes, as the case may be, shall be required prior to any such amendment, approval or consent or any amendment, waiver or modification affecting the provisions referred to in clause (ii) and
(iii) hereof, if such amendment, waiver or modification would (i) reduce, or change the method of determining, the Preferred Interest Liquidation Preference or Preferential Return, (ii) reduce, or change the method of determining, the Class C Liquidation Preference or Class C Return, Class C-1 Liquidation Preference or Class C-1 Return, (iii) amend the provisions of Section 6.05(a) or 6.05(f), (iv) amend the provisions of Article XVI in such a manner that it would have a material adverse effect on the Class C Limited Partners, including without limitation their interests in and rights with respect to the Class C Exchange Notes, (v) amend the provisions of Article XVII in such a manner that it would have a material adverse effect on the Class C-1 Limited Partners, including without limitation their interests in and rights with respect to the Class C-1 Exchange Notes, or (vi) amend the provisions of Article XIX in such a manner that it would have a material adverse effect on the Preferred Interest Limited Partners. The Preferred Interest Limited Partners, Class C Limited Partners and Class C-1 Limited Partners, as applicable, will be deemed to have so approved or consented to such amendment, action, waiver or modification, upon the written approval by or consent of a majority of the outstanding Units of the Preferred Limited Partner Interest, Class C Limited Partner Interest or Class C-1 Limited Partner Interest, as applicable. The holders of the Class C Exchange Notes and Class C-1 Exchange Notes will be deemed to have so approved or consented upon the written approval by or consent of the holders of the Class C Exchange Notes and Class C-1 Exchange Notes representing a majority of the outstanding aggregate principal amount of the Class C Exchange Notes and Class C-1 Exchange Notes, as applicable. In addition, if the Partnership shall have failed to retire the Class C-1 Limited Partner Interests at the time required pursuant to Section 17.02(c) or shall have failed to pay the Class C-1 Exchange Notes on their "Maturity Date" then, so long as such default shall continue, the holders of

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Class C-1 Partnership Units or Class C-1 Exchange Notes, as the case may be, shall have such voting rights as such holders would have had if the Class C-1 Participation Event had occurred immediately prior to such default.

          Section 13.05.  Further Amendment Restrictions.

          (a) Any amendment to this Agreement (i) with respect to the provisions of Section 3.03, Article V, Article VI, Section 8.01, Section 11.06(e), Section 11.10(g), Section 11.11(g), Section 12.04, Article XIII, Section 15.01(c),
Section 16.01, Section 16.05, Section 17.05, Section 18.09 or the definitions set forth in Article I of Fair Market Value, Majority Vote, Restricted Partner or Transfer Event, (ii) affecting the rights of the holders of Class A-2 Limited Partner Interests to transfer, sell or otherwise dispose of Units of Partner Interest (including, without limitation, rights to participate with others in sales or transfers initiated by others and rights of any transferee of a Unit of Class A-2 Limited Partner Interest to be admitted to the Partnership as a Limited Partner) or create additional requirements in connection with or restrictions on any such transfer or adversely affect any rights of a holder of Units of Class A-2 Limited Partner Interest with respect to transfers by others of Partner Interests, (iii) with respect to the dissolution of the Partnership under Section 12.02(c) of this Agreement, or (iv) affecting the rights or privileges of the Class A-2 Limited Partners without having a corresponding and at least equal adverse effect on the other Class A Limited Partners, shall not be effective if such amendment would significantly and adversely affect the Class A-2 Limited Partners, unless the holders of a majority of the outstanding Units of Class A-2 Limited Partner Interest consent thereto.

          (b) The consent of Barclays shall be required for any amendment to (i) the provisions of the last sentence of Section 11.11(a), (ii) the provisions of
Section 11.13, (iii) the provisions of the last sentence of Section 17.02, (iv) the provisions of the first three sentences of Section 17.09, or (v) the definitions set forth in Article I of Specified Debt or Specified Debt Agreements.

          (c) Without the consent of all the Class C Limited Partners or the holders of all the Class C Exchange Notes, for so long as any Units of Class C Limited Partner Interest or any Class C Exchange Note shall be outstanding, the Partnership shall not enter into any amendment, modification or restatement of or supplement to the Barclays Letter Agreement, the Put and Call Option Agreement or the Indemnification Agreement if the effect thereof would be to (i) reduce, or change the method of deter-mining, the Class C Liquidation Preference or Class C Return, (ii) amend the provisions of Section 6.05(a), (iii) amend the provisions of Section 11.11(a) or
(c), (iv) amend the provisions of this Section 13.05(c), (v) amend the provisions of Article XVI, (vi) amend the provisions of the first three sentences of Section 18.09, in such a manner that it would have a material adverse effect on the Class C Limited Partners, including without limitation their interests in and rights with respect to the Class C Exchange Notes, or
(vii) amend the definitions set forth in Article I of Specified Debt or Specified Debt Agreements.

          (d) Prior to the occurrence of the Class C-1 Participation Event, without the consent of all the Class C-1 Limited Partners or the holders of all the Class C-1 Exchange Notes, for so long as any Units of Class C-1 Limited Partner Interest or any Class C-1 Exchange Note shall be outstanding, the Partnership shall not enter into any amendment, modification or restatement of or supplement to the Barclays Letter Agreement, the Put and Call Option Agreement or the Indemnification Agreement if the effect thereof would be to (i) reduce, or change the method of determining, the Class C-1 Liquidation Preference or Class C-1 Return, (ii) amend the provisions of Section 6.05(f),
(iii) amend the provisions of Section 11.11(a) or (c), (iv) amend the provisions of this Section 13.05(d), (v) amend the provisions of Article XVII, (vi) amend the provisions of the first three sentences of Section 18.09, in such a manner that it would have a material adverse effect on the Class C-1 Limited Partners, including without limitation their interests in and rights with respect to the Class C-1 Exchange Notes, or (vii) amend the definitions set forth in Article I of Specified Debt or Specified Debt Agreements.


                                  ARTICLE XIV

                               POWER OF ATTORNEY

          Subject to the provisions of the second paragraph of this Article XIV, each Partner and each Assignee as provided herein (including any additional or Substituted Limited Partners) hereby irrevocably constitutes, appoints and empowers the Managing General Partner (and any successor by merger, transfer, election or otherwise) and any Liquidator, as the true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices solely in such Partner's capacity as a partner of the Partnership and not in any individual capacity of such Partner (i) all certificates and other

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instruments including, at the option of the Managing General Partner, this
Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the Managing General Partner reasonably deems appropriate or necessary to form and qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property;
(ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of, any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property;
(iii) all instruments that the Managing General Partner (or the Liquidator, as the case may be) reasonably deems appropriate or necessary to reflect any conveyances and other instruments or documents, including a Certificate of Cancellation, that the Managing General Partner (or the Liquidator, as the case may be) reasonably deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof;
(iv) all conveyances and other instruments or documents that the Managing General Partner (or the Liquidator, as the case may be) reasonably deems appropriate or necessary to effectuate or reflect the dissolution, winding up of affairs, liquidation and termination of the Partnership pursuant to the terms of this Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the Managing General Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the assets of the Partnership; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XII; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article XI, and relating to any duly adopted amendment; (viii) any conveyances, instruments, papers or other documents that the Managing General Partner reasonably deems appropriate or necessary to effectuate or reflect the incorporation of the Partnership pursuant to the terms of this Agreement; and
(ix) all other instruments as the attorneys-in-fact or any one of them may reasonably deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms.

          Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XIV to take action as an attorney-in-fact for any Partner, to increase in any way the liability of such Partner beyond the liability expressly set forth in this Agreement or to

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take any action for such Partner that would require such Partner's express approval or consent under the terms of this Agreement or that is not consistent with the terms of this Agreement.

          The appointment by each Partner and each Assignee of the Persons designated in this Article XIV as attorneys-in-fact is a power of attorney coupled with an interest in recognition of the fact that each of said Persons will be relying upon the power to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, Bankruptcy or termination of any Partner or Assignee and it shall extend to such Person's heirs, successors and assigns. Each Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Partner or Assignee shall execute and deliver to the Managing General Partner, within fifteen (15) days after receipt of the Managing General Partner's request therefor, all such further designations, powers of attorney and other instruments as the Managing General Partner reasonably deems necessary to effectuate this Agreement and the purposes of the Partnership, subject to the terms hereof.


                                  ARTICLE XV

                              REGISTRATION RIGHTS

          Section 15.01. Required Registration by Holdings; Partnership Registration.

          (a) Upon the written request of Holdings or the Managing General Partner that the Partnership effect registration of any or all of the Units of Partner Interest owned by the Managing General Partner or the Class A-1 Limited Partners, which request complies with the requirements of this Article XV (a "Holdings Registration Request"), the Partnership will use its best efforts to effect, as promptly as practicable (but in no event later than 120 days after the Partnership receives such request), the registration under the 1933 Act of such Units of Partner Interest that may be included therein pursuant to this
Article XV, all to the extent necessary to permit disposition of such Units of Partner Interest pursuant to a registered public offering. If the Partnership shall receive a Holdings Registration Request or shall determine to effect any regis-

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tration of equity securities under the 1933 Act pursuant to a registration statement on Form S-1 (or its equivalent if such form is not in effect or on an alternative form if such alternative form is then authorized for the sale to the public of the Partnership's securities in an unlimited amount and such form would permit registration of securities for sale by or on behalf of Partners), the Partnership will, at its expense (which shall include, without limitation, all registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and independent accountants for the Partnership, fees and expenses incident to compliance with state securities laws, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and fees and expenses of any special experts retained in connection with the requested registration, but shall exclude fees and disbursements of counsel to any Partner, underwriting discounts and commissions and transfer taxes, if any, properly allocable to securities included in such registration statement by any person other than the Partnership):

               (i) promptly give written notice thereof to each Class A Limited Partner, Class B Limited Partner and Class C-1 Limited Partner, who is an owner of record (for purposes of this Article XV only, a "Holder") of Limited Partner Interests and to the holders of the Class C-1 Participation Option and each Preferred Interest Limited Partner;

               (ii) subject to Section 15.02, include in the registration (in addition to those Units of Partner Interest included by the Partnership, Holdings or the Managing General Partner) such portion of the Partner Interests held by the Holders as shall be specified in a written request or requests received by the Partnership from such Holders within 15 days after the date upon which the Partnership gave the aforementioned notice and, upon receipt of any such written request and in respect of Partner Interests in such request, take the actions specified in clauses (iii) through (xii) below (the Partner Interests as to which registration is so requested, including those as to which Holdings or the Managing General Partner requests registration, if applicable, being referred to herein as "Securities");

               (iii) use its best efforts to effect registration, qualification or compliance under the 1933 Act and under any other applicable federal law and any applicable securities or blue sky laws of such jurisdictions within the United States (such action being

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          herein called a "Filing" or the "Filings") of the Securities as the
          Holders of at least 10% thereof may request and to obtain all such licenses or permits or amendments to such existing licenses and permits as shall be necessary to enable the Partnership to continue the production, distribution and marketing of its products following any public offering of Securities pursuant to such Filings; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to tax or the service of process (other than process in connection with such registration) in any state where it is not subject thereto;

               (iv) furnish to each Holder of Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), the prospectus in the registration statement filed under the 1933 Act (including each preliminary and summary prospectus) in conformity with the requirements of the 1933 Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Securities covered by the registration statement;

               (v) notify each Holder of Securities, at any time when a prospectus relating to the Securities covered by such registration statement is required to be delivered under the 1933 Act, of the Partnership's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any Holder of Securities, prepare and furnish to such Holder any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Securities, such prospectus, as so amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (vi) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be neces-

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

     sary to keep such registration statement effective for such period not to exceed 120 days as any Holder of Securities shall request and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Securities covered by such registration statement during such period;

          (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of twelve months beginning not later than the first day of the Partnership's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

          (viii) use its best efforts to cause all Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by the Partnership are then listed or eligible for listing, if the listing of such Securities is then permitted under the rules of such exchange;

          (ix) provide a transfer agent and registrar for all Securities covered by such registration statement not later than the effective date of such registration statement;

          (x) in connection with any underwritten offering, enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Partnership, provisions regarding the delivery of opinions of counsel for the Partnership and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, at the request of any Holder of Securities that are to be distributed by such underwriter(s), any or all (as requested by such Holder) of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holder);

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

               (xi) upon receipt of such confidentiality agreements as the Partnership may reasonably request, make available for inspection by any Holder of Securities and by any attorney, accountant or other agent retained by any such Holder, all pertinent financial and other records, pertinent partnership or corporate documents and properties of the Partnership and its Subsidiaries, and cause all of the Partnership's and its Subsidiaries' general partners, officers, directors and employees to supply all information reasonably requested by any such Holder, attorney, accountant or agent in connection with such registration statement; and

               (xii) permit any Holder of Securities, any other Partner or any holder of Class C Exchange Notes or Class C-1 Exchange Notes who, in the sole judgment, exercised in good faith, of the Managing General Partner, might be deemed to be a controlling person of the Partnership, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Partnership in writing, that in the judgment of the Managing General Partner, as aforesaid, should be included.

          Except in connection with a registration to be effected pursuant to a Holdings Registration Request, the Partnership may, at its election at any time after giving written notice of its intention to effect a registration of Securities and prior to the effective date of the registration statement filed in connection with such registration, if it shall determine for any reason not to register such Securities, give written notice of such determination to each Holder of Securities and thereupon it shall be relieved of its obligation to register any Securities (but not of its obligation to pay registration expenses).

          (b) Anything to the contrary contained herein notwithstanding, (i) the Partnership shall not be obligated to file a registration statement pursuant to a Holdings Registration Request within a period of six months after the effective date of any other registration statement of the Partnership (other than registration statements on Form S-4 or Form S-8, or any successor or similar forms), (ii) the Partnership may postpone filing a registration statement pursuant to a Holdings Registration Request for a reasonable period (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential, (iii) the Partnership shall not be required to register any Class C-1 Partnership Interest prior

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

to the Class C-1 Participation Event, (iv) the Partnership shall not be required to give notice under Section 15.01(a)(i) to the Class C-1 Limited Partners after the first such notice if such first notice is followed by delivery of the Notice of Election pursuant to Section 17.06(a) prior to the Class C-1 Preference Election Date (and from and after the timely delivery of such Notice of Election, the Class C-1 Limited Partners shall not be "Holders" for purposes of this Article XV and shall have no further rights under Section 15.01(a)), and
(v) each Class A Limited Partner and Class B Limited Partner shall only have rights as a "Holder" under this Article XV with respect to the Class A Limited Partner Interests and Class B Limited Partner Interests, respectively, owned by such Limited Partner, and shall not have any rights whatsoever under this
Article XV with respect to any other Units of Partner Interest owned by such Limited Partner.

          (c) The Partners acknowledge that (i) the Managing General Partner shall be entitled to participate in any registration pursuant to this Article XV on substantially the same terms, and be entitled to substantially the same registration rights, as the Class A-1 Limited Partners and (ii) the Administrative General Partner shall be entitled to participate in any registration pursuant to this Article XV on substantially the same terms, and be entitled to substantially the same registration rights, as the Class B Limited Partners, and the Partners hereby authorize the Managing General Partner to take such action as may be reasonably required, in the judgment of the Managing General Partner, to effectuate the provisions of this Section 15.01(c), including, without limitation, the conversion of Units of General Partner Interest to Units of Limited Partner Interest. The Partners also acknowledge that only the Managing General Partner or Holdings shall have the right to make a Holdings Registration Request, but upon a Holdings Registration Request being made, a Class A-2 Limited Partner shall be entitled to participate in a Holdings Registration Request on the same terms as the Class A-1 Limited Partners.

          (d) Unless otherwise required by applicable securities laws and disclosure requirements, any registration statement or prospectus of the Partnership pursuant to this Article XV shall not disclose the identity of the Class C Limited Partners or the holders of the Class C Exchange Notes. To the extent that, in the reasonable judgment of the Partnership or the Managing General Partner, such disclosure is required, the Class C Limited Partners or the holders of the Class C Exchange Notes shall have the right to review and approve such disclosure with respect to the Class C Limited Partners or the holders of the Class C Exchange Notes, which approval shall not be unreasonably withheld

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

by the Class C Limited Partners or the holders of the Class C Exchange Notes.

          Section 15.02. Limitation on Registration. If the Partnership's offering is underwritten, Holders of Securities shall sell such Securities to or through the underwriter or underwriters of the Securities being registered for the account of the Partnership and/or the Class A Limited Partners or the Managing General Partner upon terms generally comparable to the terms applicable to the Partnership and/or the Class A Limited Partners or the Managing General Partner, and if any lead underwriter reasonably determines that the number of Securities included in the registration statement exceeds the number (the "Saleable Number") that can be sold in an orderly fashion within a price range acceptable to the Partnership, if such registration is being effected at the Partnership's determination, or all of the Securities of the Class A Limited Partners and the Managing General Partner, if such registration is being effected pursuant to a Holdings Registration Request, then the number of Securities that the Partnership and the Holders of Securities will be permitted to include in such registration statement will be allocated as follows: (i) first, all the securities of the Partnership, if such registration is being effected at the Partnership's determination, or all of the Securities of the Class A Limited Partners and the Managing General Partner, if such registration is being effected pursuant to a Holdings Registration Request (provided that if such registration is the initial public offering with respect to securities of the Partnership, then the allocation with respect to the Securities of the Class A Limited Partners and the Managing General Partner shall be governed by clause
(ii) below), and (ii) second, the difference between the Saleable Number and the number, if any, to be included pursuant to clause (i) hereof, allocated among all Holders of Securities pro rata on the basis of the relative number of Securities held by each such Holder not included pursuant to clause (i) hereof. If as a result of the proration provisions of this Section 15.02, any Holder of Securities is not entitled to include all such Securities in such registration, such Holder may elect to withdraw his request to include any Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and a Holder of Securities who has made a Withdrawal Election shall no longer have any right to include any Securities in the registration as to which such Withdrawal Election was made. The number of Securities required to satisfy any underwriters' overallotment option shall be allocated pro rata among the Partnership and all Holders of Securities on the basis of the relative number of Securities otherwise to be included by each of them in the registration.

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

          It is acknowledged that to the extent any of the terms of this Article XV (including without limitation this Section 15.02) are inconsistent with the terms of the Barclays Letter Agreement, the terms of the Barclays Letter Agreement shall, as to the rights and obligations of Barclays, control.

          It is also acknowledged that, subject to the terms of the Barclays Letter Agreement (including without limitation the provisions of Section 2 thereof), Holders of Securities shall be entitled to participate in any registrations requested by Barclays pursuant to the Barclays Letter Agreement, but the provisions of Sections 15.03, 15.04 and 15.05 shall otherwise govern the rights and obligations of the Holders of Securities other than Barclays (the "Non-Barclays Holders") with respect to any such registration. For purposes of determining the allocation of Securities among the Non-Barclays Holders in any registration which is the subject of the Barclays Letter Agreement, the provisions of Section 2 of the Barclays Letter Agreement shall first govern, and the remaining Securities shall be allocated as the Non-Barclays Holders shall reasonably agree to give effect to the provisions of this Section 15.02, provided that any such allocation among the Initial Partners and UBS (or such other UBS Entity which shall then be a Class A-2 Limited Partner) shall be pro rata on the basis of the relative number of Securities held by such Initial Partners and UBS (or such other UBS Entity which shall then be a Class A-2 Limited Partner).

          Section 15.03. Limitations on Sales Before or After Registration. If requested in writing by the Partnership or the lead underwriter, if any, of any offering effected pursuant to this Article XV, the Partnership and each Partner owning of record more than 1% of the Partner Interests then outstanding (including Partner Interests that a Partner has the right to acquire upon exercise of Performance Options or otherwise) agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, of any Partner Interests (other than as part of such underwritten public offering) within 7 days before or 120 days after the effective date of a registration statement filed pursuant to this Article XV.

          Section 15.04.  Cooperation by Holders.

          (a) As a condition to including any Holder's Securities in a registration, the Partnership may require (i) that such Holder furnish to the Partnership such information regarding such Holder and the contemplated distribution of such Holder's Securities as is required to be included in the registration statement, and (ii) that such information be furnished to the Partnership in writing and signed by such Holder and stated to be specifically

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for use in the related registration statement, prospectus, offering circular or other document incident thereto. Except for the foregoing and as otherwise provided by Section 15.05, Holders of Securities shall not be required to make any representations or warranties to or agreements with the Partnership or the underwriters as a condition to the inclusion of such Securities in a registration.

          (b) Each Holder of Securities shall, upon receipt of any notice from the Partnership pursuant to Section 15.01(a)(v), forthwith discontinue disposition of Securities pursuant to the registration statement covering such Securities until such Holder's receipt of copies of the supplemented or amended prospectus contemplated by Section 15.01(a)(v) and, if so directed by the Partnership, such Holder shall deliver to the Partnership (at the Partnership's expense) all copies other than permanent file copies then in such Holder's possession, of the prospectus covering such Securities that was in effect prior to such amendment or supplement. In the event the Partnership shall give any such notice, the period set forth in Section 15.01(a)(vi) shall be extended by the number of days elapsed from and including the date of the giving of such notice pursuant to Section 15.01(a)(v) to and including the date on which each Holder of Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 15.01(a)(v).

          Section 15.05.  Indemnification.

               (a) In the event of the filing of any registration statement under the 1933 Act with respect to the Securities pursuant to this Article XV, the Partnership will indemnify and hold each Holder of Securities participating in such registration and the directors, officers, partners and controlling persons (within the meaning of the 1933 Act ("Controlling Persons")) of each such Holder, the Class C Limited Partners and the holders of the Class C Exchange Notes, the Class C-1 Limited Partners and the holders of the Class C-1 Exchange Notes (each, a "Partner Indemnitee") harmless from and against any losses, claims, damages or liabilities, joint or several, to which each such Partner Indemnitee may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Securities were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material

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fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the failure by the Partnership to file any amendment or supplement thereto that was required to be filed under the 1933 Act, and will reimburse each such Partner Indemnitee for any legal or any other expenses reasonably incurred by such Partner Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable to any Partner Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in such registration statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership through an instrument duly executed by such Partner Indemnitee specifically for use in the preparation thereof or (ii) in any preliminary prospectus or any final prospectus later amended or supplemented if
(A) such Partner Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (B) such delivery was required by the 1933 Act and (C) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Partner Indemnitee and shall survive the transfer of such Securities.

          Each Holder of Securities agrees that if such Holder requests the inclusion of Securities in a registration, such Holder will execute, and the Partnership's obligation to take any action pursuant to Section 15.01(a) hereof is specifically conditioned on the Partnership's receipt of, an undertaking satisfactory to the Partnership to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this
Section 15.05), the Partnership, all other Holders of Securities and any underwriter of such offering, and their respective directors, officers, partners and Controlling Persons (for purposes of this Article XV, each an "Indemnitee"), with respect to any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or

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necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership through an instrument duly executed by such Holder of Securities specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or amendment or supplement; provided, however, that such Holder will not be liable in any such case to any Indemnitee to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or any final prospectus later amended or supplemented if (i) such Indemnitee failed to deliver a copy of the final prospectus or the final prospectus as then amended or supplemented, as the case may be, to the Person asserting such loss, claim, damage or liability at or prior to the written confirmation of such sale, (ii) such delivery was required by the 1933 Act and (iii) the untrue statement or alleged untrue statement or omission or alleged omission in such preliminary prospectus or final prospectus was corrected in the final prospectus or the final prospectus as then amended or supplemented, respectively. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Indemnitee and shall survive the transfer of such Securities.

          As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 15.05, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 15.05, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not

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be liable to the indemnified party under this Section 15.05 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to employ one counsel to represent such indemnified party and its officers, directors, partners and Controlling Persons if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party; and provided, further, that if, in the reasonable judgment of any indemnified party, a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, such indemnified party shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect of such claim or litigation.

          Indemnification similar to that specified in the preceding paragraphs of this Section 15.05 (with appropriate modifications) shall be given by the Partnership and, at the Partnership's request, by each Holder of Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          If the indemnification provided for in this Section 15.05 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in the first two paragraphs of this Section 15.05 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any

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other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in the third paragraph of this Section 15.05 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified with respect to indemnification has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this paragraph, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this paragraph to the contrary, no indemnifying party (other than the Partnership) shall be required pursuant to this paragraph to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

          Section 15.06. Registration Rights upon Incorporation of the Partnership. In the event that the Partnership and its business and assets shall at any time be incorporated, the Partners agree that the Holders shall have substantially the same rights as are set forth in this Article XV (and Barclays shall have substantially the same rights as are set forth in the Put and Call Option Agreement and the Barclays Letter Agreement) with respect to the shares of such corporation and the Partner Indemnitees shall have substantially the same rights as are set forth in Section 15.05 with respect to indemnification in connection therewith, and the Partners agree to execute any and all such documents or agreements as may be reasonably required, in the judgment of the Managing General Partner, to effectuate the provisions of this Article XV and, to the extent applicable, Section 16.02 and Section 17.02 with respect to the shares of such corporation.

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                                  ARTICLE XVI

                       INCORPORATION OF THE PARTNERSHIP;
                     THE CLASS C LIMITED PARTNER INTEREST

          Section 16.01. Incorporation of the Partnership. The Partners recognize that it may be advisable or appropriate to incorporate the Partnership and its business and assets in the future and hereby authorize the Managing General Partner to take such action at such time as, in the Managing General Partner's sole discretion, may be necessary, appropriate, proper or advisable to present to the Limited Partners, for their consideration, any proposal by the Managing General Partner with respect to such incorporation. In formulating such proposal, the Managing General Partner shall consider the tax consequences thereof to the Partners, and shall use reasonable efforts to effectuate the incorporation of the Partnership in a manner that will minimize the amount of taxes payable by the Partnership and the Partners. Subject to the provisions of
Section 13.04, any such proposal in connection therewith will be deemed to have been approved upon the written approval of the Managing General Partner and the Majority Vote of the Partners, as provided in Section 13.02(a) hereof. In the event of an incorporation pursuant to this Section 16.01, each Class C Limited Partner shall receive, in exchange for its Units of Class C Limited Partner Interest, such number of shares of Class C Preferred Stock as would entitle the holder thereof to receive a liquidation preference at the time of such exchange equal to the Class C Liquidation Preference in respect of the Class C Limited Partner Interest of such Partner so exchanged, subject to cash settlement (based on such then liquidation preference) of fractional shares that would otherwise be required to be issued, but shall not be entitled to participate in any other distributions which may be made by such corporation with respect to shares of common stock. In the event of an incorporation pursuant to this Section 16.01, each Partner (other than a Preferred Interest Limited Partner as such, a Class C Limited Partner as such and, prior to the Class C-1 Participation Event, a Class C-1 Limited Partner as such) shall receive, in exchange for its Units of Partner Interest, such shares of common stock as is in accordance with its Percentage Interest at the time of such incorporation, provided that the Limited Partners who are Restricted Partners shall receive shares of common stock in such corporation which shall have such voting rights (in any event not more extensive than those voting rights accorded to the other Limited Partners) which shall, in the sole opinion of a majority in interest of such Restricted Partners, not result in such common stock constituting a "voting security" under Regulation Y of the Board of Governors of the Federal

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Reserve System or otherwise result in the inability of any such Restricted
Partner to own such common stock. In the event of an incorporation pursuant to this Section 16.01 prior to the admission of Barclays as a Class A-2 Limited Partner, Barclays shall receive, in exchange for its rights with respect to the Put/Call Units under the Put and Call Option Agreement, the Barclays Letter Agreement and the Indemnification Agreement, warrants to acquire shares of common stock in such corporation which have the same or substantially the same voting rights as the shares being issued to the Restricted Partners, as is in accordance with its Percentage Interest for the Put/Call Units at the time of such incorporation. In the event of an incorporation pursuant to this Section
16.01 (whether prior or subsequent to the admission of Barclays as a Class A-2 Limited Partner), Barclays shall have the same or substantially the same registration and other rights as are contained in the Barclays Letter Agreement with respect to its warrants or shares of common stock in such corporation. The Partners also acknowledge that, in the event such a proposal is presented or in connection with an incorporation pursuant to Section 3.03(a)(i), to the extent applicable and consistent with a corporate structure, they will negotiate in good faith such arrangements as are reasonably required to reflect substantially the same rights and restrictions that the Partners have pursuant to this Agreement, including without limitation, the provisions of Sections 11.04, 11.05, 11.06, 11.07 and 11.08 hereof. Subject to the provisions of the preceding sentence, the provisions of this Article XVI are in addition to, and not in limitation of, the authority granted to the Managing General Partner pursuant to
Section 3.03 hereof. The Managing General Partner shall give the Class C Limited Partners or the holders of the Class C Exchange Notes (or their Class C Designee pursuant to Section 16.03) not less than 10 days' notice prior to any incorporation of the Partnership and its business and assets and concurrently deliver to such Persons copies of the constituent documents of such corporation, including any certificate of incorporation, certificate of designations, any authorizing resolutions relating to the incorporating of such corporation, the by-laws of such corporation and any other documents of such corporation which are to be filed with the secretary of state or similar officer of the state of its incorporation, it being understood, however, that, without derogating from any other rights such Person may have pursuant to this Agreement, such Person shall have no right to request any changes or modifications in any such documents and all such documents may be executed and filed without the approval of any such Person.

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          Section 16.02.  Exchange or Retirement of the Class C Limited Partner
Interests.

          (a) At the Managing General Partner's option at any time, in its sole discretion, the Managing General Partner may require each of the Class C Limited Partners to exchange its Units of Class C Limited Partner Interest for an exchange note in a principal amount equal to (i) the number of Units then owned by such Class C Limited Partner, times (ii) the then amount of the Class C Liquidation Preference per Unit, such exchange note to be substantially in the form attached hereto as Exhibit D (the " Class C Exchange Note").

          (b) In the event of an incorporation of the Partnership and its business and assets, the Managing General Partner shall have the right in its sole discretion to:

               (i)  cause the exchange referred to in Section 16.02(a); or

               (ii) cause the Class C Limited Partners to exchange all their Units of Class C Limited Partner Interest for such number of shares of preferred stock ("Class C Preferred Stock") (having, in all material respects, substantially the same rights, preferences, privileges, limitations and restrictions as the Class C Limited Partner Interest) of the resulting corporation to which it would be entitled on the basis of the Class C Liquidation Preference of the Class C Limited Partner Interest at such time, such determination to be made by the Managing General Partner in its reasonable discretion, exercised in good faith.

          (c) In the event that (i) there shall have been no exchange of the Units of Class C Limited Partner Interest pursuant to Section 16.02(a) or (b) prior to the ninety-first day after August 31, 2002 or (ii) if earlier, a Transfer Event shall occur, or the closing of a sale of Units of Partner Interest shall occur pursuant to Section 11.07(c), the Partnership shall retire all of such Units on the ninety-first day after August 31, 2002 or on or before the date of such Transfer Event or such closing, as applicable, for an amount equal to the then Class C Liquidation Preference. MLP Sales, for so long as it is a Limited Partner or holder of a Class C Exchange Note, or the Class C Designee (as defined in Section 16.03), on behalf of the Class C Limited Partners or the holders of the Class C Exchange Notes, shall each have the sole and exclusive right, to the extent not otherwise limited by law, to bring an action at law or in equity to enforce the terms of this Section 16.02(c). It is

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acknowledged that the provisions of this Section 16.02(c) shall be subject to the provisions of Section 16.05.

          (d) In the event that any Units of Class C Limited Partner Interest or any Class C Exchange Note shall be outstanding at the time of a registered public offering of the securities of the Partnership or its successor corporation pursuant to the provisions of Article XV and such registration relates to securities owned by the Class A-1 Limited Partners and/or the Managing General Partner, the outstanding Units of Class C Limited Partner Interest or Class C Exchange Notes shall be partially retired or a principal payment shall be made thereon, as applicable, on or prior to the closing date of such registered public offering in the same proportion as the amount of securities sold in such registered public offering by the Class A-1 Limited Partners and the Managing General Partner bears to the total number of securities owned by the Class A-1 Limited Partners and the Managing General Partner immediately prior to such registered public offering.

          Section 16.03. Designation by Class C Limited Partners. Notwithstanding any other provision of this Agreement (including, without limitation, the provisions of Articles XI and XIII and Section 6.05(a)(ii) and
Section 16.04), there shall always be, to the extent permitted by law, one Person (the "Class C Designee", which Person shall initially be MLP Sales) from time to time designated by the holders of all interests in the Class C Limited Partner Interests and the Class C Exchange Notes (collectively, for purposes of this Section 16.03 only, the "Holders") (i) to make all decisions, (ii) to receive all notices and other communications, (iii) to receive and disburse all payments and (iv) otherwise generally to act for and on behalf of the Holders in respect of their interests in the Class C Limited Partner Interests or the Class C Exchange Notes, as applicable (collectively, for purposes of this Section
16.03 only, the "Class C Interests"), including the resolution of all disputes with respect thereto. Each Holder shall, by holding a Class C Interest, automatically have consented to the appointment of the Class C Designee and the Class C Designee's authority as described above, including without limitation, the Partnership's right to treat the Class C Designee as the owner and holder of the Class C Limited Partner Interests or the Class C Exchange Notes for all purposes as contemplated by this Section 16.03. Such authority shall be exercised so that (i) such decisions shall be made within the period required by the relevant documents governing the Class C Interests (and in that connection the Class C Designee may act upon the instructions of the Holders, in such numbers as they may agree, provided that the Class C Designee shall have full authority to act in the absence of

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receipt of timely instructions), (ii) such notices and other communications need not be sent to the Holders (and such notices and other communications shall not be forwarded by the Class C Designee to the Holders unless the Holders have executed confidentiality agreements in the form of Exhibit E hereto), (iii) such payments shall be made directly to the Class C Designee (and in that connection, the Partnership shall have no duty to see that such payments are delivered to and/or properly applied as among the Holders, and any such payment properly made to the Class C Designee shall release and discharge the Partnership of its obligation otherwise to make such payment and/or application to the Holders) and
(iv) such Holders shall not otherwise attempt to exercise authority in lieu of the Class C Designee. Any certificates evidencing Class C Interests shall, if desired by the Partnership, be appropriately legended to reflect the foregoing provisions relating to the Class C Designee. The Class C Designee shall provide the Partnership with evidence of its authority to exercise such authority.

          Section 16.04. Covenants. Without the consent of all the Class C Limited Partners or the holders of all the Class C Exchange Notes, for so long as any Units of Class C Limited Partner Interest or any Class C Exchange Note shall be outstanding, until the earlier of (i) the expiration of the Base Period (as defined in the Asset Purchase Agreement) or (ii) the occurrence of a Transfer Event, and, in the case of paragraph (e) below, at all times until the Earn-Out Payment is made unless following the Determination Date (as defined in the Asset Purchase Agreement) the Earn-Out Payment shall not be payable in accordance with the terms of the Asset Purchase Agreement:

          (a) The Partnership shall not, and shall not permit any Subsidiary to, Transfer any of its assets, other than in the ordinary course of business or to secure the Specified Debt, for aggregate consideration having a value of less than the then fair market value of the assets Transferred.

          (b) The Partnership shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Partnership unless the Partnership or such Subsidiary would have entered into such transaction with a Person not an Affiliate of the Partnership and the terms thereof are at least as favorable to the Partnership or such Subsidiary as those that the Partnership or such Subsidiary would have obtained in a transaction on an arm's-length basis with a Person not an Affiliate of the Partnership, except that the foregoing shall not restrict the ability of the Partnership to (i) adopt and comply with any management bonus plan and/or the Management Option Plan, (ii) reimburse

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the Administrative General Partner and the Managing General Partner (or its
successor) for reasonable out-of-pocket expenses and the Managing General Partner for directors' fees paid to the members of the board of directors of its managing general partner, provided, that, such payments for directors' fees shall not exceed $100,000 annually in the aggregate (subject to reasonable cost of living adjustments based on published sources and not to exceed 5% per annum), or (iii) enter into and comply with any employment agreements with members of the Partnership's management.

          (c) The Partnership and the Subsidiaries collectively shall continue to engage in the business of the same general type as the Business (as defined in the Field Agreement).

          (d) The Partnership shall give MLP Sales notice of a Transfer Event and any Significant Asset Sale (as defined in the Field Agreement) or any Significant Asset Purchase (as defined in the Field Agreement) ("Event") upon the earlier of (i) entering into a binding agreement providing for such Event or
(ii) the giving of notice of such Event to the Limited Partners; provided, that, such notice to MLP Sales shall not in any event be given less than ten (10) days prior to such Event.

          (e) The Partnership shall not, and shall not permit any Subsidiary to, directly or indirectly, make any distribution of cash, securities or other assets in respect of, or purchase or retire, any equity interests in the Partnership (which for purposes of this sentence only shall include the Put/Call Units) or options or warrants to purchase such interests, in each case outstanding on the date of the First Restated Agreement (or equity interests, options or warrants issued in respect of or upon Transfer of equity interests, options or warrants outstanding on the date of the First Restated Agreement, including for these purposes options issuable under the Management Option Plan), except: (a) in connection with the termination of employment of an employee of the Partnership, the repurchase of such employee's equity interest and options under the Management Option Plan, provided that if a Specified Event has occurred with respect to the Class C Limited Partner Interests or the Class C Exchange Notes, the Partnership may only effect such repurchase by delivering to such employees Permitted Securities (as defined in Section 6.05); (b) cash distributions (but only for such periods as the Partnership exists in the form of a partnership) to the holders of equity interests in the Partnership (other than the Class C Limited Partners) in an amount equal to the lower of (A) the product of (i) the

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taxable income of the Partnership for any fiscal year for which the Partnership reports taxable income for Federal income tax purposes determined as if the Partnership were a separately taxable entity and (ii) a percentage equal to the sum of (1) the highest marginal Federal income tax rate applicable to individuals in effect for such year and (2) ten percentage points or (B) the maximum amount of distributions for taxes the Partnership is permitted to make under the Specified Debt Agreements; provided, that, if a Specified Event has occurred with respect to the Class C Limited Partner Interests, the Class C Exchange Notes, the Earn-Out Notes or the Earn-Out Payment, the Partnership may not make the cash distributions described in this clause (b); and (c) distributions by any Subsidiary to the Partnership. For purposes of the preceding sentence, (1) the Partnership shall not be prohibited from delivering
(x) securities issued or issuable to employees pursuant to the Management Option Plan, (y) cash payments in connection with the cash settlement of such securities pursuant to the Management Option Plan, unless a Specified Event has occurred with respect to the Class C Limited Partner Interests or the Class C Exchange Notes or unless the Specified Debt Agreements otherwise prohibit such cash payments, in which case, the Partnership may effect such cash settlement only by delivering to such employees Permitted Securities, or (z) securities issued or issuable pursuant to the exercise of warrants or options issued to the holders of the Specified Debt (or their Affiliates), including without limitation the Put/Call Units, and/or securities contemplated by Section 11.08(f) pursuant to the provisions thereof, and (2) the retirement date of the Class C Limited Partner Interests shall be deemed to be such time specified in
Section 16.02(c), provided that in no such event shall such retirement date be deemed to be later than August 31, 2002.

          (f) The Partnership shall provide to MLP Sales or the Class C Designee, as applicable, (i) as soon as available after the end of the first three quarters of each fiscal year of the Partnership the unaudited quarterly financial statements of the Partnership for such fiscal quarter, (ii) as soon as available after the end of each fiscal year of the Partnership, the audited annual financial statements of the Partnership for such fiscal year and (iii) any notice of an occurrence of an event of default (or of an event that, with notice or lapse of time or both would constitute an event of default) received by the Partnership from its lenders or delivered to such lenders by the Partnership and any amendments to the financing documents among the Partner-

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ship and its lenders. If the Partnership has any consolidated subsidiaries, the financial statements referred to in clauses (i) and (ii) shall be consolidated and consolidating financial statements in any case, such financial statements shall be prepared in accordance with United States generally accepted accounting principles on a consistent basis and shall fairly present the financial condition, results of operation and cash flows of the Partnership for the dates and periods covered thereby, subject, in the case of interim financial statements, to normal year-end adjustments and to the absence of footnotes.

          (g) The Partnership (i) shall not permit any member of its operating management to be employed by Centre Partners L.P. or Holdings, directly or indirectly, other than through employment by the Partnership and (ii) shall require that each member of its operating management devote substantially all of his or her business time to the Business.

          Section 16.05.  Debt Financing Agreements.

          (a) (i) Payment of the Class C Liquidation Preference upon the retirement of the Class C Limited Partner Interests shall not be made at any time at which the provisions of the Specified Debt Agreements prohibit such payment or if such payment would constitute a default thereunder (the "Prohibitions").

               (ii) The holders of the Class C Limited Partner Interests shall not assert, participate in or bring any action, suit or proceeding (including, without limitation, any bankruptcy or insolvency proceedings) either at law or in equity against the Partnership, the Partners or any of their respective properties or assets, for the enforcement, collection or realization of the retirement of the Class C Limited Partner Interests, including without limitation the payment of all or any part of the Class C Liquidation Preference so long as, and solely to the extent to which, the failure to make payment thereof is prohibited by a Prohibition.

          (b) Notwithstanding any other provision of this Agreement, no General Partner nor any partner or shareholder in a General Partner nor any legal representative, heir, estate, successor or assign of any such partner or any officer, director, shareholder or partner in any General Partner, whether disclosed or undisclosed, shall have any personal liability for the retirement of the Class C Limited Partner Interests, including, but not limited to, any payment of the Class C Liquidation Preference. In the event that any Units of the Class C Limited Partner Interest shall not be retired, or the Class C Liquidation

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Preference shall not be paid, in accordance with the provisions of this
Agreement, the Class C Limited Partners shall proceed solely against the properties and assets of the Partnership for such retirement of the Class C Limited Partner Interest or payment of the Class C Liquidation Preference. The Class C Limited Partners shall not seek or claim recourse against any other person or party named above in this Section 16.05(b) or referred to as being exculpated from personal liability for any such retirement or payment.


                                 ARTICLE XVII

                    THE CLASS C-1 LIMITED PARTNER INTEREST

          Section 17.01. Incorporation of the Partnership. In the event of an incorporation pursuant to Section 16.01 prior to the Class C-1 Participation Event, each Class C-1 Limited Partner shall receive, in exchange for its Units of Class C-1 Limited Partner Interest, such number of shares of Class C-1 Preferred Stock as would entitle the holder thereof to receive a liquidation preference at the time of such exchange equal to the Class C-1 Liquidation Preference in respect of the Class C-1 Limited Partner Interest of such Partner so exchanged, subject to cash settlement (based on such then liquidation preference) of fractional shares that would otherwise be required to be issued, but shall not be entitled to participate in any other distributions which may be made by such corporation with respect to shares of common stock, which shares of Class C-1 Preferred Stock shall, unless the Class C-1 Limited Partner shall have given the Notice of Election under 17.06(a), be convertible into the number of shares of common stock equivalent to the Class C-1 Participation Amount upon the occurrence of a Class C-1 Participation Event. The Managing General Partner shall give the Class C-1 Limited Partners or the holders of the Class C-1 Exchange Notes not less than 10 days' notice prior to any incorporation of the Partnership and its business and assets and concurrently deliver to such Persons copies of the constituent documents of such corporation, including any certificate of incorporation, certificate of designations, any authorizing resolutions relating to the incorporating of such corporation, the by-laws of such corporation and any other documents of such corporation which are to be filed with the secretary of state or similar officer of the state of its incorporation, it being understood, however, that, without derogating from any other rights such Person may have pursuant to this Agreement, such Person shall have no right to request any changes or modifications in any such documents and all such documents may be executed and filed without the approval of any such Person.

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          Section 17.02.  Exchange or Retirement of the Class C-1 Limited
Partner Interests.

          (a) At the Managing General Partner's option at any time prior to the Class C-1 Participation Event, in its sole discretion, the Managing General Partner may require each of the Class C-1 Limited Partners to exchange its Units of Class C-1 Limited Partner Interest (or Class C-1 Preferred Stock if the exchange referred to in Section 17.02(b)(ii) hereof shall have occurred prior to such time) for a convertible exchange note in a principal amount equal to (i) the number of Units (or shares of Class C-1 Preferred Stock, as the case may be) then owned by such Class C-1 Limited Partner, times (ii) the then amount of the Class C-1 Liquidation Preference per Unit (or share of Class C-1 Preferred Stock, as the case may be), such exchange note to be substantially in the form attached hereto as Exhibit F (the "Class C-1 Exchange Note") provided that the Partnership shall be obligated to pay, in cash, subject to any right of set-off by the Partnership pursuant to Article X of the Comcast Agreement (1) at the time of the exchange, an amount equal to 40% of the then accrued Class C-1 Return, and (2) on each anniversary of the date of issuance of the Class C-1 Exchange Note, interest accrued on the outstanding principal balance thereof at the rate of 2.8% per annum for the 12-month period then ended. Upon their issuance, the Class C-1 Exchange Notes will have been duly authorized and will be a valid and binding obligation of the Partnership enforceable (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) in accordance with their terms.

          (b) In the event of an incorporation of the Partnership and its business and assets prior to the Class C-1 Participation Event, the Managing General Partner shall have the right in its sole discretion to:

               (i)  cause the exchange referred to in Section 17.02(a); or

               (ii) cause the Class C-1 Limited Partners to exchange all their Units of Class C-1 Limited Partner Interest for such number of shares of convertible preferred stock ("Class C-1 Preferred Stock") (having, in all material respects, substantially the same rights, preferences, privileges, limitations and restrictions as the Class C-1 Limited Partner Interest has prior to the Class C-1 Participation Event and automatically converted into the number of shares of common stock equivalent to the Class C-1 Participation

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

          Amount upon the occurrence of the Class C-1 Participation Event) of the resulting corporation to which it would be entitled on the basis of the Class C-1 Liquidation Preference of the Class C-1 Limited Partner Interest at such time, such determination to be made by the Managing General Partner in its reasonable discretion, exercised in good faith.

          (c)  (i) Prior to the Class C-1 Participation Event, in the event that
(x) there shall have been no exchange of the Units of Class C-1 Limited Partner Interest (or Class C-1 Preferred Stock, as the case may be) pursuant to Section 17.02(a) or (b) prior to the tenth anniversary of the date of this Agreement or
(y) if earlier, a Transfer Event shall occur, or the closing of a sale of Units of Partner Interest shall occur pursuant to Section 11.07(c), the Partnership shall retire all of such Units on the tenth anniversary of the date of this Agreement or on or before the date of such Transfer Event or such closing, as applicable, for an amount equal to the then Class C-1 Liquidation Preference. The Contributing Parties, for so long as they are a Limited Partner or holder of a Class C-1 Exchange Note, shall each have the sole and exclusive right, to the extent not otherwise limited by law, to bring an action at law or in equity to enforce the terms of this Section 17.02(c). It is acknowledged that the provisions of this Section 17.02(c)(i) shall be subject to the provisions of
Section 17.05.

          (ii) Prior to the Partnership giving its first notice to the Class C-1 Limited Partners pursuant to Section 15.01(a)(i) hereof, the Managing General Partner, in its sole discretion, may cause the Partnership to retire all (but not less than all) of the outstanding Units of Class C-1 Limited Partner Interest for an amount equal to the then Class C-1 Liquidation Preference. In addition, after receipt by the Partnership of the Notice of Election, the Managing General Partner, in its sole discretion, may from time to time cause the Partnership to retire all or less than all of the outstanding Units of Class C-1 Limited Partner Interest for an amount equal to the then Class C-1 Liquidation Preference, in the case of retirement of all of such Units, or an amount equal to the then Class C-1 Liquidation Preference per Unit times the number of Units of Class C-1 Limited Partner Interest retired, in the case of retirement of less than all of such Units. Units of Class C-1 Limited Partner Interest may not be retired pursuant to this Section 17.02(c)(ii) from the date the Partnership gives its first notice pursuant to Section 15.01(a)(i) hereof through and including the Class C-1 Preference Election Date (unless the Notice of Election is received by the Partnership during such period). It is

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acknowledged that the provisions of this Section 17.02(c)(ii) shall be subject to the provisions of Section 17.05.

          (iii) In the event that the Partnership retires all of the Units of Class C-1 Limited Partner Interest prior to the Partnership giving its first notice to the Class C-1 Limited Partners pursuant to Section 15.01(a)(i) hereof (other than a retirement pursuant to Section 17.02(c)(i) hereof), the Class C-1 Limited Partners shall, in addition to receiving the then Class C-1 Liquidation Preference, automatically be granted the option (the "Class C-1 Participation Option") to acquire the number of Units of Class C-1 Limited Partner Interest equal to the Class C-1 Participation Amount for an exercise price (the "Option Exercise Price") equal to the amount that the Class C-1 Liquidation Preference would have been at the time of exercise but for the earlier retirement of the Units of Class C-1 Limited Partner Interest pursuant to Section 17.02(c)(ii). The Class C-1 Participation Option shall only be exercisable by Comcast from the date the Partnership gives its first notice pursuant to Section 15.01(a)(i) hereof through and including the Class C-1 Preference Election Date (the "Class C-1 Option Period"). To exercise the Class C-1 Participation Option, Comcast shall deliver to the Partnership an irrevocable written notice of such exercise and, at the time of such notice, pay to the Partnership, by wire transfer or official or certified bank check in immediately available funds, the Option Exercise Price, which notice and payment, to be effective, must be received by the Partnership prior to expiration of the Class C-1 Option Period. The Units of Class C-1 Limited Partner Interest issued upon exercise of the Class C-1 Participation Option shall have the same rights, preferences, privileges, limitations and restrictions as if a Class C-1 Participation Event shall have occurred. The Class C-1 Participation Option shall not be Transferable by the holders thereof except as provided in Section 11.03(j) hereof. Upon the earliest of (i) 12:01 a.m. (New York time) on the date immediately following the Class C-1 Preference Election Date, (ii) the occurrence of a Transfer Event, (iii) the giving of notice by an Initial Partner pursuant to Section 11.07(a) hereof, (iv) the commencement of the liquidation of the Partnership, and (v) the eleventh anniversary of the date hereof, the Class C-1 Participation Option shall, if not theretofore exercised, expire and terminate and be of no further effect.

          (iv) At the time the Class C-1 Participation Option is granted, Comcast and the Partnership shall enter into an option agreement providing for terms effectuating the provisions of Section 17.02(c)(ii) and (iii).

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          Section 17.03.  Designation by Class C-1 Limited Partners.
Notwithstanding any other provision of this Agreement (including, without limitation, the provisions of Articles XI and XIII and Section 17.04), Comcast shall be, to the extent permitted by law, the irrevocable designee (the "Class C-1 Designee") of the holders of all interests in the Class C-1 Limited Partner Interests, the Class C-1 Exchange Notes and the Class C-1 Participation Option (collectively, for purposes of this Section 17.03 only, the "Class C-1 Holders")
(i) to make all decisions, (ii) to receive all notices and other communications,
(iii) to receive and disburse all payments and (iv) otherwise generally to act for and on behalf of the Class C-1 Holders in respect of their interests in the Class C-1 Limited Partner Interests, the Class C-1 Exchange Notes and the holder of the Class C-1 Participation Option, as applicable (collectively, for purposes of this Section 17.03 only, the "Class C-1 Interests"), including the resolution of all disputes with respect thereto. Each Class C-1 Holder shall, by holding a Class C-1 Interest, automatically have consented to the appointment of the Class C-1 Designee and the Class C-1 Designee's authority as described above, including without limitation, the Partnership's right to treat the Class C-1 Designee as the owner and holder of the Class C-1 Limited Partner Interest, the Class C-1 Exchange Notes and the Class C-1 Participation Option for all purposes as contemplated by this Section 17.03. Such authority shall be exercised so that (i) such decisions shall be made within the period required by the relevant documents governing the Class C-1 Interests, (ii) such notices and other communications need not be sent to the Class C-1 Holders, (iii) such payments shall be made directly to the Class C-1 Designee (and in that connection, the Partnership shall have no duty to see that such payments are delivered to and/or properly applied as among the Class C-1 Holders, and any such payment properly made to the Class C-1 Designee shall release and discharge the Partnership of its obligation otherwise to make such payment and/or application to the Class C-1 Holders) and (iv) such Class C-1 Holders shall not otherwise attempt to exercise authority in lieu of the Class C-1 Designee. Any certificates evidencing Class C-1 Interests shall, if desired by the Partnership, be appropriately legended to reflect the foregoing provisions relating to the Class C-1 Designee.

          Section 17.04. Covenants. Prior to the Class C-1 Participation Event, without the consent of all the Class C-1 Limited Partners or the holders of all the Class C-1 Exchange Notes, for so long as any Units of Class C-1 Limited Partner Interest or any Class C-1 Exchange Note shall be outstanding, until the occurrence of a Transfer Event:

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          (a) The Partnership shall not, and shall not permit any Subsidiary to,
     Transfer any of its assets, other than in the ordinary course of business or to secure the Specified Debt, for aggregate consideration having a value of less than the then fair market value of the assets Transferred.

          (b) The Partnership shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Partnership unless the Partnership or such Subsidiary would have entered into such transaction with a Person not an Affiliate of the Partnership and the terms thereof are at least as favorable to the Partnership or such Subsidiary as those that the Partnership or such Subsidiary would have obtained in a transaction on an arm's-length basis with a Person not an Affiliate of the Partnership, except that the foregoing shall not restrict the ability of the Partnership to (i) adopt and comply with any management bonus plan and/or the Management Option Plan, (ii) reimburse the Administrative General Partner and the Managing General Partner (or its successor) for reasonable out-of-pocket expenses and the Managing General Partner for directors' fees paid to the members of the board of directors of its managing general partner, provided, that, such payments for directors' fees shall not exceed $100,000 annually in the aggregate (subject to reasonable cost of living adjustments based on published sources and not to exceed 5% per annum), or (iii) enter into and comply with any employment agreements with members of the Partnership's management.

          (c)  The Partnership and the Subsidiaries collectively   shall
     continue to engage in the business of the same general type as the Business (as defined in the Field Agreement).

          (d) The Partnership shall give the Class C-1 Limited Partners notice of a Transfer Event upon the earlier of (i) entering into a binding agreement providing for such Transfer Event or (ii) the giving of notice of such Transfer Event to the Limited Partners; provided, that, such notice to the Contributing Parties shall not in any event be given less than ten (10) days prior to such Transfer Event.

          (e) The Partnership shall not, and shall not permit any Subsidiary to, directly or indirectly, make any distribution of cash, securities or other assets in respect of, or purchase or retire, any equity interests in the Partnership (which for purposes of this sentence only shall include the Put/Call Units) or options or warrants to purchase such interests, in each case outstanding on the date of the First Restated Agreement (or equity interests, options or warrants

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

     issued in respect of or upon Transfer of equity interests, options or warrants outstanding on the date of the First Restated Agreement, including for these purposes options issuable under the Management Option Plan), except: (a) in connection with the termination of employment of an employee of the Partnership, the repurchase of such employee's equity interest and options under the Management Option Plan, provided that if a Specified C-1 Event shall have occurred with respect to the Class C-1 Limited Partners or the Class C-1 Exchange Notes, the Partnership may only effect such repurchase by delivering to such employees Permitted Securities (as defined in Section 6.05); (b) cash distributions (but only for such periods as the Partnership exists in the form of a partnership) to the holders of equity interests in the Partnership (other than the Class C-1 Limited Partners prior to the Class C-1 Participation Event) in an amount equal to the lower of (A) the product of (i) the taxable income of the Partnership for any fiscal year for which the Partnership reports taxable income for Federal income tax purposes determined as if the Partnership were a separately taxable entity and (ii) a percentage equal to the sum of (1) the highest marginal Federal income tax rate applicable to individuals in effect for such year and (2) ten percentage points or (B) the maximum amount of distributions for taxes the Partnership is permitted to make under the Specified Debt Agreements; provided, that, if a Specified C-1 Event has occurred with respect to the Class C-1 Limited Partner Interests or the Class C-1 Exchange Notes, the Partnership may not make the cash distributions described in this clause (b); and (c) distributions by any Subsidiary to the Partnership. For purposes of the preceding sentence, (1) the Partnership shall not be prohibited from delivering (x) securities issued or issuable to employees pursuant to the Management Option Plan, (y) cash payments in connection with the cash settlement of such securities pursuant to the Management Option Plan, unless a Specified C-1 Event has occurred with respect to the Class C-1 Limited Partner Interests or the Class C-1 Exchange Notes or unless the Specified Debt Agreements otherwise prohibit such cash payments, in which case, the Partnership may effect such cash settlement only by delivering to such employees Permitted Securities, or (z) securities issued or issuable pursuant to the exercise of warrants or options issued to the holders of the Specified Debt (or their Affiliates), including without limitation the Put/Call Units, and/or securities contemplated by Section 11.08(f) pursuant to the provisions thereof, and (2) the retirement date of the Class C-1 Limited Partner Interests shall be deemed to be such time specified in Section 17.02(c), provided that in no such

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

     event shall such retirement date be deemed to be later than the tenth anniversary of the date of this Agreement.

          (f) The Partnership shall provide to the Contributing Parties or the Class C-1 Designee, as applicable, (i) as soon as available after the end of the first three quarters of each fiscal year of the Partnership the unaudited quarterly financial statements of the Partnership for such fiscal quarter, (ii) as soon as available after the end of each fiscal year of the Partnership, the audited annual financial statements of the Partnership for such fiscal year and (iii) any notice of an occurrence of an event of default (or of an event that, with notice or lapse of time or both would constitute an event of default) received by the Partnership from its lenders or delivered to such lenders by the Partnership and any amendments to the financing documents among the Partnership and its lenders. If the Partnership has any consolidated subsidiaries, the financial statements referred to in clauses (i) and (ii) shall be consolidated and consolidating financial statements in any case, such financial statements shall be prepared in accordance with United States generally accepted accounting principles on a consistent basis and shall fairly present the financial condition, results of operation and cash flows of the Partnership for the dates and periods covered thereby, subject, in the case of interim financial statements, to normal year-end adjustments and to the absence of footnotes.

          (g) The Partnership (i) shall not permit any member of its operating management to be employed by Centre Partners L.P. or Holdings, directly or indirectly, other than through employment by the Partnership and (ii) shall require that each member of its operating management devote substantially all of his or her business time to the Business.

          Section 17.05.  Debt Financing Agreements.

          (a)  (i)    Payment of the Class C-1 Liquidation Preference upon the
retirement of the Class C-1 Limited Partner Interests shall not be made at any time at which the provisions of the Specified Debt Agreements or any other agreements governing Indebtedness of the Partnership prohibit such payment or if such payment would constitute a default thereunder (the "Indebtedness Prohibitions"); provided, that regardless of any Indebtedness Prohibitions, payment of the Class C-1 Liquidation Preference upon the retirement of the Class C-1 Limited Partner Interests shall be made in any event no later than the eleventh anniversary of the date of this Agreement.

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

               (ii) The holders of the Class C-1 Limited Partner Interests shall not assert, participate in or bring any action, suit or proceeding (including, without limitation, any bankruptcy or insolvency proceedings) either at law or in equity against the Partnership, the Partners or any of their respective properties or assets, for the enforcement, collection or realization of the retirement of the Class C-1 Limited Partner Interests, including without limitation the payment of all or any part of the Class C-1 Liquidation Preference so long as, and solely to the extent to which, the failure to make payment thereof is prohibited by an Indebtedness Prohibition, and provided that such restriction shall in no event continue later than the eleventh anniversary of the date of this Agreement.

          (b) Notwithstanding any other provision of this Agreement, no General Partner nor any partner or shareholder in a General Partner nor any legal representative, heir, estate, successor or assign of any such partner or any officer, director, shareholder or partner in any General Partner, whether disclosed or undisclosed, shall have any personal liability for the retirement of the Class C-1 Limited Partner Interests, including, but not limited to, any payment of the Class C-1 Liquidation Preference. In the event that any Units of the Class C-1 Limited Partner Interest shall not be retired, or the Class C-1 Liquidation Preference shall not be paid, in accordance with the provisions of this Agreement, the Class C-1 Limited Partners shall proceed solely against the properties and assets of the Partnership for such retirement of the Class C-1 Limited Partner Interest or payment of the Class C-1 Liquidation Preference.
The Class C-1 Limited Partners shall not seek or claim recourse against any other person or party named above in this Section 17.05(b) or referred to as being exculpated from personal liability for any such retirement or payment.

          Section 17.06. Notice of Election; Class C-1 Participation Event; Class C-1 Accrual Event.

          (a) Following receipt of the first notice delivered to the Class C-1 Limited Partners pursuant to Section 15.01(a)(i) and prior to the Class C-1 Preference Election Date, the Class C-1 Limited Partners together shall have the option to deliver a written notice (the "Notice of Election") to the Partnership stating that the Class C-1 Limited Partners desire to retain the Class C-1 Liquidation Preference with respect to all of the Units of Class C-1 Limited Partner Interest. If the Class C-1 Limited Partners deliver the Notice of Election on or prior to the Class C-1 Preference Election Date, the Class C-1 Limited Partners (i) shall not be entitled to additional notices under Section 15.01(a)(i) or any other rights under Article XV, and (ii) shall

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

otherwise be entitled to the rights and benefits, and be subject to the obligations, restrictions and limitations, set forth in this Agreement pertaining to the Class C-1 Limited Partners prior to the Class C-1 Participation Event.

          (b) If the Class C-1 Limited Partners shall not have delivered the Notice of Election prior to the Class C-1 Preference Election Date (i.e., the Class C-1 Participation Event shall have occurred):

                    (i) the number of Class C-1 Limited Partner Units held by the Class C-1 Limited Partners shall be adjusted to be equal in number to the Class C-1 Participation Amount and the Percentage Interest of the Class C-1 Limited Partners and the other Partners, respectively, shall be adjusted as provided in the definition of "Percentage Interest";

                    (ii) the Class C-1 Liquidation Preference shall become zero and shall be eliminated (but this shall not affect the Capital Account balances of the Class C-1 Limited Partners), and the portion thereof consisting of the then accrued Class C-1 Return shall be cancelled, extinguished and forfeited, in each case without any further action by the Partnership or the Class C-1 Limited Partner, and the Partnership shall no longer be required to pay the Class C-1 Liquidation Preference and retire the Class C-1 Limited Partner Interest pursuant to Section 17.02(c); and

                    (iii) the Class C-1 Limited Partner shall otherwise be entitled to the rights and benefits, and be subject to the obligations, restrictions and limitations, set forth in this Agreement pertaining to the Class C-1 Limited Partners after the Class C-1 Participation Event has occurred.

          (c) With respect to the Units of Class C-1 Limited Partner Interest, if a Class C-1 Accrual Event shall occur (but, unless the Partnership reasonably determines that it is otherwise required to do so under applicable tax laws, not prior thereto), then there shall be treated and reported by the Partnership and the Partners (other than the Class C Limited Partner) as a guaranteed payment for the use of capital under Section 707(c) of the Code (and not as an allocation of Net Income or Net Loss), (1) an amount equal to the cumulative Class C-1 Return determined for the Fiscal Years preceding the Fiscal Year in which such event occurs, which amount shall be so treated and reported in the Fiscal Year in which such Class C-1 Accrual Event occurs, and

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

(2) an amount equal to the Class C-1 Return (if any) accruing in the Fiscal Year in which the Class C-1 Accrual Event occurs and each Fiscal Year thereafter, which amount shall be so treated and reported in such Fiscal Years as accrued.
A Class C-1 Accrual Event shall mean the earliest to occur of the following:
(i) the date (not later than the Class C-1 Preference Election Date) on which the Class C-1 Limited Partner gives the Notice of Election to the Partnership under Section 17.06(a) hereof; (ii) the date on which the Class C-1 Liquidation Preference is required to be paid under Section 17.02(c)(i) hereof; (iii) the date on which Units of Class C-1 Partner Interest are retired under Section 17.02(c)(ii) hereof or are retired and exchanged pursuant to Section 17.02(a) hereof, or are liquidated pursuant to Section 12.04(b) hereof; and (iv) the date on which any event not described in the preceding clauses (i) through (iii) occurs that fixes the right of the Class C-1 Limited Partner to receive the Class C-1 Liquidation Preference.


                                 ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

          Section 18.01. Additional Actions and Documents. Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments and to use reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

          Section 18.02. Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by a Limited Partner or Assignee to the Partnership pursuant to this Agreement shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail or (iii) when sent by telecopy, and all notices, demands, requests or other communications which may be or are required to be given, served or sent by the Partnership to any Limited Partner or Assignee pursuant to this Agreement shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail or (iii) when sent by telecopy, addressed to such Partner or Assignee at the address set forth in Schedule I hereto or as otherwise reflected in the books and records of the Partnership from time to time. Each Partner, each

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

Assignee and the Partnership may designate by notice in writing a new address to which any notice, demand or communication may thereafter be so given, served or sent. Each Partner, Assignee or taxpayer with respect to Units or Put/Call Units that is not a "United States person" (within the meaning of Section 7701(a)(30) of the Code) shall be required, at the time it becomes a Partner, Assignee or taxpayer with respect to such Units or Put/Call Units, to designate an address in New York City to which the Partnership shall be entitled to send any notice, demand, request or other communication and any payment to or for the benefit of such Person. Barclays shall be entitled to receive a copy of any notice, demand, request or other communication which may be or is required to be given, served or sent by the Partnership to a Class A-2 Limited Partner with respect to any matter which is the subject of Article XI (other than Section 11.11(g)), or Article XIII or XV of this Agreement, and any such notice, demand, request or other communication shall be given or delivered in the manner set forth in the first sentence of this Section 18.02, provided that Barclays shall have no right to participate in any such matter prior to its admission as a Class A-2 Limited Partner.

          Section 18.03. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

          Section 18.04. Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

          Section 18.05. Waivers. Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder. To the fullest extent permitted under applicable law, the Partners hereby waive any right of partition and any right to take any other action which otherwise might be available to them for the purpose of severing their relationship with the Partnership or their interest in the Partnership's assets from the interests of the other Partners.

          Section 18.06. Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

          Section 18.07. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, devisees, executors, administrators, legal representatives, permitted successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Persons other than the Partners in their capacity as Partners.

          Section 18.08. Consent of Limited Partners. By acceptance of a Limited Partner Interest, each Limited Partner expressly approves and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all the Limited Partners, such action may be so taken and each such Limited Partner shall be bound by the results of such action.

          Section 18.09. Entire Agreement. The Put and Call Option Agreement, the Barclays Letter Agreement and the Indemnification Agreement is each incorporated by reference in, and deemed to be part of, this Agreement. The terms of the Barclays Letter Agreement (as originally in effect) with respect to registration and other rights shall control if any such terms thereof are inconsistent or conflict with the terms of this Agreement. This Agreement, the Put and Call Option Agreement, the Barclays Letter Agreement and the Indemnification Agreement contain the entire agreement among the Partners with respect to the subject matter hereof or thereof, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein, including, without limitation, the Original Agreement. It is acknowledged that the Class C Liquidation Preference is subject to setoff to the extent provided in Article X of the Field Agreement and the "Setoff Procedure" referred to in the Field Agreement, and that the Class C-1 Liquidation Preference and Class C-1 Exchange Notes are subject to set-off to the extent provided in
Article X of the Comcast Agreement. It is also acknowledged that the Specified Debt Agreements place certain limitations and/or restrictions on the exercise of the rights, powers and privileges set forth in this Agreement, and by acceptance of a Partner Interest, each Partner expressly agrees that, notwithstanding any other provision in this Agreement, any right, power, privilege, or provision set forth herein shall be subject to such limitations and/or restrictions set forth in the Specified Debt Agreements and that the payment of obligations hereunder shall not be made at any time at which the provisions of the Specified Debt Agreements prohibit such payment or if such payment would constitute a default thereunder. No Partner (in its capacity as such) shall assert, participate in or bring any action, suit or proceeding (including, without limitation, any bankruptcy or insolvency proceedings) either at law or in equity against the Partnership, any other Partner or any of their respective properties or assets, for the enforcement, collection or realization of any of such obligations.

          Section 18.10. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

          Section 18.11. Headings. Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. All references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specifically stated.

          Section 18.12. Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles thereof relating to conflicts of laws.

          Section 18.13. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than such number of counterparts as contain one signature of, or on behalf of, each of the parties hereto.


                                  ARTICLE XIX

                      PREFERRED LIMITED PARTNER INTERESTS

          Section 19.01. Incorporation of the Partnership. In the event of an incorporation pursuant to Section 16.01, each Preferred Interest Limited Partner shall receive, in exchange for its Units of Preferred Limited Partner Interest, such number of shares of preferred stock ("Class A Preferred Stock") as would entitle the holder thereof to receive a liquidation preference at the time of such exchange equal to the Preferred Interest Liquidation Preference in respect of the Preferred Limited Partner Interest of such Partner so exchanged, subject to cash settlement (based on such then liquidation preference) of fractional shares that would otherwise be required to be issued, but shall not be entitled to participate in any other distributions which may be made by such corporation with respect to shares of common stock. Such shares of Class A Preferred Stock shall have the same rights, or similar rights, to the extent applicable to and consistent with corporate structure (including, without limitation, the right to receive a return equivalent to the Preferential Return, the rights set forth in
Section 19.02 hereof and the conversion rights set forth in Section 19.05 hereof) and be subject to the same restrictions and limitations, or similar restrictions and limitations, to the extent applicable and consistent with corporate structure (including, without limitation, the restrictions and/or limitations set forth in Sections 19.03 and 19.04 hereof), as are accorded the Preferred Limited Partner Interests pursuant to this Agreement.

          Section 19.02. Priority to Distributions. Notwithstanding any other provision of this Agreement, (i) any distribution pursuant to clause (2) of
Section 6.05(a)(i) shall first be applied to pay any then accrued and unpaid Preferential Return (determined by reducing the accrued and unpaid Preferential Return of the Preferred Interest Limited Partners by all amounts distributed to the Preferred Interest Limited Partners pursuant to clause (1) of Section 6.05(a)(i)) before being distributed to the other Partners, and (ii) the Partnership shall not be subject to the provisions of the last sentence of


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

Section 6.05(a)(i) with respect to distributions to the Preferred Interest Limited Partners on account of the accrued and unpaid Preferential Return.

          Section 19.03. Bring Along. (a) If, after complying with the right of first refusal procedures contained in Section 11.04 hereof, a Preferred Interest Limited Partner wishes to Transfer Units of Preferred Limited Partner Interest to any Third Party (other than through a sale in a registered public offering or Transfers permitted by Section 11.01(g), 11.03(e), 11.03(g), 11.03(h), 11.03(i) or 11.04(g) hereof, which Transfers shall not be subject to this Section 19.03), then such Partner must, as a condition to such Transfer, permit each other Preferred Interest Limited Partner (for the purposes of this Section 19.03, individually a "Remaining Preferred Partner" and collectively the "Remaining Preferred Partners") (or cause it or him to be permitted) to sell (to either the prospective purchaser of the selling Partner's Units of Limited Partner Interest, or another financially reputable purchaser reasonably acceptable to such Remaining Preferred Partners) the same proportion of Units of Limited Partner Interest then owned by such Remaining Preferred Partner as the proportion that the number of Units of Preferred Limited Partner Interest (if any) the selling Partner has previously sold and proposes to sell bears to the aggregate number of Units of Preferred Limited Partner Interest acquired by such Partner pursuant to the Subscription Agreement for such Units, on the same terms and at the same price per Unit offered to such selling Partner by the Third Party offeror. In the event that the prospective purchaser of the selling Partner's Units of Preferred Limited Partner Interest and/or such other financially reputable purchaser does not purchase for whatever reason (including without limitation the financially reputable purchaser not being reasonably acceptable as aforesaid) the requisite portion of Units of Preferred Limited Partner Interest owned by the Remaining Preferred Partners pursuant to the preceding sentence, the selling Partner shall not be permitted to Transfer its Units of Preferred Limited Partner Interest to a Third Party. The Partners agree that the Managing General Partner shall have the sole right (in its discretion) to determine whether to admit as Substituted Limited Partners the purchasers of the Units of Preferred Limited Partner Interest being sold by the selling Partner and the Remaining Preferred Partners pursuant to this Section 19.03(a), provided that if there is more than one prospective purchaser pursuant to this Section 19.03(a) at any one time, then if any purchaser is admitted as a Substituted Limited Partner at such time, all the purchasers at such time shall be so admitted as Substituted Limited Partners.



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

          (b) Each Preferred Limited Partner's obligation under this Section
19.03 to afford each of the Remaining Preferred Partners (or to cause each of them to be afforded) the rights referred to herein will be discharged if (i) the Remaining Preferred Partners are given written notice thereof simultaneously with the giving of the Transfer Notice required by Section 11.04, hereof and
(ii) such notice provides that each of the Remaining Preferred Partners may elect to avail itself or himself of such rights by a written reply given on or before the expiration of the 20-day period following the giving of the Transfer Notice addressed to such Person as may be designated in the notice and, if requested in such notice, sent by registered mail, return receipt requested.

          (c) The "bring along" rights contained in this Section 19.03 may be exercised or waived solely at the option of the party entitled thereto and are in addition to the rights of the respective Partners set forth in Section 11.04. The procedures set forth in Section 11.04 shall be satisfied prior to giving effect to the "bring along" provisions of this Section 19.03.

          (d) Anything contained herein to the contrary notwithstanding, the rights of Partners under this Section 19.03 shall not be assignable, except to a transferee of Units of Preferred Limited Partner Interest pursuant to any Transfer otherwise permissible pursuant hereto and except to the extent that Holdings as a Preferred Interest Limited Partner (and its permitted transferees) may transfer its rights under this Section 19.03 to a Partner that is an Affiliate of Holdings.

          (e) Anything contained herein to the contrary notwithstanding, in the event the Managing General Partner approves a transaction pursuant to which a Person will acquire all of the Units of Partner Interest, each of the Preferred Interest Limited Partners agrees to offer to sell all of their Units of Preferred Limited Partner Interest, and to sell all of their Units of Preferred Limited Partner Interest, to such Person, upon the terms and conditions for the transaction approved by the Managing General Partner.

          Section 19.04. Redemption. (a) At any time and from time to time after delivery by the Partnership of its first notice to the Preferred Interest Limited Partners pursuant to Section 15.01(a)(i) hereof, the Partnership shall have the right, but not the obligation, to redeem any or all of the outstanding Units of Preferred Limited Partner Interest at a redemption price per Unit equal to the then Preferred Interest Liquidation Preference per Unit (the "Redemption Price"); provided, however, in the event of a redemption by the Partnership of less than all

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

of the outstanding Preferred Limited Partner Interests, the Partnership shall redeem Units of Preferred Limited Partner Interest on a pro-rata basis.

          (b) In the event of any redemption of Units of Preferred Limited Partner Interest pursuant to Section 19.04(a), the Partnership shall deliver written notice of such redemption (a "Redemption Notice") to the Preferred Interest Limited Partners. Such Redemption Notice shall state (i) the proposed date on which such redemption shall take place (the "Redemption Date"), which date shall be at least 10, but not more than 30, days after the date of the Redemption Notice, (ii) the number of Units of Preferred Limited Partner Interest owned by the addressee of the Redemption Notice which are being redeemed, and (iii) the Redemption Price for such Units being redeemed.

          (c) Except with respect to Units which are the subject of a Conversion Notice received by the Partnership prior to the Redemption Date, the effective date of a redemption, and the date on which the Redemption Price shall be paid by the Partnership, shall be the Redemption Date specified in the Redemption Notice applicable to such Units. Units which are the subject of a Conversion Notice received by the Partnership prior to the Redemption Date shall not be redeemed (and the Redemption Notice applicable to such Units shall be null and void and of no further force and effect as to such Units), but shall be converted pursuant to Section 19.05 hereof; provided, that if the Partnership shall have received a timely Withdrawal Notice with respect to any or all of the Units which are the subject of such Conversion Notice, such Units which are the subject of such Withdrawal Notice shall not be converted (and the Conversion Notice applicable to such Units shall be null and void and of no further force and effect as to such Units), but shall be redeemed pursuant to the Redemption Notice covering such Units, and the effective date of the redemption of such Units, and the date on which the Redemption Price for such Units shall be paid by the Partnership, shall be the later of the next business day following the day on which such Withdrawal Notice is received by the Partnership and the Redemption Date specified in the Redemption Notice.

          (d) From and after the Redemption Date all rights of a Preferred Limited Partner in respect of the redeemed Units shall cease and terminate; provided, however, that if the Partnership fails to pay or tender for payment the Redemption Price for any such Units, such rights shall continue until the payment or tender for payment thereof.

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

          Section 19.05. Conversion. (a) At any time and from time to time, each Preferred Interest Limited Partner shall be entitled, but shall not be obligated, to convert any or all Units of Preferred Limited Partner Interest owned by such Partner into the number of Units of Class B Limited Partner Interest which has a then Fair Market Value equal to the then Preferred Interest Liquidation Preference of the Units of Preferred Limited Partner Interest being converted; provided, however, that no Preferred Interest Limited Partner who is also a Class A-2 Limited Partner shall be entitled to convert his Units of Preferred Limited Partner Interest to the extent that such conversion would cause the aggregate interests of such Person (inclusive of each class of Partner Interest held by such Person) and each other Limited Partner, if any, which is a "related person" (within the meaning of Regulations Section 1.752-2(d)) as to such Person in any item of Partnership income, gain, loss, deduction or credit for that taxable year or any taxable year thereafter during the term of this Agreement to be 10 percent or more; provided, further, however, that the limitation contained in the foregoing proviso shall not apply to a Limited Partner unless such Limited Partner or a "related person" to such Limited Partner is a lender to the Partnership or a participant in an outstanding loan to the Partnership at any time during the taxable year in which the conversion is to occur.

          (b) In the event a Preferred Interest Limited Partner desires to convert Units of Preferred Limited Partner Interest pursuant to Section 19.05(a) hereof, such Preferred Limited Partner shall deliver written notice (a "Conversion Notice") thereof to the Partnership. Such Conversion Notice shall state (i) the number of Units of Preferred Limited Partner Interest to be converted, and (ii) the proposed date of such conversion (the "Conversion Date"), which date shall be at least 5, but not more than 30, days after the date of the Conversion Notice. The Partnership shall, prior to the Conversion Date specified in a Conversion Notice, provide written notice to the Partner who delivered such Conversion Notice, which notice shall state the Fair Market Value of a Unit of Class B Limited Partner Interest as of the applicable Conversion Date and the corresponding number of Class B Conversion Units into which the Preferred Limited Partner Interests specified in the Conversion Notice shall be converted. Such conversion shall be effective as of the close of business on the Conversion Date unless, prior to such time, the Preferred Interest Limited Partner who delivered the Conversion Notice notifies the Partnership in writing (a "Withdrawal Notice") of the withdrawal of such Conversion Notice as to all or a portion of the Preferred Limited Partner Units covered thereby. Upon receipt by the Partnership of a Withdrawal Notice, the Conversion Notice to which such Withdrawal Notice relates shall

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

be null and void and of no further force and effect with respect to the Units covered by such Withdrawal Notice.

          (c) In the case of, and as a condition to, any capital reorganization of, or any reclassification of the equity interests of, the Partnership or in the case of, and as a condition to, the consolidation or merger of the Partnership with or into another partnership or with or into a corporation (other than a merger in which the Partnership is the surviving partnership and which does not result in any reclassification of outstanding equity interests of the Partnership), each Unit of Preferred Limited Partner Interest shall be convertible into the number of units of partnership interest or shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of Units of Class B Limited Partner Interest into which such Unit of Preferred Limited Partner Interest was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this
Section 19.05 with respect to the rights and interests thereafter of the Preferred Interest Limited Partners to the end that the provisions set forth in this Section 19.05 shall thereafter be applicable, as nearly as reasonably may be, in relation to any units of partnership interest or shares of stock or other securities or property thereafter deliverable upon the conversion of Units of Preferred Limited Partner Interest.

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

                                  ARTICLE XX

                                   EXECUTION

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


Attest:                             MLP ACQUISITION, L.P.

                                    By:  Music Holdings Corp.,
                                           General Partner


                                    By:  [Signature Illegible]
                                         ---------------------------
                                         Title: Vice President


Attest:                             MLP ADMINISTRATION CORP. pursuant
                                    to power of attorney executed in
                                    favor of, and granted and delivered to,
                                    the Managing General Partner

                                    By:  MLP Acquisition, L.P.

                                    By:  Music Holdings Corp.,
                                           General Partner


                                    By:  [Signature Illegible]
                                         ---------------------------
                                         Title: Vice President


Attest: MLP HOLDINGS L.P. pursuant to power of attorney executed in favor of, and granted and delivered to, the
                                    Managing General Partner

                                    By:  MLP Acquisition, L.P.

                                    By:  Music Holdings Corp.,
                                           General Partner


                                    By:  [Signature Illegible]
                                         ---------------------------
                                         Title: Vice President

Attest: MLP SALES LIMITED PARTNERSHIP pursuant to power of attorney executed in favor of, and granted and delivered to, the Managing General Partner

                              By:  MLP Acquisition, L.P.

                              By:  Music Holdings Corp.,
                                     General Partner


                              By:  [Signature Illegible]
                                   ---------------------------
                                   Title: Vice President


Attest: COMCAST SOUND COMMUNICATIONS, INC., an Illinois corporation, pursuant to power of attorney executed in favor of, and granted and delivered to, the Managing General Partner

                              By:  MLP Acquisition, L.P.

                              By:  Music Holdings Corp.,
                                     General Partner


                              By:  [Signature Illegible]
                                   ---------------------------
                                   Title: Vice President


Attest:                       COMCAST SOUND COMMUNICATIONS, INC.,
                              a Colorado corporation, pursuant
                              to power of attorney executed in favor
                              of, and granted and delivered to, the
                              Managing General Partner

                              By:  MLP Acquisition, L.P.

                              By:  Music Holdings Corp.,
                                     General Partner


                              By:  [Signature Illegible]
                                   ---------------------------
                                   Title: Vice President

Attest:                       UBS CAPITAL CORPORATION


                              By: /s/ Michael Green
                                  ---------------------------
                              Title:


                              By: /s/ Jeffrey Wald
                                  ---------------------------
                                  Title:


Attest:                       INTERNATIONALE NEDERLANDEN (U.S.)
                              FINANCE CORPORATION


                              By: [Signature Illegible]
                                  ---------------------------
                                  Title: Vice President


Attest:                       The Class B Limited Partners listed in
                              Schedule I hereto pursuant to powers of
                              attorney executed in favor of, and granted and delivered to, the Managing General Partner

                              By:  MLP Acquisition, L.P.

                              By:  Music Holdings Corp.,
                                     General Partner


                              By:  [Signature Illegible]
                                   ---------------------------
                                   Title: Vice President


Attest: JOHN HAWKINS pursuant to power of attorney executed in favor of, and granted and delivered to, the Managing General Partner

                              By:  MLP Acquisition, L.P.

                              By:  Music Holdings Corp.,
                                     General Partner


                              By:  [Signature Illegible]
                                   ---------------------------
                                   Title: Vice President

Attest:                       The Preferred Interest Limited
                              Partners listed in Schedule 1
                              hereto pursuant to power of attorney
                              executed in favor of, and granted and
                              delivered to, the Managing General Partner

                              By:  MLP Acquisition, L.P.

                              By:  Music Holdings Corp.,
                                     General Partner


                              By:  [Signature Illegible]
                                   ---------------------------
                                   Title: Vice President